U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                   FORM F-1/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       INTERNATIONAL FINANCIAL GROUP INC.
             INCORPORATED PURSUANT TO THE LAWS OF THE CAYMAN ISLANDS

               PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NO.

                                   No.: 6199-7


                       INTERNATIONAL FINANCIAL GROUP INC.
                       ----------------------------------
                                P.O. BOX 10098APO
                            GEORGETOWN, GRAND CAYMAN
                               BRITISH WEST INDIES
                               TEL: (345) 946-4170
                                  With copy to:
                                 STEPP LAW GROUP
                           SUITE 460-1301 DOVE STREET
                         NEWPORT BEACH, CALIFORNIA 92660
                     TEL: (949) 660-9700 FAX: (949) 660-9010
                               (AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE UNITS TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the "Securities Act of 1933", as amended, or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.


                         CALCULATION OF REGISTRATION FEE

Title of each
Class of                                     Proposed          Proposed           Amount
Securities                  Amount           maximum           maximum            of
To be                       to be            offering price    aggregate          registration
registered                  registered       per unit          offering price     fee
-----------------------------------------------------------------------------------------
Offering Units:(1)
Ordinary Shares:             5,000,000         $0.10 USD        $   500,000 USD    $  132 USD
Share Warrants               5,000,000         $2.00            $10,000,000 USD    $2,640 USD
Ordinary Shares
Underlying Warrants:         5,000,000
Existing Shares
and Warrants:(2)
Ordinary Shares:            20,000,000         $0.10 USD(3)     $ 2,000,000 USD    $  528 USD
Ordinary Shares
 Underlying Warrants:        4,000,000         $2.00            $ 8,000,000 USD    $2,112 USD
Total Registration Fee:                                                            $5,412 USD

1.   5,000,000 units with each unit  consisting of one ordinary  share,  and one
     (1) share purchase warrant that allows the holder of each warrant to purchase one (1) ordinary share at an exercise price of $2.00 USD, to be exercised not later than December 31, 2002 after which date the warrant will become null and void (herein collectively referred to as "Units"), at an offering price of $0.10 per Unit for gross offering proceeds of $500,000. The offering price of the Units and exercise price of warrants were arbitrarily determined by Management and do not bear any relationship to the assets, results of operations or book value of IFG, or to any other historically-based criteria of value.
2. 20,000,000 ordinary shares and 4,000,000 share purchase warrants to purchase ordinary shares exercisable at $2.00 USD having an expiry date of December 31, 2002, are owned by IFG World Holdings Inc. International Financial Group, Inc. is owned by IFG World Holdings and Sound Refuge Trust. IFG World Holdings is solely owned by IFG World Holdings Trust. Mr. Kevin Mellor is the sole beneficial owner of that trust. After this offering, Mr. Mellor will continue to own approximately 79% of IFG's shares. The 4,000,000 share purchase warrants represent the total issued and outstanding share purchase warrants of International Financial Group, Inc.
3. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) and based on a bona fide estimate of the maximum offering price.

 -----------------------------------------------------------------------------

                             Preliminary Prospectus
                             ----------------------


The information in this prospectus is not complete and may be changed. We may not sell these securities, and the selling securityholder may not sell his ordinary shares, until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                  Subject to completion, dated October 22, 2001
                           25,000,000 Ordinary Shares
                        5,000,000 Share Purchase Warrants
                       International Financial Group, Inc.

International Financial Group, Inc. ("IFG") is registering 20,000,000 of its 20,250,000 ordinary shares presently issued and outstanding and 4,000,000 ordinary shares that can be issued pursuant to warrants outstanding at the date of this prospectus. The 20,000,000 ordinary shares and 4,000,000 share purchase warrants to purchase 4,000,000 ordinary shares exercisable at $2.00 USD having an expiry date of December 31, 2002, are owned by IFG World Holdings Inc. International Financial Group, Inc. is therefore 99% owned by IFG World Holdings and Sound Refuge Trust. IFG World Holdings is solely owned by IFG World Holdings Trust. Mr. Kevin Mellor is the sole beneficial owner of that trust. Mr. Mellor is therefore the beneficial owner of those 20,000,000 ordinary shares and 4,000,000 share purchase warrants held in the name of IFG World Holdings Inc. Mr. Mellor is registering the shares he owns beneficially so that he may offer those shares for resale at the offering price of $0.10 USD. After this offering of IFG's securities, if Mr. Mellor does not resell any of his offered shares, Mr. Mellor will continue to beneficially own approximately 79% of International Financial Group Inc.'s shares. The 4,000,000 share purchase warrants beneficially owned by Mr. Mellor represent the total issued and outstanding share purchase warrants of International Financial Group, Inc. (see risk factor-"Another Company Controls" at page 7). International Financial Group Inc. will not receive any proceeds from the sale of shares by IFG World Holdings Inc. There is no guarantee Mr. Mellor will sell all or any portion of his shares being offered.

We are also offering 5,000,000 units at an offering price of $0.10 USD per unit with each unit consisting of one (1) ordinary share, and one (1) share purchase warrant. The share purchase warrant allows the holder of each warrant to purchase one (1) ordinary share at an exercise price of $2.00 USD, to be exercised not later than December 31, 2002, after which date the warrant will expire. The unit price was arbitrarily set, for gross offering proceeds of $500,000 USD. This is the initial public offering and no public market currently exists for our shares. It is our objective to self-underwrite this offering and our officers and directors will sell these units on a best efforts basis with no additional compensation and therefore any or all the units being registered may be unsold.
                         ------------------------------


                 Investing in the Common Shares Involves Risks,
                    See "Risk Factors" beginning on page 2.
                         ------------------------------

                                             Per Share         Total
                                             ---------         -----
Public Offering Price                        $0.10 USD         $   500,000 USD
Exercise Price (Warrants)                    $2.00 USD         $10,000,000 USD
Offering Expenses                            $0.02 USD         $   100,000 USD
Proceeds to IFG if no Warrants Exercised     $0.08 USD         $   400,000 USD
Proceeds to IFG if all Warrants Exercised    $2.08 USD         $10,400,000 USD

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                         ------------------------------


The date of this prospectus is October 22, 2001.
You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, units, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our ordinary shares.
Until a date, which is 25 days after the date of this prospectus, all dealers that buy, sell or trade our common shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  [LOGO - IFG}

                                Table of Contents

SUMMARY.......................................................................1

THE COMPANY...................................................................1

THE OFFERING..................................................................2

RISK FACTORS..................................................................2

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS...........................12

USE OF PROCEEDS..............................................................13

DETERMINATION OF OFFERING PRICE..............................................14

CAPITALIZATION...............................................................14

DILUTION.....................................................................14
   SELLING SECURITY HOLDERS..................................................15
   PLAN OF DISTRIBUTION......................................................16

DESCRIPTION OF SECURITIES TO BE REGISTERED...................................17

SELECTED CONSOLIDATED FINANCIAL DATA.........................................21

CONSOLIDATED STATEMENTS OF OPERATIONS........................................22

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS...................................................................22
   OVERVIEW..................................................................22

LIQUIDITY AND CAPITAL RESOURCES..............................................24

BUSINESS.....................................................................25
   HISTORY AND BACKGROUND....................................................25
      The Company............................................................25
      The Subsidiaries.......................................................27
         IFG Investment Services.............................................27
         IFG Trust Services..................................................28
         IFG Corporate Services..............................................28
         IFG Management Services.............................................29
         IFG Systems.........................................................30
      The Proposed Subsidiaries..............................................31
         IFG Bank............................................................31
         IFG Insurance.......................................................32



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October 22, 2001                Table of Contents                         Page i

                                  [LOGO - IFG]


CORPORATE CHART..............................................................34

   ASSOCIATED COMPANIES AND TRUSTS...........................................34
      IFG World Holdings Trust...............................................35
      IFG World Holdings Inc.................................................35
   INDUSTRY BACKGROUND.......................................................35
      Growth of the Internet and Online Commerce.............................35
      Market Opportunity.....................................................36
      Marketing Strategy.....................................................37
REVENUES.....................................................................38
BUSINESS STRATEGY............................................................38
      Main Objectives........................................................38
         Full and Discount Products and Services.............................39
         Confidential and Secure Environment.................................39
         Cost Effective and Convenient Service...............................40
         Prompt, Reliable, Efficient and Professional Service................40
         Reliability Through Redundancy......................................41
   REPUTATION................................................................41
   COMPETITION...............................................................41

GOVERNMENT REGULATION........................................................42

   THE COMPANY...............................................................42
      IFG Bank...............................................................42
      IFG Investment Services................................................43
      IFG Insurance..........................................................43
      IFG Trust Services.....................................................43
      IFG Corporate Services.................................................43
   FACILITIES, EQUIPMENT AND SYSTEMS.........................................44
      Offices................................................................44
      Computer Hardware......................................................44
      Computer Software......................................................44
      Security...............................................................44

MANAGEMENT...................................................................45

   KEY PERSONNEL QUALIFICATIONS..............................................45
      Independent Development and Support Contracts..........................47
      Director and Officers Compensation.....................................47
      Employment and Consulting Contracts....................................48

PRINCIPAL SHAREHOLDERS.......................................................48

RELATED PARTY TRANSACTIONS...................................................49

DESCRIPTION OF SHARE CAPITAL.................................................50

SHARE PURCHASE WARRANTS......................................................51



--------------------------------------------------------------------------------
October 22, 2001                Table of Contents                        Page ii

                                  [LOGO - IFG]

CERTAIN PROVISIONS OF THE ARTICLES OF ASSOCIATION............................51

LOCK UP AGREEMENT............................................................52

PLACEMENT....................................................................52

TRANSFER AGENT AND REGISTRAR.................................................52

SHARES ELIGIBLE FOR FUTURE SALE..............................................53

U.S. RESALE RESTRICTIONS.....................................................53

AUDITORS.....................................................................54

MATERIAL AGREEMENTS AND DOCUMENTS............................................54

ADDITIONAL INFORMATION.......................................................54

TAXATION IN THE CAYMAN ISLANDS...............................................54

TAXATION IN THE UNITED STATES OF AMERICA.....................................54

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS..............................55

PERSONAL HOLDING COMPANIES...................................................56

FOREIGN PERSONAL HOLDING COMPANIES...........................................56

PASSIVE FOREIGN INVESTMENT COMPANIES.........................................56

CONTROLLED FOREIGN CORPORATION...............................................57

LEGAL MATTERS................................................................57

EXPERTS......................................................................58

WHERE YOU CAN FIND MORE INFORMATION..........................................58
   THE COMPANY'S LOCATIONS...................................................58

REPRESENTATIONS..............................................................59

SCHEDULE "A" - Financial Statements..........................................59

SCHEDULE "B" - SUBSCRIPTION DOCUMENTS........................................74

SECTION A - HOW TO SUBSCRIBE.................................................77

SECTION B - SUBSCRIPTION AGREEMENT...........................................79

SCHEDULE "C" - WARRANT AGREEMENT.............................................82



--------------------------------------------------------------------------------
October 22, 2001                Table of Contents                       Page iii

                                  [LOGO - IFG]

SCHEDULE "D" - LOCK-UP AGREEMENT.............................................88

SCHEDULE "E" - MEMORANDUM AND ARTICLES OF ASSOCIATION........................93


















--------------------------------------------------------------------------------
October 22, 2001                Table of Contents                        Page iv

                                  [LOGO - IFG]
SUMMARY

You should read the following summary together with the more detailed information about International Financial Group, Inc. and the common shares being sold in this offering, including our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

THE COMPANY

International Financial Group Inc., and its subsidiaries discussed herein is a development stage company that provides offshore financial services to the business-to-consumer and business-to-business markets. We utilize traditional delivery channels including in-person consultation, telephone and facsimile, and the Internet to deliver our products and services. We commenced full service offshore investment, trust and corporate services activities in February 2001, and during the same month, also launched the websites www.ifg.com, www.apiip.com and www.ifgtrust.com to provide ----------- ------------- ----------------
Internet-based discount offshore investment, trust and incorporation services. It is our objective to provide to our clients an efficient, professional and confidential environment in which to conduct their financial affairs, with a focus on asset protection. It is also our objective to satisfy all financial services and money laundering regulations in each jurisdiction that we operate within.

To accomplish these goals, we hope to establish ourselves as a comprehensive provider of full service and discount offshore financial products and services through wholly-owned subsidiaries currently incorporated in over 30 offshore jurisdictions. Customer convenience and operating efficiency, along with offering "bundled" financial services, are two key components of our strategy. During the remaining part of 2001 and 2002, we intend to conduct research and development of our proposed full service and discount offshore banking and insurance to facilitate our future expansion in these service areas. This research and development will be contingent upon the success of this offering. By offering these services from multiple jurisdictions, we hope our clients will be able to develop a financial plan utilizing multiple layers of confidentiality while also offering the client the ability to utilize the best available jurisdiction for each distinctive part of their offshore financial strategy. As we expand our products and services offered, we will continue to utilize both full service traditional and discount Internet-based delivery channels.

We have established our investment services subsidiary, IFG Investment Services, Inc., in the Cayman Islands and intend to make an application to the Cayman Islands Monetary Authority for a Trade and Business License for the Cayman subsidiary. International Financial Group Inc. has received its Internet-based offshore financial services license to operate in the Cayman Islands, which includes brokerage services. It is also our intention to establish an investment services subsidiary in the Isle of Man. We have established our trust services subsidiary, IFG Trust Services, Inc., head office in St. Kitts and Nevis, West Indies and we have received our license to conduct trust activities. IFG Trust Services, Inc. owns IFG Investments Services, Inc. a Nevis subsidiary that facilitates brokerage services for our clients. In February 2001, we established an offshore trust services subsidiary in The Isle of Man. We also have applied for Trust licenses in Anguilla and St. Lucia of the British West Indies. We have established our corporate services, IFG Corporate Services, Inc., holding company in the Cayman Islands and are intending to apply to the Cayman Islands Monetary Authority for a Trade and Business License. We have established corporate services subsidiaries in Antigua, Barbados, Costa Rica, Panama, Hong Kong, Isle of Man, Labaun and Marshall Islands. Further we intend to apply for licenses to carry on corporate services activities in these jurisdictions where applicable. We have also established a technology, IFG Systems, Inc., subsidiary in the Cayman Islands for the purpose of managing all systems and technology developed by, and for, IFG.

In February 2001, we made applications for offshore bank licenses, IFG Bank, Inc., in Belize and St. Vincent and the Grenadines. In 2002, we intend to establish insurance services subsidiaries, IFG Insurance, Inc., in Bermuda and the Cayman Islands. The launch of these subsidiaries and the services they may provide will be contingent upon the success of this offering to finance the research and development that is necessary to develop the systems necessary to operate banking and insurance systems and subsidiaries.

We selected these offshore jurisdictions because we believe they are credible jurisdictions within which to conduct business as they embrace asset protection, wealth enhancement, wealth preservation and freedom of succession. The basis of our belief is that the aforementioned countries' have stable political systems, have modern telecommunications systems, government infrastructure such as financial services departments formed to facilitate businesses such as ours and


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                     Page 1

                                  [LOGO - IFG]

have enacted legislation to support trusts and corporations and secrecy of client disclosure. From this corporate structure, we intend to continue our expansion by establishing trust and corporate services subsidiaries in up to 20 offshore jurisdictions worldwide by the end of year 2001.



THE OFFERING


The company is offering 5,000,000 Units for sale at $0.10 USD per Unit. The Units consist of 5,000,000 ordinary shares and 5,000,000 warrants to purchase an additional 5,000,000 ordinary shares at an exercise price of $2.00 USD to be exercised not later than December 31, 2002.

Mr. Mellor is offering 20,000,000 ordinary shares which he beneficially owns for resale at $0.10 USD per share.

Immediately after the offering, there will be 25,250,000 ordinary shares issued and outstanding. If all warrants, both outstanding and new, are exercised, there will be 34,250,000 ordinary shares outstanding.


Units Offered             5,000,000 Units

Common shares to be
Outstanding after the
Offering                 25,250,000

Use  of Proceeds

Use of Proceeds                     Minimum Proceeds - Sale of Units     Maximum Proceeds - Sale of Units
---------------                     --------------------------------     plus exercised Warrants
                                                                         --------------------------------
Cost of Offering                    $100,000                             $   100,000
Salaries and Employee Benefits      $ 75,000                             $ 3,075,000
Expand Corporate offices - Nevis    $ 25,000                             $    25,000
Reseach, testing, development,      $300,000                             $ 7,300,000
maintenance of software (1)

Total                               $500,000                             $10,500,000



(1) Research, evaluation, testing, development, operation and maintenance of software, for the various subsidiaries of IFG, and the establishment, operation, enhancement and maintenance of various websites required by IFG to provide its services, or other contingent expenditures deemed necessary by IFG.
(2) If all of Mr. Mellor's  offered shares are sold at the offering  price,  Mr.
Mellor will receive  $2,000,000 USD. These funds will not go to the company.  If
Mr. Mellor exercises all of the 4,000,000 outstanding warrants which he holds, the company will receive an additional $8,000,000 USD from Mr. Mellor, and Mr.
Mellor will receive 4,000,000 ordinary shares. Mr. Mellor does not currently have funds available to exercise his 4,000,000 outstanding warrants, and, even if such funds were available, Mr. Mellor does not intend to exercise all or any portion of his warrants until and unless the market value of the ordinary shares meets or exceeds the $2.00 USD exercise price.


Proposed OTCBB Symbol:   IFGPF


RISK FACTORS

Investing in IFG's units will subject you to risks inherent in our business. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in our units. If any of the risks described below occurs, our business, results of operations and financial condition could be adversely affected. In such cases, the price of our ordinary shares could decline, and you may lose part or all of your investment.


BECAUSE  WE  ARE  A  DEVELOPMENT   STAGE  COMPANY,   WE  CANNOT   GUARANTEE  OUR
PROFITABILITY.


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October 22, 2001               Registration Statement                     Page 2

                                  [LOGO - IFG]

IFG has a limited operating history. From the date of our incorporation on July 14th, 1997, until February 1st, 2001, we were a development-stage company that had no revenues. Our operating activities during this period consisted primarily of conducting research and developing our products and services to be provided to clients desiring offshore financial products and services. Effective February 1, 2001, IFG Trust Services, Inc. and IFG Investments Services, Inc. commenced business and have derived revenue from the businesses; however, we remain a development-stage company. Our prospects are subject to the risks and expenses encountered by development stage companies, companies entering the traditional financial products and services market, and companies planning to move into the Internet financial products and services market. Our limited operating history and the uncertain nature of the markets addressed by us make it difficult or impossible to predict future results of our operations. We cannot assure our investors that we will establish a clientele that will make us profitable, which might result in the loss of some or all of your investment in IFG.


BECAUSE IFG AND ITS OFFICERS AND DIRECTORS ARE LOCATED IN NON-U.S. JURISDICTIONS, INVESTORS MAY HAVE NO EFFECTIVE RECOURSE AGAINST IFG OR ITS MANAGEMENT FOR MISCONDUCT AND YOU MAY NOT BE ABLE TO ENFORCE JUDGMENTS AND CIVIL LIABILITIES AGAINST IFG AND ITS OFFICERS, DIRECTORS, EXPERTS AND AGENTS.

International Financial Group Inc. has been incorporated under the laws of the Cayman Islands, and our executive offices are located in the Federation of St. Kitts and Nevis. Many of our directors, controlling persons and officers, and representatives of the experts named in this prospectus, are residents of the Federation of St. Kitts and Nevis, Cayman Islands, Canada, Bermuda and Barbados, and a substantial portion of their assets and all of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon the directors, controlling persons, officers and representatives of experts who are not residents of the United States or to enforce against them judgments of courts of the United States based upon civil liability under the federal securities laws of the United States. There is doubt as to the enforceability in Cayman Islands against us or against any of our directors, controlling persons, officers or experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of United States courts and of liabilities based solely upon the federal securities laws of the United States.


BECAUSE THE REGULATORY AND TECHNOLOGICAL ENVIRONMENT AFFECTING INTERNET OFFSHORE FINANCIAL SERVICES IS RAPIDLY CHANGING, IF WE CANNOT COMPLY WITH CHANGING INDUSTRY REGULATIONS, OR ADOPT ADVANCES IN TECHNOLOGY, WE MAY BE UNABLE TO COMPETE EFFECTIVELY.

The offshore financial services industry is characterized by rapid technological change, changes in customer requirements, new service and product introductions and enhancements, evolving industry standards and regulation from state, federal and foreign governments. At present the G7 countries, the United Nations and the Organization for Economic Cooperation and Development are lobbying for new legislation and regulation that would require the disclosure of information regarding participants in the offshore finance industry, with an eye toward preventing tax evasion and money laundering. In this regard, the Cayman Islands, has recently introduced legislation to criminalize failure to disclose to the Cayman authorities knowledge or suspicion of money laundering.

If the Cayman Islands discontinued their policy of providing privacy in financial dealings, and our customers lost confidence in our ability to protect their confidential financial information, we might lose much of our business, and investors might lose some or all of their investment in IFG.

Changing government regulations go hand-in-hand with changing technology, including encryption technology that is routinely used on the Internet to protect confidential financial information and transactions. Because encryption and related technology is constantly advancing, we will be required to spend considerable assets keeping current with evolving industry standards. If we are unable to do so, we will probably lose our customers to competitors who keep current with technological advances, which might result in the loss of some or all of your investment in IFG.


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                     Page 3

                                  [LOGO - IFG]


IF WE ARE NOT ABLE TO OBTAIN FUTURE FINANCING WHEN REQUIRED, WE MIGHT BE FORCED TO DISCONTINUE OUR BUSINESS.

We will need to raise additional funds in order to complete our infrastructure, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or respond to unanticipated requirements. There can be no assurance that additional financing will be available when needed on terms favorable to us. There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct business, which might result in the loss of some or all of your investment in IFG.


BECAUSE A SUBSTANTIAL PORTION OF OUR REVENUES IS DERIVED FROM OUR SECURITIES BUSINESS, WE ARE PARTICULARLY VULNERABLE TO CHANGES IN MARKET CONDITIONS BEYOND OUR CONTROL.

A substantial portion of our revenues are expected to be derived from execution of securities brokerage transactions through our securities subsidiaries. The securities brokerage business is subject to fluctuations and is directly affected by global economic conditions, broad trends in business and finance and fluctuations in volume and price levels of securities transactions, all of which are beyond our control. Reduced trading volume generally results in reduced transaction revenues and decreased profitability. Severe market fluctuations in the future could have a material adverse affect on our business, financial condition and operating results. The securities business is also subject to various other risks, including customer default and employee misconduct, errors and omissions. We may be responsible for any such losses that may occur as a result of these risks. The securities industry has undergone many fundamental changes during the last two decades, including regulation and deregulation in many countries, as well as consolidation. There can be no assurance that future changes will not have a material adverse affect on our business, financial condition and operating results. In addition, commissions charged to customers for brokerage services have steadily decreased, and we expect such decreases to continue. There can be no assurance that such decreases will not have a material adverse affect on our business, financial condition and operating results and, therefore, the prospect of a return of capital invested in the Company.


BECAUSE A SUBSTANTIAL PORTION OF OUR REVENUES IS TO BE DERIVED FROM OUR PROPOSED BANKING BUSINESS, WE MAY NOT BE PROFITABLE DUE TO CHANGES IN INTEREST RATES AND OTHER GLOBAL ECONOMIC FACTORS BEYOND OUR CONTROL.

The banking business is directly affected by global economic conditions, broad trends in business and finance and government regulation, all of which are beyond our control. Government regulation in the future and initiatives by the G7 nations, the Organization for Economic Cooperation and Development and the United Nations regarding offshore banking could materially affect our proposed banking operations. The banking business is also subject to various other risks, including customer default on loans, monetary control by the offshore banking jurisdictions central banks, employee misconduct, errors and omissions. We may be responsible for any such losses that may occur as a result of these risks. There can be no assurance that we will be able to establish and maintain correspondent relationships with other banks, and this may have an adverse affect on our ability to conduct our proposed business affairs. There can be no assurance that these risks, if materialized, will not have a material adverse affect on our business, financial condition and operating results and, therefore, the prospect of a return of capital invested in IFG.


THE POTENTIAL EFFECTS OF CHANGES IN INTEREST RATES WILL AFFECT THE ABILITY OF OUR PROPOSED BANKING BUSINESS TO EARN SUBSTANTIAL PROFIT.

The operations of IFG and in particular its proposed banking subsidiary may be substantially dependent on its net interest income, which is the difference between the interest income earned on its interest-earning assets and the interest expense paid on its interest-bearing liabilities. Like most depository institutions, our earnings may be affected by changes in interest rates and other economic factors beyond our control. If an institution's interest-earning assets have longer effective maturities than its interest-bearing liabilities, the yield on the institution's interest-earning assets generally will adjust



--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                     Page 4

                                  [LOGO - IFG]
more slowly than the cost of its interest-bearing liabilities and, as a result, the institution's net interest income generally would be adversely affected by material and prolonged increases in interest rates and positively affected by comparable declines in interest rates. In recent years, the assets of many financial institutions have been negatively "gapped" - which means that the dollar amount of interest-bearing liabilities which re-price within specific time periods, either through maturity or rate adjustment, exceeds the dollar amount of interest-earning assets which re-price within such time periods. As a result, the net interest income of these institutions, including our Company, would be expected to be negatively impacted by an increase in interest rates.

In addition to affecting interest income and expense, changes in interest rates also can affect the value of our interest-earning assets, which may be comprised of fixed and adjustable-rate instruments, and the ability to realize gains from the sale of such assets. Generally, the value of fixed-rate instruments fluctuates inversely with changes in interest rates.


OUR PROPOSED INSURANCE BUSINESS MAY NOT BE PROFITABLE DUE TO FACTORS BEYOND OUR CONTROL, WHICH MIGHT CAUSE INVESTORS TO LOSE THEIR INVESTMENTS.

The insurance business is directly affected by global economic conditions, broad trends in business and finance and government regulation, all of which are beyond our control. In addition, we may not be able to control the risk that our portfolio of life insurance policies will not satisfy the life expectancy tables established for individuals we have issued policies to. We will also be subject to the risk that our investments from monies received pursuant to insurance premiums and insurance products will not be profitable and, therefore, not capable of re-paying insurance benefits or returns on our insurance policies and products. There can be no assurance that these risks, if materialized, will not have a material adverse affect on our business, financial condition and operating results and, therefore, the prospect of a return of capital invested in IFG.


BECAUSE OUR BUSINESS DEPENDS ON NEW AND EVOLVING MARKETS AND PRODUCTS, AN INVESTMENT IN OUR COMPANY IS HIGHLY SPECULATIVE.

It is anticipated that, in the years that follow completion of our full-service website, a large portion of our future business may be conducted over the Internet. The market for electronic financial products and services offered over the Internet is at an early stage of development and is continually evolving. As is typical for new and rapidly evolving industries, demand and market acceptance for recently introduced services and products are subject to a high level of uncertainty. Our current and proposed products and services to be offered through the Internet involve an alternative approach and, as a result, some limited marketing and sales efforts may be necessary to educate prospective users regarding the uses and benefits of our products and services. Consumers, who already obtain their financial services from more traditional providers such as banks, brokerage firms, lawyers, trust companies, insurance brokers etc., may be reluctant or slow to change to utilizing our current and proposed products and services over the Internet.

The future of our success will depend, in part, on our ability to attract offshore financial services clients, to develop and use leading technologies, respond to technological advances, enhance our existing products and services and develop new products and services on a timely and cost-effective basis. There can be no assurance that the market for our offshore financial services will develop or, if it does develop, will continue to grow, or that we will be successful in effectively developing or using new technologies, responding to technological advances or developing, introducing or marketing new products and services to establish, maintain or enhance our client base.

Acceptance of our products and services will depend upon the broader adoption of the Internet by consumers as a medium for commerce and communication. Use of the Internet depends on the continued development of the necessary infrastructure and complementary services and products, such as high-speed modems and high-speed communication lines. As the number of users and amount of traffic on the Internet continues to increase, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it. In addition, delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or increased governmental restrictions could impede further use of the Internet. Moreover, consumer concerns about the Internet (including security, reliability, cost, ease of use, accessibility and quality of service) remain unresolved and may negatively affect the growth of Internet use. As a result, there can be no assurance that the number of future transactions generated through us will be enough to maintain IFG.


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                     Page 5

                                  [LOGO - IFG]


BECAUSE WE FACE INTENSE COMPETITION, AN INVESTMENT IN OUR COMPANY IS HIGHLY SPECULATIVE.

We will compete with other financial service providers in the offshore industry. Those competitors currently include brokerage firms, trust companies, corporate and management service providers and in the future are intended to include banks, insurance companies, and other business entities that provide offshore financial products and services. We expect such competition to continue and intensify in the future. Further, other financial service providers may be established in offshore jurisdictions with the same business strategy as us and may attempt to compete directly with us for the same customers. We expect many of our competitors to have significantly greater financial, technical, marketing and other resources than us. Our current competitors include, but are not limited to, Merrill Lynch, First Nevisian, SEGOES, Freedom Trade, Trident Trust, Royal Bank of Scotland, Fiduciary Trust, HWR Services, Caribbean Management, the Sovereign Group, and OCRA.

Competitors of IFG's proposed business operations  include,  but are not limited
to,    Barclays,     UBS,    Cayman    National    Bank,     www.fsharpbank.com,
www.bayshorebank.com, Prudential Insurance, London Life, and Lloyds of London.

These potential competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements than IFG and may be able to undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than IFG. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their services and products. We cannot guarantee that new competitors or alliances among competitors will not emerge, and these competitors may acquire a significant market share of the offshore financial industry.

There can be no assurance that we will be able to compete effectively with current or future competitors or that the competitive pressures faced by us will not have a material adverse affect on our business, financial condition and operating results and, therefore, the prospect of an investor return of capital invested in IFG.


BECAUSE WE DEPEND ON OUR COMPUTER SYSTEMS FOR ALL OF OUR OPERATIONS, ANY SYSTEM FAILURE WOULD DAMAGE OUR BUSINESS AND A PROLONGED FAILURE COULD FORCE US OUT OF BUSINESS.

Our success is dependent on the integrity and reliability of our computer systems (hardware and software) and electronic systems supporting our operations, websites and Internet applications. Extraordinary volumes of activity could cause our computer systems and Internet applications to operate at an unacceptably low speed or even fail. Any significant degradation or failure of the computer systems or any other systems (including third party providers integrated with our computer and Internet system) could cause users of our system to suffer delays in carrying out their business activities. Such delays could cause substantial losses for users of our system and could subject us to claims from users for losses, including litigation claiming fraud or negligence. There can be no assurance that our computer systems and Internet applications will not fail for a variety of reasons, including, but not limited to, an act of God, natural disaster, fire, power or telecommunications failure, war, political instability or failure by a third-party software or hardware provider. Any computer systems failure that causes interruptions in our operations and delivery of service could have a material adverse affect on our business, financial condition and operating results and, therefore, the prospect of an investor's return of capital invested in IFG.


IF OUR SECURITY SYSTEMS ARE BREACHED, OR OUR SYSTEMS ARE SABOTAGED, WE WOULD LOSE BUSINESS AND INVESTORS COULD LOSE THEIR INVESTMENT.

We rely on encryption and other online security technology, necessary to effect secure transmission of confidential information over the Internet by users of our computer systems and Internet systems. There can be no assurance that advances in computer capabilities; new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of our security technologies. Any such compromise of the security available through our system could have a material adverse affect on our business, financial condition



--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                     Page 6

                                  [LOGO - IFG]

and operating results and, therefore, the prospect of an investor's return of capital invested in IFG. We cannot assess the risk that our own Internet-based applications will not be sabotaged by computer hackers.


BECAUSE WE DEPEND ON A SMALL GROUP OF QUALIFIED PEOPLE, IF WE CANNOT HIRE AND RETAIN QUALIFIED PERSONNEL, WE MIGHT BE FORCED TO DISCONTINUE OUR OPERATIONS.

Our business is dependent upon a small number of directors, executive officers and key personnel. We do not maintain any life insurance policies on any of our directors, executives, or key personnel for the benefit of IFG. The loss of the services of any of the aforementioned directors, executive officers or key personnel, or the inability to identify, hire, train and retain other qualified directors, executive officers or personnel in the future could have a material adverse affect on our business, financial condition and operating results and, therefore, the prospect of an investor's return of capital invested in IFG.


BECAUSE ANOTHER COMPANY CONTROLS A MAJORITY OF OUR COMMON STOCK, INVESTORS WILL HAVE LITTLE OR NO CONTROL OVER IFG OR ITS MANAGEMENT.

Upon completion of the Offering, we will remain controlled by IFG World Holdings Inc., the major controlling shareholder to IFG. As a result, IFG World Holdings Inc. will have the ability to control matters affecting IFG, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of IFG's shares. Because Mr. Kevin Mellor currently owns over 99% of IFG's shares and will continue to own 79% of IFG shares following the offering, investors will not be able to replace our management if they disagree with the way IFG's business is being run. Because control by "insiders" could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in IFG.


IF WE CANNOT ESTABLISH INTERNATIONAL ALLIANCES AND BUSINESS RELATIONSHIPS, WE MAY NOT BE ABLE TO OPERATE OUR VARIOUS BUSINESSES EFFECTIVELY, AND INVESTORS COULD LOSE THEIR INVESTMENT IN IFG.

We intend to accomplish our goals by establishing strategic alliances with other corporations, partnerships, and individuals, including banks, securities dealers, insurance companies, trust and corporate service providers, online service providers, and domestic and offshore professionals around the world. Such strategic alliances entail numerous risks, including difficulties in assessing the integrity, professional ability and/or efficiency and reliability of the corporations, partnerships, professionals and individuals around the world. There can be no assurance that any such relationships will be maintained, that if such relationships are maintained, that they will be successful or profitable or that we will be successful in developing any new strategic alliances.


BECAUSE WE RELY ON THE HONESTY OF OUR CLIENTS, WE MAY BREACH MONEY-LAUNDERING LAWS IF OUR CLIENTS LIE TO US, WHICH MIGHT PUT US OUT OF BUSINESS.

Although most offshore regulatory regimes contemporarily require the production of extensive due diligence representation (in order to comply with the "know your client" rule) from new parties involved in offshore financial structures (e.g., directors, beneficiaries and beneficial owners, settlors, bank account signatories, etc.), we cannot guarantee that required information and due diligence provided by each new client will not be mistaken, misrepresented, the product of forgery and/or fraud or otherwise inaccurate for reasons beyond our control or the client.

Such inaccuracies may put us in breach of local laws and regulations which could result in censure, fine, incarceration, revocation of work permits, the issuance of cease-and-desist orders or the suspension or expulsion of our officers or employees from certain countries. Such errors, omissions or inaccuracies may also damage our international reputation as an offshore financial provider. Either scenario could have a material adverse affect on our ability to carry on



--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                     Page 7

                                  [LOGO - IFG]

business, which would, in turn, have a material adverse affect on our financial condition and operating results and, therefore, the prospect of an investor's return of capital invested in IFG.


BECAUSE WE RELY ON THIRD PARTY SERVICE PROVIDERS, THEIR ERRORS OR OMISSIONS COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS AND CAUSE A LOSS OF YOUR INVESTMENT.

We intend to rely on third party providers in all aspects of our business. Errors and omissions in the various services performed by these third party providers, although not the fault of ours, may expose us to criminal or civil liability, and/or directly affect the quality and efficiency of goods and services delivered by IFG. Such errors or admissions may have a material adverse affect on our business, financial condition and operating results and, therefore, the prospect of an investor's return of capital invested in IFG.


BECAUSE OUR MANAGEMENT HAS BROAD DISCRETION OVER THE USE OF PROCEEDS FROM THIS OFFERING, YOU COULD LOSE YOUR INVESTMENT IF THE PROCEEDS ARE NOT SPENT PRUDENTLY.

The net proceeds of this Offering are to be utilized for:
     o    payment of costs associated with this offering;
     o    paying salaries and benefits to employees;
     o    expanding corporate offices in Nevis; and
     o research, evaluation, testing, development, operation and maintenance of software, for the various subsidiaries of IFG, and the establishment, operation, enhancement and maintenance of various websites required by IFG to provide its services or other contingent expenditures deemed necessary by IFG.

However, the Board of Directors and the management of IFG may not spend funds pursuant to the uses indicated above due to events both within and beyond management's control such as mismanagement of funds, inaccuracies of estimates, and government changes in net capital requirements, etc. However, inaccuracies in estimations for funds required in each area, mismanagement of funds in any area and/or events beyond our control may result in the allocation of funds in a manner not represented in this Memorandum. Unallocated net proceeds will be spent at the discretion of our Board of Directors and management. If management does not use the proceeds from this offering effectively, we may go out of business, and investors would lose their entire investment in IFG.


IF GOVERNMENT REGULATIONS CHANGE TO IMPEDE OR ELIMINATE OUR ABILITY TO FUNCTION AS AN OFFSHORE FINANCIAL SERVICE PROVIDER, WE COULD BE FORCED TO CEASE OUR OPERATIONS.

In conducting various aspects of our business, we are subject to various laws and regulations within the jurisdictions, which it operates in relating to international commercial transactions. Given the expansion of the electronic commerce market, it is possible that any of the foregoing agencies could revise existing regulations or adopt new regulations governing or affecting our plan and ability to conduct our business through traditional channels and through the Internet. If enacted, such laws, rules and regulations could have a material adverse effect on our business, operating results and financial condition.

We intend to be engaged in marketing financial products and services in up to 40 jurisdictions. As a result, it will be required to uphold all local laws, including those laws related to the business of selling financial products and services and all local money laundering laws. There can be no guarantee that we, or our subsidiaries will obtain and retain licenses to conduct our business in the various jurisdictions in which we are proposing to operate. Failure to comply with any of these laws, rules or regulations could result in censure, fine, incarceration, revocation of work permits, the issuance of cease-and-desist orders or the suspension or expulsion of our officers or employees from certain countries, any of which could have a material adverse affect on the ability for us to carry on business, which would, in turn, have a



--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                     Page 8

                                  [LOGO - IFG]

material adverse affect on the our financial condition and operating results and, therefore, the prospect of an investor's return of capital invested in IFG.

It is our intent to expand our business to a number of offshore financial centers. In order to expand our services globally, we must comply with regulatory controls of each specific country in which it conducts business, which may include finding qualified professionals and business people capable of providing correspondent services. The varying compliance requirements of these different regulatory jurisdictions may also limit our ability to expand internationally.

We intend to conduct a significant portion of our business through the Internet and other electronic media and intend to expand our use of such media. To date, the use of the Internet to conduct financial transactions has been relatively free from regulatory restraints. However, a number of governments, including the United States, are beginning to address the regulatory issues that may arise in connection with use of the Internet. Accordingly, there can be no assurance that these authorities will not adopt new regulations (or interpret their existing regulations) in a manner that constrains our ability to transact business through the Internet or other electronic media. Any additional regulation of our use of electronic media could render our business or operations more costly, less efficient or even impossible, any of which could have a material adverse affect on the our business, financial condition and operating results.

In addition to the above risks, our cannot assess the effect that the Organization for Economic Cooperation and Development, the United Nations and the G7 countries initiatives will have upon the offshore financial industry and, in particular, the jurisdictions that we will carry on business in and our proposed clients.


BECAUSE WE ARE SUBJECT TO NET CAPITAL AND INSURANCE REQUIREMENTS, WE WILL HAVE TO MAINTAIN SIGNIFICANT CASH RESERVES, WHICH MAY LEAVE US WITH LESS WORKING CAPITAL AND MIGHT RESULT IN LIQUIDATION OF IFG.

IFG and or its subsidiaries will be subject to certain net capital and insurance requirements to carry on their current brokerage, trust, corporate and management and proposed banking and insurance activities. Failure to satisfy or maintain the required net capital and insurance may prevent us from obtaining the required licenses to carry on business in each offshore jurisdiction we carry on business in and may subject the us or our subsidiaries to fines, suspension or revocation of license's and registration's granted by certain governmental bodies, which could require liquidation of IFG and/or its subsidiaries. In addition, a change in the net capitalization or insurance laws that we or our subsidiaries are subject to, the imposition of new rules or any unusually large charge against net capital or insurance requirement could limit our operations and/or those of our subsidiaries that require the intensive use of capital, such as the financing of infrastructure completion, expansion and maintaining and improving technology which would require funding from our operating income, thereby reducing our funds available for dividends, which in turn, could limit our ability to pay dividends. A significant operating loss or any unusually large charge against net capital could adversely affect the our ability to expand or even develop the level of business currently planned, which could have a material adverse affect on our business, financial condition and operating results and, therefore, the prospect of an investor's return of capital invested in IFG.


BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR ORDINARY SHARES, INVESTORS SEEKING DIVIDEND INCOME OR LIQUIDITY SHOULD NOT PURCHASE UNITS IN THIS OFFERING.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase the Units. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of IFG's shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. The subsequent sale of the shares purchased pursuant to this offering will be subject to market conditions for the sale of the shares and any sanctions imposed by regulatory authorities upon the shares such as an order to halt trading, cease trade orders and registration requirements. The warrants exercised pursuant to this offering will be subject to the registration requirements of the SEC and other regulatory bodies that regulate securities trading before they will be allowed to be resold.


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                     Page 9

                                  [LOGO - IFG]


BECAUSE WE DO NOT HAVE ANY TRADEMARK PROTECTION, OUR COMPETITION COULD APPROPRIATE OUR PRODUCTS AND SERVICES, RESULTING IN DECREASED REVENUES AND INCREASING THE POSSIBILITY THAT YOU WOULD LOSE YOUR INVESTMENT.

We have not been issued any registered trademarks for our legal or Internet trade name. We intend to file trademark and trade name applications with the United States Office of Patents and Trademarks for our proposed trade names and trademarks in the future. No assurance can be given that we will be successful in obtaining any trademarks, or that the trademarks, if obtained, will afford us any protection or competitive advantages.

We may not own the property or intellectual property rights to the software that we may use to conduct our business. Copyright, trade secret and trademark laws will primarily be relied upon by the intended software providers to protect the technology employed by IFG. We currently have no patents. In addition, effective trademark protection may not be available for trademarks we may utilize or develop. Notwithstanding the intended precautions to be taken by us, a third party may copy or otherwise obtain and use software or other proprietary information without authorization or may develop similar software independently. Policing unauthorized use of technology is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other data transmitted. The laws of other countries may afford little or no effective protection of intellectual property. The steps we will take may not prevent misappropriation of our technology or the agreements entered into for that purpose might not be enforceable. In addition, litigation may be necessary in the future to enforce intellectual property rights, to protect trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity respecting our products or services. Such litigation could result in substantial costs and diversions of resources, either of which could have a material adverse affect on our business, financial condition and operating results. Our financial resources may not be sufficient to successfully prevail in litigation even when the merits are clearly on the side of IFG.


BECAUSE WE DO NOT HAVE SUFFICIENT INSURANCE TO COVER OUR BUSINESS LOSSES, WE MIGHT HAVE UNINSURED LOSSES, INCREASING THE POSSIBILITY THAT YOU WOULD LOSE YOUR INVESTMENT.

There is no assurance that we will not incur uninsured liabilities and losses as a result of the conduct of our business. We intend to maintain comprehensive liability and property insurance at customary levels but it is not assured that we will receive insurance coverage to satisfy potential claims or that we will receive insurance coverage at all. We will also evaluate the availability and cost of business interruption insurance but cannot guarantee that we will receive coverage to satisfy our potential business loss or that we will receive business interruption insurance coverage at all. Should uninsured losses occur, the shareholders could lose their invested capital.


IF WE DO NOT SELL ENOUGH UNITS IN THIS OFFERING, WE MAY NOT HAVE SUFFICIENT CAPITAL TO CONDUCT OUR BUSINESS AND YOU MIGHT LOSE YOUR ENTIRE INVESTMENT IN IFG.

There is no minimum capitalization required in this Offering. There is no assurance that all or a significant number of Units will be sold in this Offering. Investors' subscription funds will be used by us as soon as they are received, and no refunds will be given if an inadequate amount of money is raised from this Offering to enable us to conduct our business. If only a small portion of the Units are placed, then we may not have sufficient capital to operate. There is no assurance that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in the Units would likely lose their entire investment in IFG.


BECAUSE WE DETERMINED THE OFFERING PRICE OF THE UNITS ARBITRARILY, THE VALUE OF YOUR INVESTMENT IN IFG IS HIGHLY SPECULATIVE.

The offering price of the Units and exercise price of warrants were arbitrarily determined by Management and do not bear any relationship to the assets, results of operations or book value of IFG, or to any other historically-based criteria of value. Therefore, the value of an investor's investment in IFG is highly speculative. Because there is no objective basis for the monetary value of the



--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 10

                                  [LOGO - IFG]

Units or their constituent securities, investors may be paying more for the Units than the Units are worth, and might not be able to recover all or even a portion of their investment if they were forced to sell the Units or their constituent securities.


BECAUSE WE CAN ISSUE ADDITIONAL ORDINARY SHARES, INVESTORS WILL INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 50,000,000 shares. The Board of Directors has the authority to cause IFG to issue more of its shares, and to determine the rights, preferences and privileges of such shares, without the consent of any of our shareholders. Consequently, the shareholders may experience more dilution in their ownership of IFG in the future. Purchasers of Units and the constituent shares in this Offering will experience immediate and substantial dilution in the net tangible book value per share of their investments in the shares.

















--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 11

                                  [LOGO - IFG]


CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe" and similar language. We base all forward-looking statements on our current expectations, and these statements are subject to risks and uncertainties and to assumptions we have made. Important factors that could cause our actual results to differ materially from those expressed or implied by these forward-looking statements include those listed under "Risk Factors" or described elsewhere in this prospectus.

This prospectus contains market data related to the Internet, e-commerce and the IT services industry that have been included in studies published by the market research firms of Jupiter Research and International Data Corporation as well as other sources of information such as The Standard, Offshore Financial Centers IMF Background Paper, Offshore Finance Yearbook and Offshore Finance USA. These market data include projections that are based on a number of assumptions, including:

o The Offshore Financial Centres IMF Background Paper prepared by the Monetary and Exchange Affairs Department on June 23, 2000, states that, "In addition to banking activities, other services provided by offshore centers include fund management, insurance, trust business, tax planning, and IBC activity. Statistics are sparse - but impressions are of rapid growth in many of these areas in recent years, in contrast to some decline in banking ... the available statistics nonetheless indicate that offshore banking is a very sizeable activity." Based on data on BIS, staff calculations on the balance sheet OFC Cross-border assets reached a level of US$4.6 trillion at end-June, 1999 (about 50 percent of total cross-border assets), of which US$0.9 trillion in the Caribbean.

     In 1997, some 60,000 offshore companies were incorporated in the various Caribbean centers. It estimated that 130,000 companies are formed for offshore purposes per annum.

     It is expected that the growth of the offshore industry will continue to grow for the next two decades due to the political and economic and tax catalysts such as:

          o    Political and economic instability
          o    Market globalization and deregulation
          o    The internationalization of business
          o    The lifting of trade barriers
          o    Trends towards steady global economic growth
          o    A global relaxation of foreign exchange controls
          o    High tax regimes
          o    More effective tax recovery
          o    A global relaxation of foreign exchange controls

Several articles state that the growth of online banking and investing continues to grow.

o In its February-March 2001 issue, The Standard, a Internet financial magazine, states the following:
     o that by 2005, more than half of US households online - 44 million homes - will bank on the Internet, and 34 million households will trade stocks. These statistics were provided by Jupiter Research.

     o "according to American Express, a quarter of online consumers around the world are banking and trading online - or plan to start soon."

     o "according to IDC, worldwide demand for financial services online is growing. Western Europe will supply the most new customers to Net banks and brokerages, and by 2004 it will lead both sectors."



--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 12

                                  [LOGO - IFG]

     o Internet usage and online commerce continue to grow worldwide. Offshore Financial USA estimates that there will be 510 million people estimated to be online by the summer of 2001 and they also predict on-line revenue collected by Canadian and American companies by the end of 1999 to be $36.6 billion.

     o Offshore Finance Yearbook states European private banking assets at $5 trillion with worldwide private assets estimated to be at $16.6 trillion USD.

     o This tremendous growth comes from an increasing number of individuals and corporations that look to the international offshore marketplace for asset protection, testamentary freedom, greater investment returns, tax and succession planning and increased confidentiality in business dealings. For example, it is estimated by Offshore Financial USA that the number of lawsuits filed in the USA in 1999 were 18 million and the estimated cost of litigation was $300 billion.

     o Worldwide Internet users demand for online services is growing according to IDC. According to Global Research in March 2001, there were estimated to be 453.4 million Internet users worldwide.

If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions.


USE OF PROCEEDS

We expect to receive approximately $400,000 in net proceeds from the sale of Units in this offering, assuming an initial public offering price of $0.10 per Unit. We shall receive up to an additional $10,000,000 if the warrants are exercised. The principal purposes of this offering are to fund the following uses:

Use of Proceeds                     Minimum Proceeds - Sale of Units      Maximum Proceeds - Sale of Units
---------------                     --------------------------------      plus exercised Warrants
                                                                          --------------------------------
Cost of Offering                    $100,000                              $   100,000
Salaries and Employee Benefits      $ 75,000                              $ 3,075,000
Expand Corporate offices - Nevis    $ 25,000                              $    25,000
Research, testing, development,     $300,000                              $ 7,300,000
maintenance of software (1)


Total                               $500,000                              $10,500,000


(1) Research, evaluation, testing, development, operation and maintenance of software, for the various subsidiaries of IFG, and the establishment, operation, enhancement and maintenance of various websites required by IFG to provide its services, or other contingent expenditures deemed necessary by IFG.
(2) If all of Mr. Mellor's  offered shares are sold at the offering  price,  Mr.
Mellor will receive $200,000 USD. These funds will not go to the company. If Mr.
Mellor exercises all of the 4,000,000 outstanding warrants which he holds, the company will receive an additional $8,000,000 USD from Mr. Mellor, and Mr.
Mellor will receive 4,000,000 ordinary shares. Mr. Mellor does not currently have funds available to exercise his 4,000,000 outstanding warrants, and, even if such funds were available, Mr. Mellor does not intend to exercise all or any portion of his warrants until and unless the market value of the ordinary shares meets or exceeds the $2.00 USD exercise price.


The amounts and timing of these expenditures will vary depending on a number of factors, including future revenue growth, if any, the amount of cash we generate from operations, if any, and the progress of our product and service development efforts.

We may also use a portion of the net proceeds of this offering to fund acquisitions of, or investments in, businesses, products, services or technologies that expand, complement or are otherwise related to our current business and our products and services. However, we have no present plans, agreements or commitments, and are not currently engaged in any negotiations, with respect to any such acquisition or investment. Pending the uses described above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.



--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 13

                                  [LOGO - IFG]


DETERMINATION OF OFFERING PRICE

Factors Used to Determine Share Price. The offering price of the 5,000,000 Units being offered by us and the exercise price of the warrants has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the Units is not based on past earnings, nor is the price of the Units indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.


CAPITALIZATION

The following table sets forth our capitalization as of April 30, 2001:

     o  on an actual basis; and

     o on a pro forma as adjusted basis to give effect to the sale of the 5,000,000 ordinary shares offered by this prospectus at an assumed initial public offering price of $0.10 USD per share after deducting estimated offering expenses of $100,000.

This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes appearing elsewhere in this prospectus.


                                April 30, 2001

                                               Actual            Pro Forma As Adjusted (1)
                                               -------           -------------------------

Shareholders' equity (deficiency):
   Ordinary shares; 50,000,000 shares of
   $0.001 par value authorized with
   contributed surplus;

     Shares issued and outstanding:

     Actual       (20,250,000)                $ 2,162,500          $ 2,162,500

     Pro forma as adjusted  (25,250,000)(1)                        $   500,000

Accumulated deficit                           $(1,357,263)         $(1,457,263)(2)
                                                ---------            ---------

Total shareholders Equity (deficiency)        $   805,237          $ 1,205,237
                                                =========            =========


(1) This table does not include the 5,000,000 ordinary shares that can be issued upon the exercise of the $2.00 share purchase warrants attached to the Units offered pursuant to this offering.

(2) The accumulated deficit was increased by $100,000 representing underwriting and offering expenses.

Note:  The numbers utilized in calculating the Capitalization are unaudited.


DILUTION

If you invest in the Units, your interest will be diluted by the amount of the difference between the public offering price per ordinary share and the actual net tangible book value per ordinary share after this offering without accounting for the exercise of any existing share purchase warrants.


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 14

                                  [LOGO - IFG]

Our actual net tangible book value as of April 30, 2001 was $785,237 [(805,237 - 20,000 intangible) x 1/20,250,000], or $0.038 per ordinary share. Actual net tangible book value per share is equal to our total tangible assets less total liabilities, divided by the number of outstanding ordinary shares without giving effect to the exercise of all our outstanding share purchase warrants.

After giving effect to our sale of 5,000,000 ordinary shares in this offering at an assumed public offering price of $0.10 per ordinary share and after deducting the estimated underwriting commissions and/or estimated offering expenses (estimated to be $100,000), our adjusted actual net tangible book value as of April 30, 2001 would have been $1,185,237 [(805,237 + 500,000 proceeds -100,000 offering expenses - 20,000 intangible) x 1/25,250,000], or $0.046 per ordinary share. This amount represents an immediate increase in pro forma net tangible book value of $0.008 per ordinary share to existing shareholders and an immediate dilution of $0.054 per ordinary share to new investors. The following table illustrates this dilution to new investors:

Assumed public offering price per ordinary share                         $0.100

         actual net tangible book value per ordinary share
         as of April 30, 2001                                      $0.038

         Increase per common share attributable to this offering   $0.008
                                                                   ------

Adjusted actual net tangible book value per ordinary share
after this offering                                                      $0.046
                                                                         ------

Dilution per ordinary share to new investors in this offering            $0.054
                                                                         =====+


The table below shows on a pro forma basis as of April 30, 2001, the difference between our existing shareholders and our new investors with respect to the number of ordinary shares purchased, the total consideration paid and the average price per share paid, before deducting estimated underwriting commissions and/or estimated offering expenses:


                           Shares Purchased          Total Consideration    Average
                           ----------------          -------------------    Price Per
                          Number         Percent    Amount        Percent   Share
                          ------         -------    ------        -------   -----
Existing Shareholders   20,250,000         80%      $2,162,500       81%     $0.11
New Investors            5,000,000         20%      $  500,000       19%     $0.10
                          ---------        ---      ----------      ---

Total                   25,250,000        100%      $2,662,500      100%
                        ==========        ====      ==========      ====


Selling Security Holders
------------------------

The following table sets forth the number of shares, which may be offered for sale from time to time by the selling security holder. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holder.

Selling Security        Number of Shares        Number of shares   The number of shares       Percentage of shares
Holder                  Owned prior to the      offered for sale   owned upon completion of   owned upon completion
                        Offering                                   the offering               of the offering
----------------        ------------------      ----------------   ------------------------   ---------------------

IFG World Holdings,     20,000,000              20,000,000         0                          0%
Inc. (1)


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 15


                                  [LOGO - IFG]

(1)  International Financial Group Inc., is owned by IFG World Holdings Inc. and
     Sound Refuge  Trust.  IFG World  Holdings Inc. is solely owned by IFG World
     Holdings Trust. Mr. Kevin Mellor, President, Director and Chairman, is the sole beneficiary of that trust. The address for IFG World Holdings Inc. is:
     Suite 205 - 207  Dowell  House,  Roebuck &  Palmetto  Streets,  Bridgetown,
     Barbados, WI. Attn: GDA International Trustees, Inc.

Plan of Distribution
--------------------

Plan of Distribution of Units. We are registering 5,000,000 units in contemplation of offering units to the public. The termination date of the offering will occur no later than 6 months from the date this registration statement is declared effective by the Securities and Exchange Commission.

There is no minimum number of units that must be purchased by each prospective purchaser and the maximum number of units we will sell is 5,000,000. It is IFG's objective to self-underwrite this offering and IFG's officers and directors will sell these units on a best efforts basis with no additional compensation and therefore any or all the units being registered may be unsold. We will not place the funds raised in an escrow account; therefore, all funds will be available for immediate utilization.

None of our officers, directors, or other "associated persons" are participating in the offer or sale of our securities, except to the extent permitted by Exchange Act Rule 3a4-1. Moreover, we will not represent to any person, and we have informed the selling security holder that it must not represent to any person, that the registered shares are being offered on an "all-or-none" basis or being offered or sold on any other basis whereby all or part of the consideration paid for any such security will be refunded to the purchaser if all or some of the securities are not sold.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our ordinary shares offered by this prospectus may not simultaneously engage in market making activities with respect to our ordinary shares during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holder is subject to applicable provisions, which limit the time of purchases and sales of our ordinary shares by the selling security holder. We have informed the selling security holder that, during such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, it is required to comply with Regulation M.

In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holder that stabilizing transactions permitted by Regulation M allow bids to purchase our ordinary shares if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling security holder and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.


Plan of Distribution of Shares by Selling Security Holder.

The selling security holder may sell our ordinary shares in the over-the-counter market, or on any securities exchange on which our ordinary shares are or become listed or traded, in negotiated transactions or otherwise. The shares will not



--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 16

                                  [LOGO - IFG]

be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o Purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o Ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o    Privately negotiated transactions.


Brokers and dealers engaged by the selling security holder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling security holder (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in the amounts to be negotiated. Broker-dealers may agree with the selling security holder to sell a specified number of such shares and, to the extent such broker-dealer is unable to do so acting as agent for the selling security holder, to purchase as principal any unsold shares. The selling security holder and any broker-dealers participating in the distributions of the shares may be deemed to be
"underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holder and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

There can be no assurance that the selling security holder will sell any or all of the shares.

None of our officers, directors, or other "associated persons" are participating in the offer or sale of our securities, except to the extent permitted by Exchange Act Rule 3a4-1. Moreover, we will not represent to any person, and we have informed the selling security holder that it must not represent to any person, that the registered shares are being offered on an "all-or-none" basis or being offered or sold on any other basis whereby all or part of the consideration paid for any such security will be refunded to the purchaser if all or some of the securities are not sold.

Expenses of the Offering:

Printing and Engraving Costs                         $ 17,500 estimated
Registration Fee to SEC                              $  5,412
Delivery and Postage Charges                         $  7,500 estimated
Edgar - DTCFP                                        $  6,000 estimated
Federal Taxes                                          n/a
Trustees                                               n/a
State Taxes and Fees                                   n/a
Transfer Agent Fees                                  $ 23,088 estimated
Legal Fees                                           $ 20,000 estimated
Accounting Fees                                      $ 25,000 estimated


Description of Securities to be Registered
------------------------------------------

The following gives you a brief synopsis of the rights attaching to the shares and warrants. We urge all potential investors to read with their advisors the Articles and Memorandum of Association (Schedule "E") and the Share Purchase Warrant Agreement (Schedule "C") attached to this prospectus.


General
-------

The Ordinary Shares have a $0.001 par value per share. There have been 50,000,000 ordinary shares authorized and at the date of this offering 20,250,000 have been issued and are outstanding.

Subject to applicable laws and our Articles and Memorandum of Association, all shares in the capital of IFG for the time being and from time to time unissued shall be under the control of the Directors, and may be re-designated, allotted or disposed of in such manner, to such persons and on such terms as the Directors in their absolute discretion may think fit.


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 17

                                  [LOGO - IFG]

We may in so far as may be permitted by law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other. We may also on any issue of shares pay such brokerage as may be lawful.

Voting rights
-------------

Subject to any rights and restrictions for the time being attached to any class or classes of shares, on a show of hands every Member present in person and every person representing a Member by proxy shall at a general meeting of IFG have one vote and on a poll every Member and every person representing a Member by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.


Dividend Rights
---------------

Purchasers of our shares offered hereby will participate in dividends based upon the number of shares held as of a dividend record date.

Our Articles of Association provide, in part, that holders of IFG's shares will participate in dividends of IFG, subject to any rights and restrictions of the time being attached to any class or classes of shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares issued and authorize payment of the same out of the funds to IFG lawfully available therefor; subject to any rights and restrictions for the time being attached to any class or classes of shares; we, by ordinary resolution, may declare dividends, but no dividend shall exceed the amount recommended by the directors; the directors, when paying dividends to the shareholders in accordance with the foregoing provisions, may make such payment either in cash or in specie; and no dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Law, the share premium account.

We have never declared or paid any cash dividends on our shares. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial conditions and capital requirements, as well as such economic and other conditions as our Board of Directors may deem relevant.

There are no Cayman Islands laws, decrees or regulations affecting the actual remittance of dividends, interest and other payments to nonresident holders of shares in IFG. However no dividend shall be paid otherwise than out of profits or, subject to the restriction of the Companies Law Act regarding the share premium account. The Companies Law Act provides that no dividend or distribution may be made to members out of the share premium account unless, immediately following the date on which the distribution or dividend is proposed to be paid, we shall be able to pay our debts as they fall due in the ordinary course of business.


Redemption and Purchase
-----------------------

Subject to the provisions of the Companies Law Act, IFG may:

     o issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of IFG or the Member on such terms and in such manner as the Directors may, before the issue of such shares, determine;

     o purchase its own shares (including any redeemable shares) on such terms and in such manner as the Directors may determine and agree with the Member; and

     o make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

Any share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of IFG in respect of the period after the date specified as the date of redemption in the notice of redemption. The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share. The Directors may when making


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 18

                                  [LOGO - IFG]

payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.























--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 19

                                  [LOGO - IFG]

Taxes and Treaties
------------------

There are no stamp duties, income taxes, withholding taxes, registrations taxes, or other duties or taxes or similar charges imposed in connection with the issuance or registered ownership of shares in IFG. The holder of shares in IFG with respect to their ownership of the shares is exempt from taxes in the Cayman Islands. There is no reciprocal tax treaty between the Cayman Islands and the United States of America. Please review the tax discussion regarding the Cayman Island and the Unites States of America contained at page 52 to 56.


Warrants
---------

The share purchase warrants allow you the investor to purchase one ordinary share at an exercise price of $2.00 USD. The share purchase warrants forming part of the units offered will expire on December 31, 2002. There are presently 4,000,000 warrants outstanding exercisable at $2.00 USD that expire on December 31, 2002. The exercise price of all the warrants is subject to change upon the happening of the following events:

     o  Stock dividends;
     o  Stock splits;
     o  Reverse stock splits;
     o  Reclassifications

Upon the aforementioned events occurring the exercise price shall be adjusted by multiplying such exercise price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of ordinary shares purchasable upon the exercise of each warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of ordinary shares so purchasable immediately thereafter.

Please review the share purchase warrant agreement (Schedule "C") attached to this prospectus for all material terms and conditions.


Limitation on holding shares by Nonresident or Foreign Owners
-------------------------------------------------------------

There is no limitation on nonresidents or foreign owners to hold or vote the ordinary shares.


Interest of Named Experts and Counsel
-------------------------------------

No "expert", as that term is defined pursuant to Regulation Section 229.509(a) of Regulation S-K, or our "counsel", as that term is defined pursuant to Regulation Section 229.509(b) of Regulation S-K, was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of IFG, at any time prior to the filing of this registration statement.















--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 20

                                  [LOGO - IFG]


SELECTED CONSOLIDATED FINANCIAL DATA

You should read the selected consolidated financial data set forth below in conjunction with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The selected consolidated financial data are derived from our consolidated financial statements that have been audited by Miller and McCollom, independent auditors, and are included elsewhere in this prospectus.


                       INTERNATIONAL FINANCIAL GROUP, INC.
                          (a Development Stage Company)
                           Consolidated Balance Sheets

                                                 January 31, 2001       July 31, 2000
                                                ------------------    ----------------
                                     ASSETS
CURRENT ASSETS:
   Cash                                               $ 922,041           $ 714,035
   Restricted cash                                      200,000             200,000
   Accounts receivable                                   26,000              26,000
   Subscription receivable                                    -             500,000
   Due from parent                                        5,000                   -
   Prepaid expenses                                      61,984              10,000
   Loan receivable from related parties                  70,500               5,000
                                                 ----------------      --------------
                                                       1,285,525           1,455,035
PROPERTY AND EQUIPMENT:
   Office furniture and equipment                        38,020                   -
   Computer equipment                                    68,225               5,428
                                                 ----------------      --------------
                                                         106,245               5,428
   Less accumulated depreciation                         (8,297)                  -
                                                 ----------------      --------------
                                                         97,948               5,428
OTHER ASSETS:
   Intangible asset                                      20,000              20,000
                                                 ----------------      --------------

         Total assets                               $ 1,403,473         $ 1,480,463
                                                 ================      ==============

                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILTIES:
  Loans payable to related parties                    $  20,200           $  37,200
  Accounts payable & accrued expenses                    74,517              34,833
                                                 ----------------      --------------
                                                         94,717              72,033
SHAREHOLDERS' EQUITY:
Common stock 50,000,000 shares of $0.001
     par value authorized; 20,000,000
     issued and outstanding                              20,000              20,000
   Contributed surplus                                2,140,000           2,140,000
   Subscription receivable                                    -            (500,000)
Deficit accumulated during the development stage       (851,244)           (251,570)
                                                 ----------------      --------------
                                                      1,308,756           1,408,430
                                                 ----------------      --------------

Total liabilities and shareholders' equity          $ 1,403,473         $ 1,480,463
                                                 ================      ==============









--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 21

                                  [LOGO - IFG]


                       INTERNATIONAL FINANCIAL GROUP, INC.
                          (a Development Stage Company)
                      Consolidated Statements of Operations


                         Six Months Ended                       Years Ended                 July 14, 1997
                            January 31,                           July 31,                    (Date of
                       2001           2000             2000            1999      1998       Incorporation)
                                                                                               through
                                                                                           January 31, 2001
                     ------------    ----------    ---------------    -------    ------    ----------------

INCOME               $        -            $ -      $          -         $ -       $ -     $             -
                     ------------    ----------     --------------    -------    ------    -----------------

EXPENSES:
Legal and
 professional
 fees                   120,845              -           149,712           -         -             270,557
Salaries                243,357              -            78,468           -         -             321,825
Depreciation              8,297              -                 -           -         -               8,297
Other
 administrative
 expenses               227,175              -            23,390           -         -             250,565
                     ------------    ----------     --------------    -------    ------    -----------------
Total expenses          599,674              -           251,570           -         -             851,244
                     ------------    ----------     --------------    -------    ------    -----------------

Net Loss             $ (599,674)           $ -      $   (251,570)        $ -       $ -     $      (851,244)
                     ============    ==========     ==============    =======    ======    =================

Basic and diluted
 loss per share      $     (.03)           $ -      $       (.09)        $ -       $ -     $          (.05)
                     ============    ==========     ==============    =======    ======    =================

Weighted average
 shares outstanding  20,000,000              -         2,918,650           -         -          15,729,662
                     ============    ==========     ==============    =======    ======    =================



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and the related notes appearing at Schedule "A" in this prospectus.


Overview
--------

From the date of our incorporation on July 14th, 1997, until February 1st, 2001, we were a development-stage company that had no revenues. Our operating activities during this period consisted primarily of conducting research and developing our products and services to be provided to clients desiring offshore financial products and services. Effective February 1, 2001, IFG Trust Services, Inc. and IFG Investments Services, Inc. commenced business. The products and services we currently provide include full service discount offshore investment, trust and corporate services. To date, there have been limited revenues realized from our business.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles. We have expensed all development expenses related to the establishment of our subsidiary corporations and the corresponding professional fees incurred to establish these corporations around the world.

Our operating expenses are classified into four categories:

     o  Legal and professional fees;
     o  Salaries;
     o  Depreciation; and
     o  Other administrative expenses.


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 22

                                  [LOGO - IFG]

Legal  and  professional  fees  consist  primarily  of  accounting,   legal  and
professional fees incurred by us in establishing our infrastructure.

Salary consists primarily of wages and salary paid to our eight employees and independent contractors, social security and withholding payments made to various government authorities, work permits, and directors fees for International Financial Group, Inc.

Depreciation consists of depreciation and amortization of our assets.

Other administrative expenses consist primarily of employee medical expenses and health insurance, director fees, advertising and promotion, courier, postage, credit card charges, currency exchanges and rounding, insurance, interest and bank charges, office supplies, printing and design, office equipment lease
expense,   conference  expense,   computer  development   expense,   rent,  rent
residential, vehicle rental, living allowance, telephone travel and entertainment, brokerage fees, incorporation fees, security and parking.

In our development of new products and services, the technical feasibility of the software is not established until substantially all product development is complete. Historically, our software development costs eligible for capitalization have been insignificant and all costs related to internal product development have been expensed as incurred.

We believe that period-to-period comparisons of our historical operating results are not necessarily meaningful and should not be relied upon as a good indication of our future performance. Our prospects must be considered in light of the risks, expenses and difficulties frequently experienced by companies in early stages of development, particularly companies in new and rapidly evolving markets like ours.

Results of operations:

Six months ended January 31, 2001, compared to the period from July 14, 1997 (inception) to July 31, 2000. For the period July 14, 1997, to July 31, 2000, IFG commenced business operations March 14, 2000. Therefore, the following comparison compares the activity for the six months ended January 31, 2001, to the five months ended July 31, 2000.

Legal and professional fees decreased from $149,712 for the period ended July 31, 2000 to $120,845 for the six months ended January 31, 2001. This decrease was attributable primarily to expenses remaining relatively constant for the inception period as compared to the last six months. We anticipate that legal and professional fees will increase in the future because the infrastructure of our corporation will continue to increase as offices are established in strategic locations around the offshore world. In addition, professional fees will be incurred related to the recent bank licenses and trust licenses that we are presently undertaking to achieve.

Salaries increased from $78,468 for the period ended July 31, 2000 to $243,357 for the six-months ended January 31, 2001, due primarily to the addition of more employees, social security fees and the payment of work permits and living allowances, and the travel and entertainment undertaken by those in IFG responsible for establishing our infrastructure worldwide.

Depreciation has increased from nil for the period ended July 31, 2000 to $8,297 for the six months ended January 31, 2001. This increase is attributable to taking depreciation on our assets for the first time.

Other administrative expenses increased from $23,390 for the period ended July 31, 2000, to $227,175 for the six months ended January 31, 2001. This increase was attributable primarily to increased courier and postage charges, bank charges, computer development expenses, printing, rents, living allowances, vehicle rentals, telephone charges and travel and entertainment expenses to establish our infrastructure.

Due to the foregoing factors, our operating results are difficult to forecast. We believe that period-to-period comparisons of our operating results are not meaningful and you should not rely on them as indicative of our future performance. You should also evaluate our prospects in light of the risk, expenses and difficulties commonly encountered by comparable development-stage companies in new and rapidly evolving markets. We cannot assure you that we will successfully address such risks and challenges. In addition, even though we have successfully launched our IFG Investments Services, IFG Trust Services and IFG


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 23

                                  [LOGO - IFG]

Corporate Services subsidiaries and carry on investment, trust and corporate services activities, we cannot assure you that our revenues will increase or that we will become profitable in the future.


Liquidity and Capital Resources
-------------------------------

Since the date of our incorporation, we have raised an aggregate of $2,160,000 through private placements of our ordinary shares.

Our operating activities have used cash resources of approximately $1,056,414 from inception to the period ending January 31, 2001. Our negative operating cash flow resulted principally from the net losses that we have incurred during the start-up period as funds were invested in the development of our products and services.

Our investing activities consist of the purchase of computer equipment, software, furniture and equipment to support our infrastructure and loans to related parties. Cash resources of $201,745 were used for the period from inception to January 31, 2001.

Our financing activities consisted of raising money from the sale of ordinary shares and loans from related parties. Cash resources from the sale of shares was $2,160,000 and cash resources received from IFG World Holdings Inc. in the form of a related party loan was $20,200. The loan is unsecured, non-interest bearing and repayable upon demand.

Our capital requirements depend on a number of factors. We expect to devote substantial resources to continue the growth of our infrastructure, research and development of new products and services, expand our sales force, and support and increase our marketing efforts. Our expenditures have increased substantially since the date of incorporation, and we anticipate that capital expenditures will continue to increase in absolute dollars in the foreseeable future.

At January 31, 2001, we had cash and cash equivalents of $922,041USD. We believe that our cash and cash equivalents are sufficient to fund our operations for the next fiscal year without the offering. The material commitments that IFG endeavours to undertake in the next year in the following order of priority are:

     o    Research and Development of IFG Bank Inc.'s systems;
     o    Research and Development of IFG Insurance Inc.'s systems.

The research and development will entail a needs assessment of each system, evaluation of competitors' systems, the preparation of a specification paper and thereafter a request for proposal, an evaluation of system programmers in Asia Europe, India and the Unites States, testing of prototypes in real time situations and modifications to proposed systems with the view to tailoring the systems software created by third party programmers to our hardware specifications and client needs.

We estimate over the next year that the research and development of IFG Bank Inc.'s systems will cost approximately $150,000.

We estimate over the next year that the research and development of IFG Insurance Inc.'s systems will cost approximately the same as the bank at $150,000.

Depending on how successful IFG is regarding the sale of the offering will dictate how we approach each of these projects. If we do not raise money pursuant to the offering we will not be able to finance these projects and we will continue to function as a trust, corporate and investment services provider. If we are fully subscribed it is our intention to finance each of the projects simultaneously so that our bank and insurance subsidiaries can complete their research and development. If however we only raise net proceeds of approximately $250,000 to $300,000 we would concentrate on IFG Bank Inc. as we feel the bank has the greatest potential to earn revenues and to be profitable because a bank is an integral component of an offshore asset protection strategy.

--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 24

                                  [LOGO - IFG]

The launching of the bank and insurance subsidiaries will be contingent upon the success of this offering to fund the necessary research and development to finance the development of the systems to operate a full and online banking service. Upon the research and development being completed, IFG estimates that it will require approximately $400,000 to $500,000 to operate each subsidiary. This will include costs to staff the subsidiaries, hardware to operate the systems and overhead to operate the facilities. IFG would finance this expansion through profits it has earned from its operations at the time of the expansion or it would proceed with the raising of funds through traditional means such as a further public offering.

We believe that the net proceeds from this offering, if fully subscribed, plus profits from operation, together with our cash and cash equivalents, will be sufficient to fund our operations for the next two years. Upon the completion of the research and development of systems for IFG Bank and/or IFG Insurance, we will need to raise additional funds through a public offering to establish the bank and insurance subsidiaries and to increase personnel and office facilities to accommodate these subsidiaries, to launch these new products or enhance existing products and services, to respond to competitive pressures, or to acquire or invest in complementary businesses, technologies, services, or products.

In addition, if cash generated from operations is insufficient to meet our long-term liquidity needs, we may need to raise additional funds or seek other financing arrangements. Additional funding may not be available on favorable terms or at all. In addition, although there are no present understandings, commitments, or agreements with respect to any acquisition of other businesses, products or technologies, we may, from time to time, evaluate potential acquisitions of other businesses, products and technologies to enhance our offshore presence. In order to consummate potential acquisitions, we may issue additional securities or need additional equity or debt financing and any such financing may be dilutive to existing investors.


BUSINESS

History and Background
----------------------

The Company
-----------

International Financial Group Inc., through its subsidiaries, provides offshore financial services to the business-to-consumer and business-to-business markets. We utilize traditional delivery channels including in-person consultation, telephone and facsimile, as well as the Internet to deliver its products and services. We commenced full service offshore investment, trust and corporate services activities in February 2001, and during the same month, also launched the websites www.ifg.com, www.apiip.com and www.ifgtrust.com to provide
                -----------    -------------       ----------------
Internet-based discount offshore investment, trust and incorporation services. It is our objective to provide to our clients an efficient, professional and confidential environment in which to conduct their financial affairs, with a focus on asset protection.

Recent global increases in the use, by individuals and corporations, of international financial planning strategies have led management to believe there will continue to be a substantial and growing market for full service offshore financial service providers. We believe that individuals and corporations around the world have demonstrated an increasing desire to use financial strategies that allow them to control their own financial affairs in a convenient, confidential and efficient manner, while protecting their assets, preserving their wealth, and providing flexibility in wealth transfer. Furthermore, in the third quarter of 2000, The Standard (February - March 2001) quotes, Salomon Smith Barney, that 30.5% of all NYSE and NASDAQ trades were performed online. These transactions were facilitated by discount brokerages such as E-Trade, Ameritrade and National Discount Brokers via the Internet. While use of the Internet has continued to grow at an exponential rate, Internet consumers have become increasingly confident in the security, reliability and confidentiality of e-commerce transactions. We have developed our business plan and corporate structure to accommodate these emerging consumer trends and demands.

To accomplish these goals, we are establishing ourselves as a comprehensive provider of full service discount offshore financial products and services with wholly-owned subsidiaries currently incorporated in over 30 offshore jurisdictions. Customer convenience and operating efficiency, along with offering "bundled" financial services, are two key components of our strategy. The products and services we currently provide include full service and discount


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 25

                                  [LOGO - IFG]

offshore investment, trust and corporate services. During 2002, we intend to expand our products and services offerings to include full service and discount offshore banking and insurance. By offering these services from multiple jurisdictions, our clients are able to develop a financial plan utilizing multiple layers of confidentiality and secrecy, while also offering the client the ability to utilize the best available jurisdiction for each distinctive part of their offshore financial strategy. As we expand our products and services offered, we will continue to utilize both full service traditional and discount Internet based delivery channels.

We have established our investment services subsidiary, IFG Investment Services, Inc., in the Cayman Islands. We intend to make an application to the Cayman Islands Monetary Authority for a Trade and Business License for the Cayman subsidiary and we are also intending to establish an investment services subsidiary in the Isle of Man. International Financial Group, Inc. has received its Internet-based offshore financial services license to operate in the Cayman Islands which includes brokerage services. We have established our trust services subsidiary IFG Trust Services, Inc.'s, head office in St. Kitts and Nevis, West Indies and have received our license to conduct trust activities. IFG Trust Services, Inc. owns IFG Investments Services, Inc., a Nevis subsidiary that conducts brokerage services for our clients. In February 2001, we established an offshore trust services subsidiary in The Isle of Man and applied for Trust licenses in Anguilla and St. Lucia of the British West Indies. We have established our corporate services subsidiary IFG Corporate Services, Inc.'s, holding company in the Cayman Islands and we are intending to apply to the Cayman Islands Monetary Authority for a Trade and Business License to conduct corporate services activities. We have established corporate services subsidiaries in Antigua, Barbados, Costa Rica, Panama, Hong Kong, Isle of Man, Labaun and The Marshall Islands. We intend to apply, where necessary, for licenses to carry on corporate services activities in these jurisdictions. We have also established a technologies subsidiary IFG Systems, Inc., in the Cayman Islands for the purpose of managing all systems and technology developed by, and for, IFG.

In February 2001, we made applications for offshore bank licenses to be held by, IFG Bank, Inc., in Belize and St. Vincent and the Grenadines. By the second quarter 2002, we intend to establish insurance services subsidiaries, IFG Insurance, Inc., in Bermuda and the Cayman Islands.

We selected these offshore jurisdictions because we believe they are credible jurisdictions within which to conduct business as they embrace asset protection, wealth enhancement, wealth preservation and freedom of succession. The basis of our belief is that the aforementioned countries have stable political systems, have modern telecommunications systems, government infrastructure such as financial services departments formed to facilitate businesses such as ours and have enacted legislation to support trusts and corporations and secrecy of client disclosure. From this corporate structure, we intend to continue to expand by establishing trust and corporate services subsidiaries in up to 20 offshore jurisdictions worldwide by the end of year 2001.

On June 13, 2000 we distributed an offering memorandum pursuant to Regulation "S", for the issuance of 4,000,000 units that were comprised of one (1) share of our ordinary stock, and one (1) warrant. The price per unit was $0.50 USD. We realized gross offering proceeds of $2,000,000. The warrants allow the holders to purchase one (1) ordinary share at an exercise price of $2.00 USD, to be exercised not later than December 31, 2002, after which date the warrant will become null and void. This offering was distributed to persons that were not residents of the Cayman Islands or the United States of America. On January 31, 2001, IFG World Holdings Inc. purchased all of the 4,000,000 units from the minority shareholders that held the units by issuing a promissory note to each minority shareholder to pay $0.50 USD per unit, together with interest payable on December 31, 2002.

The following websites have been registered by IFG. The websites marked "active" are functional and the websites that are marked "not active" are not functional at the date of this filing.

International Financial Group, Inc.     www.ifg.com                   Active
                                        -----------
IFG Investment Services, Inc.           www.ifginvestments.com        Active
                                        ----------------------
APIIP                                   www.apiip.com                 Active
                                        -------------
IFG Trust Services, Inc.                www.ifgtrust.com              Active
                                        ----------------
IFG Corporate Services Inc.             www.ifgcorporate.com          Not Active
                                        --------------------
IFG Management Services. Inc.           www.ifgmanagement.com         Not Active
                                        ---------------------
IFG Bank                                www.ifgbank.com               Not Active
                                        ---------------
IFG Insurance                           www.ifginsurance.com          Not Active
                                        --------------------
IFG Systems                             www.ifgsystems.com            Not Active
                                        ------------------


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 26

                                  [LOGO - IFG]


The Subsidiaries
----------------

IFG Investment Services
-----------------------

IFG Investments Services, Inc., was incorporated in St. Kitts and Nevis in December 2000 and commenced operations in Nevis in February 2001, offering services via traditional offshore service delivery channels including in-person consultation, telephone and facsimile. In May 2001, we commenced our online investment services activities from our website located at www.ifg.com and
                                                                -----------
www.ifginvestments.com.  This  subsidiary  to date has not earned  any  revenue,
----------------------
however, we expect to commence earning revenue by August, 2001.

When contacting IFG Investments, clients are able to place orders, conduct order tracking, request market information, and conduct other investment business in an offshore environment. IFG Investments' office also provides in-person consultations. Clients may contact us via telephone and fax as long as the customer pre-approves this type of order communication and provides an account number and password. All of these service channels are currently available during North American stock market hours.

We believe advancements in telecommunications and information technology have fundamentally altered the way individuals conduct investment business. Just as the microprocessor dramatically changed the way individuals used computers, the emergence of the Internet as a tool for communications and commerce, is bringing about a revolution in the world of financial transactions and information services. The Internet provides individual investors with direct access to information and transaction processing capabilities once available only through full-commission securities brokerage firms. As a result, consumers are increasingly taking direct control over their personal investment transactions, not simply because they are able to, but because they find it more convenient and cost-effective than relying on full-commission or even traditional discount brokers.

In May 2001 IFG Investments, utilizing proprietary technology developed by IFG, commenced online investment activities from its website located at www.ifg.com.
                                                                    -----------
The services provided on the website allow clients to place orders, conduct order tracking, request market information, and conduct other investment business in an offshore environment 24 hours a day, seven days a week, 365 days a year in respect of certain American markets. It is our intention to expand into other markets so that our customers can perform trading activities 24 hours a day.

We have developed a technology and Internet platform capable of providing our users with comprehensive selection of financial products and services available. It is our intent to establish correspondent and clearing relationships with major financial institutions in Europe and Asia, to allow our clients to access the major investment markets within these areas.

IFG Investment Services Inc. is a Cayman Islands exempt company, incorporated on May 31, 2000, that intends to apply to Caymans Islands Monetary Authority for a Trade and Business license. If we are granted such license, we intend to offer investment services through full-service delivery channels and discount online services over the Internet from IFG Investments' head office in Grand Cayman. This subsidiary to date has not earned any revenue, however, we expect to commence earning revenue two months subsequent to our trade and business license being approved and it is our estimation this will occur by September 2001. International Financial Group Inc., as the parent has received its license to conduct international offshore financial services, which includes providing brokerage services. We are researching whether this license will allow IFG Investment Services Inc. to conduct brokerage activities. The parent company to date has not earned significant revenue, however, we expect to commence earning revenue by September 2001.

We intend to make an application to the Cayman Island Stock Exchange for a seat on its exchange. We feel that acquiring a seat on the CSX will lend it a certain acceptable level of integrity, stability and expertise to prospective clients and partners worldwide. There is no guarantee that we, or our subsidiary will be approved for a seat on the CSX.


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 27

                                  [LOGO - IFG]

We believe that we can best serve our clients by offering jurisdictional alternatives in licensed offshore investment service jurisdictions. Thus, should either St. Kitts and Nevis or the Cayman Islands gain cumbersome financial regulations that inhibit investment options for our clients, we will have the ability to immediately offer an alternative investment jurisdiction.

IFG Investment Services Inc. applied to obtain Qualified Intermediary status with the Internal Revenue Services on December 28, 2000. As of the date of this prospectus, the application remains pending. We are also in discussion with the IRS to have IFG Investments Services Inc. obtain a qualified intermediary status pursuant to the aforementioned application. The purpose of obtaining Qualified Intermediary status and entering into an agreement with the IRS is to simplify withholding and reporting obligations for payments of income made to an account holder through foreign intermediaries such as IFG Investment Services Inc.


IFG Trust Services
------------------

On July 13, 2000, IFG Trust's application for authorization to conduct trust activities was approved by the Government of Nevis, West Indies. We have established a physical office in Nevis to function as our head office for worldwide trust service activities. Our Trust services include, but are not limited to, the establishment of trusts, the provision of professional trustees, the provision of professional trust protectors, the drafting of trust documents (trust deeds, letters of wishes, etc.) and the filing of all necessary government documentation. It is anticipated that many clients will use a trust in an offshore jurisdiction for the purpose of asset protection. This typically serves to add an additional layer of confidentiality, control and versatility to overall financial strategy. This subsidiary to date has not earned significant revenue.

IFG Trust commenced full-service offshore trust activities in January 2001. Our full service division provides trust services through traditional means including in-person consultation, telephone, facsimile, mail and courier. We maintain a website at www.ifgtrust.com that serves as the online brochure
                         ----------------
detailing our products and services.

IFG Trust has commenced the provision of online discount trust services from our websites located at www.apiip.com and www.ifg.com in March 2001. Through the use
                    -------------     -----------
of proprietary technology and a unique three-step process, clients are able to establish a customized offshore structure in a secure environment 24 hours a day, seven days a week, 365 days a year. One of the major barriers in attracting the middle-income market segment to the offshore financial sector, has been the high cost traditionally associated with the establishment and maintenance of offshore legal structures. By utilizing our technology and business model, IFG Trust has been able to reduce the cost of providing and utilizing sophisticated offshore structures, thereby reducing the barrier to making these services available to a whole new segment of the market. Our technology, developed in-house, also allows us to automate the process of establishing corporations and trusts which reduces our corporate labour costs and corporate overhead such as offices, equipment and fixtures.

In February 2001, we established a Trust subsidiary in The Isle of Man, United Kingdom and applied for Trust licenses in Anguilla and St. Lucia of the British West Indies. It is our intention to offer trust services in up to 15 offshore jurisdictions worldwide. We intend to obtain additional trust licenses to satisfy consumer demand and to provide alternative trust services from multiple jurisdictions. There is no guarantee that we, or our subsidiary will be approved for any additional trust licenses. These subsidiaries to date have not earned revenue, however, we expect to commence earning revenue by September, 2001.


IFG Corporate Services
----------------------

Our subsidiary, IFG Trust Services Inc. (Nevis), established IFG Corporate Inc. in the Federation of St. Kitts and Nevis on January 29, 2001. We have established our office in Nevis to function as the worldwide head office for corporate services activities supplied to IFG clients and we share these office facilities with IFG Trust. The corporate services we provide include, but are not limited to, incorporation services, the provision of registered offices, professional directorships, corporate drafting services, and corporate secretarial services. It is anticipated that many of our clients will use a corporation in an offshore jurisdiction for the purpose of asset protection as


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 28

                                  [LOGO - IFG]

well as investment management. This typically serves to add an additional layer of confidentiality, control and versatility to overall financial strategy. Offshore corporate services are currently available through traditional service channels including in-person consultation, telephone, facsimile, mail, courier and the Internet.

IFG Corporate Inc. commenced full-service offshore corporate services activities in February 2001. Our full service division provides corporate services through traditional means including in-person consultation, telephone, facsimile, mail and courier. We intend to maintain a website at www.ifgcorporate.com that will
                                                 --------------------
serve as an online brochure detailing our products and services offered. This subsidiary to date has not earned significant revenue, however, we expect to commence earning revenue by December 2001.

IFG Corporate Inc. commenced the delivery of online discount corporate services from the websites located at www.apiip.com and www.ifg.com in or around March
                               -------------      -----------
2001. Through the use of proprietary technology and a three-step process, our clients will be able to establish a customized offshore corporation 24 hours a day from any personal computer in the world. As with trusts, one of the major barriers in attracting the middle-income market segment to the offshore financial sector, has been the high cost traditionally associated with the establishment and maintenance of offshore corporations. By utilizing our technology and business model, IFG Corporate intends to substantially reduce the cost of providing and utilizing sophisticated offshore structures, thereby reducing the barrier to making these services available to a whole new market (the market for whom the previously high costs had been prohibitive.) By offering these services from multiple jurisdictions, our clients are able to develop a financial plan utilizing multiple layers of confidentiality and secrecy, while also offering the client the ability to utilize the best available jurisdiction for each distinctive part of their offshore financial strategy. As we expand our products and services offered, we will continue to utilize both full service traditional and discount Internet based delivery channels.

We have established additional Corporate Services Providers ("CSP") subsidiaries in the Federation of St. Kitts and Nevis, Antigua, Barbados, Cayman Islands, Costa Rica, Panama, Hong Kong, Isle of Man, Labaun, Marshall Islands, Belize, Cook Islands, Niue, and Seychelles, and where necessary, will be applying for Corporate Service Providers' licenses and establishing offices in these jurisdictions. We are in the process of establishing additional CSP's in The Isle of Man and the Cayman Islands. We intend to offer corporate services, from up to 30 offshore jurisdictions worldwide. We intend to obtain additional corporate services licenses to satisfy consumer demand and to provide alternative corporate services from multiple jurisdictions thereby allowing clients the ability to use the most advantageous corporate legislation available to meet their own particular needs. There is no guarantee that we, or any of our subsidiaries will be approved for any CSP licenses. These subsidiaries to date have not earned any revenue, however, we expect to commence earning revenue by December 2001.


IFG Management Services
-----------------------

We established IFG Management, Inc., in the Federation of St. Kitts and Nevis on January 29, 2001. We have established our office in Nevis to function as the worldwide head office for management services activities supplied to our IFG clients and share these office facilities with IFG Trust and IFG Corporate. The management services we provide include, but are not limited to, office management, secretarial, bookkeeping, mail forwarding, and general administration. We have established management services subsidiaries in over 20 jurisdictions worldwide from which it provides offshore management services. The purpose for establishing over 20 offshore management services subsidiaries is to satisfy consumer demand and to provide management services from multiple offshore jurisdictions. This subsidiary to date has not earned any revenue, however, we expect to commence earning revenue by December 2001.

IFG Management Inc. commenced full-service offshore management service activities in February 2001. Our full service division provides management services through traditional means including in-person consultation, telephone, facsimile, mail and courier. We maintain a website at www.ifgmanagement.com that
                                                      ---------------------
serves as the online brochure detailing the products and services offered by us.

IFG Management also commenced the delivery of online discount management services from our websites located at www.apiip.com and www.ifg.com in March
                                        -------------       -----------
2001. Through the use of proprietary technology and a three-step process, our clients are able to establish a customized offshore structure that can include


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 29

                                  [LOGO - IFG]

both a trust and corporation. Once a client has established their offshore structure, they are able to contact and access our discount management services 24 hours a day through a secure online proprietary messaging system.

Where IFG Trust and/or IFG Corporate are unable to acquire a local trust and/or CSP license or the acquisition of such licenses is determined by management to be impractical, we anticipate we will offer trust and/or CSP services, indirectly, from that jurisdiction, through the existing IFG Management subsidiary and the local CSP and/or trust affiliate we retain. In the period before our other subsidiaries have obtained licenses to directly offer trust and corporate services locally, these subsidiaries are anticipated to be able to offer these services through local affiliation under a revenue sharing arrangement. It is anticipated that delivering trust and corporate services initially through local affiliation will allow us to establish an extensive global presence quickly and efficiently.

IFG Management Services subsidiaries have been established in Anguilla, Bahamas, Turks & Caicos, Cayman Islands, Samoa, British Virgin Islands, Niue, Marshall Islands, Belize, Isle of Man, Labuan, Seychelles, Antigua, Barbados, St. Lucia, Grenada, St. Vincent, Gibraltar, Jersey, Liberia, Guernsey, Dominica, Mauritius and Singapore. Where necessary we will establish offices in these jurisdictions to carry out our business activities. These subsidiaries to date have not earned any revenue, however, we expect to commence earning revenue by December 2001.

Through the International Financial Group subsidiaries, we offer clients unprecedented flexibility and convenience in constructing and managing an offshore financial strategy using full-service and discount Internet-based delivery channels. Each client has very specific structural needs based on their own specific circumstances and goals. Our infrastructure allows clients to utilize a wide variety of products and services, available separately and in bundled formats, and to utilize specific offshore jurisdictions that particularly strive to meet these goals. There is no guarantee we will be effective in penetrating the offshore financial services market in a timely manner, or at all.


IFG Systems
-----------

IFG Systems, Inc., is a Cayman Islands' company, established on August 7, 2000, that develops, licenses, owns and operates all of our Internet technologies, computer software and systems. We have developed proprietary software and systems and have licensed software from various providers, which software enables us to provide clients with confidential and secure online financial transaction processing. We store account records and communication archives in secure computer files and systems in The Federation of St. Kitts and Nevis and is in the process of establishing a redundant server in another offshore jurisdiction. This subsidiary to date has not earned any revenue, however, we expect to commence earning revenue by July 2001.

We have all financial services related communications conducted through encryption to provide confidentiality and security. There is no guarantee this technology will not be breached. Confidentiality is typically a principal motivation behind many decisions to initiate an offshore financial plan. Thus, we have developed a technical infrastructure that allows our clients a degree of autonomy when establishing, modifying and controlling their offshore financial plans. Application and maintenance systems have been designed to simplify human interaction, while clients will have the opportunity to contact our representatives directly should they choose to do so. We currently make it possible for clients to establish offshore corporations and trusts, and trade securities; and in the future we intend to enable clients to establish bank accounts, credit cards, and purchase insurance, all directly from any computer terminal in the world connected to the Internet, 24 hours a day. Provided transactions do not violate anti-money laundering legislation, it is anticipated that they can be performed through automation.

It is our intention to utilize Internet-based technology that uses the latest in security measures, including, but not limited to, the following:

     o We hope to employ a password entry system to attempt to prevent unauthorized users from accessing our system. Clients select a "user name" and "password," which must be correctly entered each time they attempt to access systems.


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 30

                                  [LOGO - IFG]

     o A strong encryption. Users of our system are required to utilize a Secure Socket Layer (SSL) capable browser, which allows the user to select and approve their own certifying authority and to use strong encryption.

     o Stand-alone web server located at a secured site and backed up with redundant servers located in other offshore jurisdictions. The web server hosting our system utilizes a closed operating system.

     o We intend to employ a firewall and IP filter to prevent "active attacks".

We have contracts with third-party organizations that offer server-collocation services. We hope to acquire and maintain the additional premises necessary for hosting our servers internally. To ensure sufficient capacity and uninterrupted service, it is our intention to have redundant facilities located at the different Company operating sites.

We intend to continue to evaluate software from third-party providers and developers that can be customized, developed and integrated into our systems. Where necessary to meet the diverse needs for integrated data of our different operating units, custom database and web page software may be contracted out to third-party software developers retained by IFG Systems. The latest hardware and software environments and development tools are intended to continue to be utilized.

To ensure the integrity and privacy of client data and correspondence over the Internet, we utilize the latest technologies for user authentication and data encryption. We incorporated Secure Socket Layer technology into our websites, which includes the use of digital certificates and public key encryption techniques. Our web servers utilize industry standard SSL encryption capabilities of Microsoft Windows 2000 Web Server to protect communications between our client's web browser and our web server. SSL will ensure information passed between our client's computer and our server is private and confidential. To enable SSL protection, we have purchased digital certificates (a small computer text file that contains encryption key information) from Thawte.com. Thawte.com verified and confirmed our company's identity, and then the digital certificates were issued to us for enabling SSL encryption between our client's web browser and our web server. The phrase "public key encryption techniques" refers to the underlying technology that SSL compliant web servers deploy to protect information. This is an industry standard feature for most Internet websites today. We monitor new developments to ensure that it continues to offer the highest level of data integrity and privacy. Beyond using the best security technologies, we monitor our systems for any possible weaknesses in our security policies and practices, and for any external threats to our security system.


The Proposed Subsidiaries
-------------------------

IFG Bank
--------

Our objective is to offer a broad range of offshore banking and financial service products through traditional service delivery channels and over the Internet. In February 2001, we made applications for offshore bank licenses in Belize and St. Vincent and the Grenadines. The Bank Charters applied for are commonly referred to as "unrestricted offshore banking charters", which would authorize us to conduct a wide range of Banking activities with an unlimited number of customers and companies so long as annual reporting requirements are met, a minimum capital requirement is maintained, and no business is conducted with residents of the jurisdiction granting the license.

We believe customer convenience, operating efficiency and reliable access to an offshore environment will be the key components of the proposed bank's operational strategies. It is anticipated that customers will access banking services by in-person consultation (visiting the bank itself during business hours, or by pre-arranging a consultation in advance), telephone or facsimile. It is also anticipated that banking services will be accessible via the Internet on a 24-hour a day basis at the websites www.ifg.com and www.ifgbank.com. Our
                                          -----------      ---------------
proposed banking services will not incur the cost of supporting an extensive branch system, which management believes will benefit customers through the IFG Bank's ability to offer attractive deposit rates. Management believes IFG Bank's anticipated lower overhead, customer convenience and ability to provide a broad choice of offshore financial services cost-effectively through efficient delivery systems will give IFG Bank a competitive advantage over other offshore banks and offshore financial service providers and onshore banks, both traditional and Internet based. The activities of IFG Bank are intended to


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 31

                                  [LOGO - IFG]

include, but will not necessarily be limited to: deposit taking; asset backed loans; portfolio management; and issuance of credit cards, debit cards, bonds, debentures, bank guarantees, letters of credit and numbered accounts.

During 2002, we intend to obtain a Bank Charter in one of the world's leading offshore banking centers, such as the Cayman Islands, Bahamas, Hong Kong or Switzerland. However, since these aforementioned jurisdictions require new Bank Charter applicants to be "existing and established financial institutions", we intend to establish our initial primary Bank Charters in alternative jurisdictions. The jurisdictions selected by management are accepting applications for new offshore Bank Charters and, in management's view, are considered stringent in their capitalization and management requirements and thereby have and will continue to maintain a good reputation within the offshore banking industry.

The launching of these subsidiaries will be contingent upon the success of this offering to fund the necessary research and development to finance the development of the systems to operate a full and online banking service. Upon the research and development being completed, IFG estimates that it will require approximately $400,000 to $500,000 to operate one banking subsidiary. This will include costs to staff the banking subsidiary, hardware to operate the banking system and overhead to operate the banking facility. IFG would finance this expansion through profits it has earned from its operations at the time of the expansion or it would proceed with the raising of funds through traditional means such as a further public offering.

There is no guarantee that we, or our subsidiaries will be approved for any Bank License.


IFG Insurance
-------------

We intend to establish during 2002, IFG Insurance, Inc., subsidiaries in both Bermuda and the Cayman Islands with the intent of offering insurance services via traditional offshore service delivery channels including in-person consultation, telephone and facsimile. In 2002, we also intend to commence online insurance services activities from our websites located at www.ifg.com
                                                                     -----------
and  www.ifginsurance.com.  Specifically,  life  insurance  and  life  insurance
     --------------------
products including annuities will be offered to our customers as part of our comprehensive offshore financial service plan.

We intend to provide full service offshore insurance services via traditional delivery channels including in-person consultation, telephone and facsimile. Through contacting IFG Insurance, clients will be able to find information about and purchase life insurance policies and annuities in an offshore environment. IFG Insurance offices are intended to provide in-person consultations when customers prefer to conduct their insurance business face-to-face. The website is intended to provide convenient, cost-effective and secure discount insurance services to the growing number of consumers using the Internet for commercial and financial services. It is intended that customers will be able to access the IFG Insurance web-site on a 24 hours a day, 7 days a week basis from any PC, wherever located, by means of a secure Web browser.

Our objective is to offer a limited range of life insurance products. We do not intend to incur the cost of supporting an extensive physical branch system or a network of sales representatives, which management believes will benefit customers through our ability to offer attractive rates. The interactive Internet website, when completed, is intended to effectively reduce the number of personnel traditionally required to establish an insurance contract or policy. It is anticipated that clients will be able to select a life insurance product, and then fill out all necessary information on-line to receive the product. Overall, it is expected that the efficiencies created through this system will allow us to offer very competitive rates. The insurance products and services that we intend to offer include, but are not limited to, term insurance, permanent insurance, Whole Life and Universal Life, and variable other life insurance products.

We intend to establish subsidiaries in both Bermuda and the Cayman Islands, which are globally recognized jurisdictions for offshore insurance products that also have very strong professional and telecommunications infrastructures.
Outside London and New York, Hamilton, Bermuda offers the third largest insurance and reinsurance market in the world. Bermuda and the Cayman Islands also have a wide selection of insurance management companies that can assist us in the delivery of our insurance products and services.


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 32

                                  [LOGO - IFG]

We have retained the services of Marsh Management Services (Bermuda) Ltd., a large and internationally recognized insurance management company, to assist it in establishing and managing our insurance business. This is intended to minimize start up costs associated with our insurance subsidiary, while allowing us time to assess the insurance market and establish our own insurance infrastructure. Reliance on the insurance management company is expected to slowly recede over the first few years of business.

We initially intend to rely heavily on reinsurance. This will assist us in honoring all of our outstanding policy claims and provide timely service to our clients while simultaneously allowing us to allocate capital to other areas. Again, Bermuda and the Cayman Islands offer some of the strongest and most competitive reinsurance markets in the world, so obtaining reasonable reinsurance is not anticipated to be a problem, but is not guaranteed.

The launching of these subsidiaries will be contingent upon the success of this offering to fund the necessary research and development to finance the development of the systems to operate a full and online insurance service. Upon the research and development being completed, IFG estimates that it will require approximately $400,000 to $500,000 to operate one insurance subsidiary. This will include costs to staff the insurance subsidiary., hardware to operate the insurance system and overhead to operate the insurance subsidiary, if it is determined not to use Marsh Management Services (Bermuda) Ltd. as discussed above. IFG would finance this expansion through profits it has earned from its operations at the time of the expansion or it would proceed with the raising of funds through traditional means such as a further public offering .

There is no guarantee that we, or our subsidiary will be approved for any insurance license in Bermuda or the Cayman Islands.












--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 33

                                  [LOGO - IFG]


                                 CORPORATE CHART
        International Financial Group, Inc. Corporate Structure Flowchart


      [ Mr. Kevin Mellor is the sole
       beneficial owner of                         [IFG WORLD HOLDINGS
       International Financial        (arrow to)          TRUST
       Group , Inc.]                                   (BARBADOS)]

                                                       (arrow to)

                                                          100%

      To be Formed (TBF)                  [IFG WORLD HOLDINGS INC. (BARBADOS)]

                                                          100%

                                                       (arrow to)

                                         [International Financial Group, Inc.
                                                    (CAYMAN CORP.)]

                                           (arrows to 1. through 6. and 10.)

[1.IFG Bank, Inc. TBF]  [2.IFG Investment       [3.IFG Insurance, Inc.
                           Services, Inc.             (Bermuda) TBF]
                             (Caymens)]

                            (arrow to 7.)


[4.IFG Trust Services,      [5.IFG Administration      [6.IFG Systems, Inc.
    Inc. (Nevis)                  Inc.                    (Cayman Islands)]
   IFG Trust Services           IFG Corporate
       (IOM)]                     Services, Inc.
                                (Cayman Islands)]
(arrow to 8. and 9.
     and 10)                    (arrow to 11.)

[7.ifgsecurities.com        [8.IFG Investments         [10.IFG Trust Services
(Bahamas), Inc.]              Services Inc.]               (St. Lucia) Inc. and
                            [9.IFG Corporate Inc. and      IFG Trust Services
                              IFG management Inc.]           (Anguilla) Inc.
                                                                 TBF]

[11.ifgcorporate.com,
    ifgmanagement.com, and/or
    ifgholdings.com to be
    formed in up to 40
    jurisdictions]

    (arrow to 12.)


[12.  Incorporations completed to-date:
ifgcorporate.com (Antigua) Inc.
ifgcorporate.com (Seychelles) Inc.
ifgmanagement.com (Turks & Caicos) Limited ifgmanagement.com (Samoa) Inc.
ifgmanagement.com (BVI) Inc.
ifgmarketing.com (Mauritius) Inc.
ifgmanagement.com (Labaun) Inc.
ifgmanagement.com (Barbados) Inc.
ifgmanagement.com (St. Vincent) Inc.
ifgmanagement.com (Jersey) Inc.
ifgcorporate.com (Cook Islands) Inc.
ifgmanagement.com (Aldemey) Limited

ifgcorporate.com (Marshall Islands) Inc.
ifgcorporate.com (Niue) Inc.
ifgcorporate.com (BVI) Inc.
ifgmanagement.com (Anguilla) Inc.
ifgmanagment.com (Guemsey) Limited
iommanagement.com (Isle of Man) Limited
ifgmanagement.com (Seychelles) Inc.
ifgmanagement.com (St. Lucia) Inc.
ifgmanagement.com (Gibraltar) Inc.
ifgmanagement.com (Liberia) Inc.
ifgcorporate.com (Hong Kong) Limited
ifgmanagement.com (Ireland)

ifgcorporate.com (Labaun) Inc.
ifgcorporate.com (Panama) Inc.
ifgcorporate.com (Belize) Inc.
ifgmanagement.com (Niue) Inc.
ifgmanagement.com (Belize) Inc.
ifgmarketing.com (Singapore) Pte Ltd.
ifgmanagement.com (Antigua)
ifgmanagement.com (Grenada) Inc.
ifgmanagement.com (Dom) Limited
ifgholdings.com (Bahamas) Inc.
ifgcorporate.com (Vanuatu) Inc.
ifgcorporate (Isle of Man) Limited]



--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 34

                                  [LOGO - IFG]


IFG World Holdings Trust
------------------------

IFG World Holdings Trust is a trust established under the laws of Barbados. The trustee is Mr. Harold Carter. The trust is for the sole benefit of Mr. Kevin Mellor, the Director and President of International Financial Group, Inc. IFG World Holdings Trust is the sole shareholder of IFG World Holdings Inc.


IFG World Holdings Inc.
-----------------------

IFG World Holdings Inc. is a Barbados corporation that is the controlling shareholder of International Financial Group Inc.


Industry Background
-------------------

The "offshore industry" is comprised of those jurisdictions and institutions outside a person's home jurisdiction that can be used to create an advantage, financial or otherwise, for an individual or a business. Some of the more popular offshore jurisdictions are the British Virgin Islands, Barbados, Bermuda, Cayman Islands, the Federation of St. Kitts and Nevis, Isle of Man, Channel Islands, and Switzerland. The differing legislative environment of different jurisdictions can yield numerous advantages to any person that has the flexibility to relocate themselves or a portion of their assets. Thus, "going offshore" means nothing more than utilizing a jurisdiction other than ones own to hold ones assets and/or conduct business and financial affairs to some financial or legal advantage.

There are a number of reasons people and companies elect to engage an offshore financial strategy. For the most part, they go offshore to protect assets, increase flexibility in corporate management, minimize taxation, get access to global investments, and gain testamentary freedom.

While the costs associated with creating and managing an offshore investment plan has decreased significantly, telecommunications and particularly the Internet have made access to these services faster, easier and more reliable. Thus, while reduced costs make going offshore justifiable to a growing portion of the market, an increasing portion of that market also has access to everything they need to find out about and use these services via the Internet.


Growth of the Internet and Online Commerce
------------------------------------------

Internet usage and online commerce continue to grow worldwide. Offshore Financial USA estimates that there will be 510 million people estimated to be online by the summer of 2001 and they also predict on-line revenue collected by Canadian and American companies by the end of 1999 to be $36.6 billion. The Internet financial magazine, The Standard, quoting Jupiter Research, estimates "By 2005, more than half of US households online - 44 million homes - will bank on the Internet, and 34 million households will trade stocks... As a result online financial institutions will have at their disposal more than $5 trillion in investable assets in 2005..." In addition, The Standard states, "neither traditional banks nor brokerages will claim the largest share of those assets. The bulk of the business will go to firms that provide multiple offerings. In fact, online financial institutions that provide only a single service may soon go the way of the Susan B. Anthony coin. Consumers already favour financial institutions that provide more than one service." Offshore Finance Yearbook states European private banking assets at $5 trillion with worldwide private assets estimated to be at $16.6 trillion USD. It is our believe that this growth can be attributed to many factors, including: a large and growing installed base of personal computers and other Internet-connected devices in the workplace and home; advances in performance and speed of personal computers and modems; improvements in network security, infrastructure and bandwidth; easier and cheaper access to the Internet; and the rapidly expanding availability of online content and commerce sites.





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October 22, 2001               Registration Statement                    Page 35

                                  [LOGO - IFG]


Market Opportunity
------------------

Arnold Goldstein, author of Offshore Havens, states, non-resident bank deposits in the Caribbean are currently in excess of one trillion dollars USD, up from just two billion in 1980. The value of offshore trust accounts established by Americans in the Caribbean is in excess of $450 billion according to Offshore Finance Canada.

This tremendous growth comes from an increasing number of individuals and corporations that look to the international offshore marketplace for asset protection, testamentary freedom, greater investment returns, tax and succession planning and increased confidentiality in business dealings. For example, it is estimated by Offshore Financial USA that the number of lawsuits filed in the USA in 1999 were 18 million and the estimated cost of litigation was $300 billion.

Worldwide Internet users demand for online services is growing according to IDC. According to Global Research in March 2001, there were estimated to be 453.4 million Internet users worldwide. The Standard, quoting American Express, states, one-quarter of online consumers around the world are banking and trading online - or plan to start soon. That number could jump sharply if financial institutions can ease the fears of the nearly 80 percent of online consumers who worry about privacy and security on the net. The Standard also quoted that western Europe will supply the most new customers to Net banks and brokerages, and by 2004 it will lead both sectors. The U.S. is also expecting strong growth in online banking and trading. By 2004, The Standard estimates that online brokerage customers worldwide will reach 63.6 million people. Data provided by Salomon Smith Barney shows online trading accounted for 30.5% of all trades on the NYSE and NASDAQ in the third quarter of 2000. We believe that the offshore and online financial services industries will continue to grow. This belief is supported by six recent trends.

First, global demographic statistics suggest that individuals will be investing, holding and acquiring unprecedented wealth during the next decade. Large numbers of "baby boomers" are beginning to invest for their children's education and for their own retirement. Additionally, it is estimated that these individuals, many of whom have greater education, technical capabilities and investment choices than their parents, as well as greater access to information, will inherit significant wealth from the previous generation during the next decade. This represents the largest transfer of wealth in history, a fact that we believe will result in - new consideration being given to the development of effective estate plans and asset protection strategies, including the utilization of offshore financial strategies.

Second, we believe there is an increased need by individuals and corporations to protect themselves and their assets in today's increasingly litigious environment. Higher levels of asset protection can be achieved through the utilization of financial structures and institutions in confidentiality and secrecy bound offshore jurisdictions. Through the use of offshore financial structures, individuals and corporations are better able to protect themselves from claims that may arise from frivolous lawsuits, creditors and disputes arising from marital difficulties.

Third, investors are becoming more self-reliant in the pursuit of their financial goals in general. They are increasingly willing to acquire information about, and an understanding of, investments, trusts, corporations and other offshore products and services and have become increasingly sophisticated and knowledgeable about these products and services. Access to a broad range of financial information and advice has decreased the necessity for hands-on banking advice, brokerage advice, trust expertise, insurance expertise and other professional financial assistance.

Fourth, consumers have expanded their access to powerful, yet inexpensive, computer technology and are becoming more comfortable with and proficient in the use of this technology. The Internet delivers information that facilitates inexpensive communication of data and, therefore, independent "E-commerce" transactions have been growing at an accelerating rate. In short, we believe the Internet is producing thousands of new cyber-investors every day. Investors are increasingly making their own decisions about their financial future and tend to seek flexibility and efficiency in execution of these independent transactions.

Fifth, the Internet and advanced telecommunication systems have allowed banking, brokerage, insurance and offshore corporate and trust products and services to be offered from any place in the world to customers located any place in the world. Thus, in most cases, dealing with an offshore financial account has become as convenient as dealing with the bank down the street. Customers may access their financial empire merely by dialing up a local telephone number and logging on by computer through a user name and password. From the access screen,


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 36

                                  [LOGO - IFG]

they can ascertain information regarding their deposits, stock quotes, view their positions, execute orders, change orders, purchase products and deposit and withdraw funds. Orders are routed electronically either to members of a particular market or off-market facilities that match orders submitted directly from brokerages.

Finally, we believe that the technology for on-line transactions has developed to a stage where customers can be virtually assured complete security and confidentiality. New and sophisticated cryptographic systems have been developed that assures all information transmitted between a given client and offshore service is completely protected. Further, we hope this new technology will give new consumers confidence that their deposits will be protected from technological espionage.

Management believes these trends will assure continued growth in the use of offshore financial strategies, and particularly offshore financial strategies that are accessible via the Internet.


Marketing Strategy
------------------

Our marketing strategy focuses on creating value for their clients through the utilization of offshore asset protection and investment strategies. We market our full-service division primarily through the use of a telemarketing/fax/email-based Professional Referral Program, and we intend to place advertisements in offshore trade publications. We market our discount Internet-based services primarily through the registration of our websites in popular Internet search engines and directories. We have focused our marketing campaign on asset protection opportunities for potential clients, cost-effective full line of offshore financial services, available in both bundled and separate formats. IFG Trust and APIIP are registered with the following search engines:

     o    AOL Search
     o    Alta Vista
     o    DirectHit
     o    Google
     o    HotBot
     o    Lycos
     o    MSN
     o    Netscape
     o    Open Directory

We market our full service offshore financial products and services primarily through a telemarketing/fax/email-based Professional Referral Program directed at lawyers, accountants and investment advisors. The Professional Referral Program has been developed to introduce IFG and our products and services to those professional advisors who may have clients that would benefit through the utilization of offshore strategies. We then work with the client and the professional advisor to develop and implement an individualized offshore financial strategy. We also intend to promote our full service divisions through the placement of advertisements, aimed at professional advisors, in popular offshore industry trade publications.

We market our discount Internet-based offshore financial products and services exclusively through the Internet. We maintain numerous websites from which we provide a wide variety of offshore financial products and services. We have registered these websites with Internet search engines and directories. Forrester Research estimates that over 50% of consumers who use e-commerce websites find these sites through the utilization of Internet search engines and directories.

We market our offshore financial products and services to the following target markets:

     o Professionals and entrepreneurs who are subject to a high degree of potential legal liability in the course of their profession such as lawyers, doctors and business owners;
     o Individuals looking for asset protection and additional freedom in estate and succession planning;
     o  Businesses that market and sell products internationally; and


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October 22, 2001               Registration Statement                    Page 37

                                  [LOGO - IFG]

     o High and middle-income market individuals and business entities with liquid assets in excess of $100,000.00 or assets that lend themselves to offshore strategies.

Our marketing campaign focuses on the asset protection opportunities for potential clients to utilize the cost effective full line of offshore financial services that are available in both bundled and separate formats. The campaign addresses new opportunities for potential clients to protect their assets in multiple offshore jurisdictions. Through the utilization of advanced proprietary technology, we have been able to substantially reduce the costs associated with establishing and managing an offshore financial plan, and as such, we highlight this cost saving opportunity. Our marketing campaign also focuses on our ability to deliver a full range of both bundled and separate offshore financial products and services including investments, trust and corporate services.

It is our objective to gain a leading position as a provider of offshore and Internet-based financial products and services by combining confidentiality, technology, innovation, convenience, service and value. Our marketing strategies to accomplish this goal will include:

     o Continuing to broaden our products and services line of financial services to include offshore banking and insurance;
     o Continuing to increase the number of offshore jurisdictions from which we offers services;
     o Continuing to apply advanced and Internet-based technologies in the delivery of cost-effective offshore financial products and services; and,
     o Continuing to employ offshore financial professionals with expertise in law, banking, insurance and investments.


Revenues
--------

We currently are able to generate revenues from the following sources:

     o    Investment management, security transactions and related fees;
     o    Establishment of trust, trustee services and related fees;
     o    Consulting  fees  relating  to  capital  acquisition   activities  for
          clients; and,
     o    Incorporation, administration, management and related fees.

We intend to generate fees from the following sources, once our bank and insurance subsidiaries are established:

     o    Banking and associated fees; and
     o    Insurance premiums and related fees.


Business Strategy
-----------------

Main Objectives
---------------

Our business strategy has been developed by management to achieve the following corporate objectives:

     o  To  create   shareholder   value   by  being  a  leading    provider  of
        comprehensive offshore financial services;

     o To attain the highest market share penetration possible, by delivering both bundled and separate offshore financial services through full-service traditional delivery channels and discount Internet-based channels;

     o  To provide  a confidential  and  secure  environment  for our clients to
        conduct  their  offshore  financial  affairs  with  a  focus   on  asset
        protection;

     o  To  utilize  the latest  Internet-based  technologies  to  ensure   cost
        effective and convenient provision of our offshore financial products and services on a global basis;


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October 22, 2001               Registration Statement                    Page 38

                                  [LOGO - IFG]

     o  To provide prompt, reliable, efficient and professional service;

     o To provide reliability in offshore financial planning by establishing redundancy; and,

     o  To  maintain an exceptional  reputation in  the  international  offshore
        financial  industry  by  satisfying  all  local  anti-money   laundering
        regulatory requirements.


Full and Discount Products and Services
---------------------------------------

We currently provide full service offshore investment, trust, corporate and management services, and in the future will incorporate banking and insurance services, through traditional delivery channels including in-person consultation, telephone, facsimile, courier and mail. Through contacting IFG and its subsidiaries, clients are able to interact with our offshore experts on a one-to-one basis in a confidential environment. Our office in St. Kitts and Nevis provide facilities to conduct in-person consultations when customers prefer to conduct their business face-to-face. Clients may also contact us via telephone, facsimile, mail and courier, provided the customer pre-approves this type of order communication and provides an account number and password. All of these service channels are currently available during North American market hours.

In May 2001, we intend to use proprietary technologies, to commence providing online discount offshore financial services from our websites located at www.ifg.com and www.apiip.com. The services currently provided via the Internet
-----------     -------------
include: investments, trust, corporate and management services activities, available in separate and bundled formats. Through our websites, clients are able to establish and manage offshore trust and corporate structures. We also intend to offer discount offshore banking and insurance services via the Internet, once corporate and technical infrastructure are in place. These Internet-based services are provided in a confidential and secure offshore environment 24 hours a day, seven days a week, 365 days a year. Further, it is intended that these services will be offered from up to 30 offshore jurisdictions worldwide, allowing clients the ability to chose whatever jurisdiction best suits their own particular offshore financial needs and preferences. Today's investor demands confidentiality, asset protection, investment alternatives and ease of access to assets.

We offer our offshore financial products and services both separately and in bundled formats. By offering clients the convenience of a "one-stop" comprehensive offshore financial service option, we create a number of internal efficiencies in the delivery of our products and services.

Confidential and Secure Environment
-----------------------------------

There is no denying that confidentiality is a principal motivation behind many decisions to initiate an offshore financial plan. Thus, we have developed an infrastructure which is intended to allow clients autonomy in establishing, modifying and managing their offshore financial plan, while hopefully minimizing the number of individuals required to receive and process client requests. We have developed a comprehensive internal confidentiality policy, which guides each employee in respect of confidentiality. Moreover, each Company employee is specifically trained and informed in their respective jurisdiction's privacy legislation, and any violations are intended to be prosecuted to the fullest extent of the law. Most offshore jurisdictions make it an offense, and in some jurisdictions a criminal offense, for any offshore provider or employee to divulge any information regarding a client to anyone unless ordered to by a court of competent jurisdiction.

The global corporate infrastructure of IFG allows clients to establish and manage their offshore financial plan to include the use of multiple offshore jurisdictions in an efficient and timely manner. This allows for multiple layers of confidentiality protection in each individual financial plan, while also providing portfolio diversification, and a maximization of international regulatory benefits. For example, a client is able to establish an offshore trust in the Isle of Man, which owns an offshore company in Barbados, which in turn has funds invested in the Cayman Islands or on deposit in St. Vincent and The Grenadines.


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October 22, 2001               Registration Statement                    Page 39

                                  [LOGO - IFG]

Our Internet-based systems have been designed to maximize client ease of use, while at the same time clients allowing the opportunity to contact our representatives directly should they choose to do so. It is our intention for clients to establish corporations and trusts, and manage their investment portfolio in a secure and confidential on-line offshore environment. In the near future, we intend to incorporate on-line offshore banking and insurance services into our existing secure Internet-based technology infrastructure, and thereby making it possible to establish and manage bank accounts, and purchase insurance from any computer terminal in the world connected to the Internet. Provided transactions do not violate anti-money laundering legislation, it is anticipated that they can be performed through automation.

It is our intention to utilize Internet-based technologies that use the latest in security measures, including, but not limited to, those described below:

     o Our systems will employ a password entry system to attempt to assure that no unauthorized users are allowed access to our system. Clients select a "user name" and "password," which must be correctly entered each time they attempt to access our systems.

     o To support strong encryption, users of our system are required to utilize a SSL capable browser, which allows the user to select and approve their own certifying authority and to use strong encryption.

     o Stand-alone web server located at a secured site and backed up with redundant servers located in other offshore jurisdictions. The web server hosting our system utilizes a closed operating system.

     o We intend to employ a firewall and IP filter to prevent "active attacks".


Cost Effective and Convenient Service
-------------------------------------

Through the use of the latest advanced and Internet-based technologies we are attempting to provide cost effective and convenient services of our offshore financial products on a global basis. Through our unique advanced and
Internet-based technologies and by the cost efficiencies gained through providing a comprehensive bundled package of offshore financial products and services, we are able to offer our clients a more cost-effective method for moving their affairs offshore. We believe the use of the Internet by clients makes access to offshore strategies more affordable, efficient and accessible than ever before. On-line operating efficiencies such as a minimal physical branch system and automatic record keeping and transaction processing reduce our day-to-day operating costs. These savings, in turn, allow us to offer more cost competitive offshore products and services.

We offer clients the convenience of managing their offshore financial affairs in either a full-service or discount Internet-based environment. Our full-service offerings enable clients the convenience of dealing with their professional advisors on an individual basis. Our discount Internet-based offerings allow clients the convenience of managing their offshore financial plan, via the Internet, 24 hours of each day from virtually any Internet-enabled computer system in the world


Prompt, Reliable, Efficient and Professional Service
----------------------------------------------------

We intend to continue to attract and retain leading offshore financial services professionals. Our management team and staff are comprised of individuals with extensive education and experience in law, taxation, banking, investments, insurance, trusts, and corporate services. Due to the highly complex and demanding nature of our business activities, and the sophisticated needs of our clients, it will be essential for us to continue to maintain this high level of professionalism.






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October 22, 2001               Registration Statement                    Page 40

                                  [LOGO - IFG]


Reliability Through Redundancy
------------------------------

We have established redundancy in two areas. First, we have, or are applying for, licenses authorizing us to conduct bank, investment, insurance, trust, and CSP activities in more than one jurisdiction. This redundancy hopefully allows us to react to changing international and domestic legislation, and provide our clients with an alternative offshore jurisdiction where required.

Second, our discount Internet-based offshore services intend to use a primary and secondary network system. Thus, if the primary server experiences technical problems with our telecommunications infrastructure, the secondary server will automatically assume responsibility for maintaining our websites and databases. We feel this is an essential element in the provision of offshore financial services, since it is absolutely critical that each customer have 100% reliable access to all their offshore financial affairs.


Reputation
----------

We are committed to upholding anti-money laundering laws in the jurisdictions in which we operates and, therefore, has initiated stringent due diligence standards to ensure relevant legislation is not offended and that client due diligence requirements are satisfied. We recognize the importance of such legislation in the prevention of crime and joins with all other offshore providers in sharing this responsibility.


Competition
-----------

We compete with numerous established offshore service providers in the offshore financial industry. These competitors currently include banks, offshore investment firms, trust companies, and corporate and management service providers. As we expand our products and services offered it is assumed we will also compete with offshore banks, insurance companies, and other business entities that provide offshore financial products and services. We expect such competition to continue and intensify in the future. We expect many of our competitors will have significantly greater financial, technical, marketing and other resources than IFG.

There exists a number of well established, and in some cases much better capitalized, competitors in both traditional and online securities and investment services in the offshore venue. These include many companies and financial services endeavors with single offices. We will be entering an arena with well practiced, and in many instances well financed, competitors. While we believe that we will eventually establish a position within this market, there is no guarantee that our efforts will be successful.

Current competitors of our offshore investment services subsidiaries include, but are not limited to, Merrill Lynch, Morgan Stanley, First Nevisian, Cayman National Securities, Smith Barney, SEGOES, www.offshoretrading.com, Freedom Trade, E-Trade, www.schwab.com, Insinger Trust, Trident Trust, Royal Bank of Scotland, Atlas Private Trust and Fiduciary Trust, www.globaltrusts.com, www.guardiantrustees.com, www.henley-partner.com, pishon-trust-management.com,
www.corporate-premier.com, HWR Services and Caribbean Management, Codan Management, Morningstar, Insad, Sovereign Group, OCRA, Worldwide, Offshore Corporate Services, www.corporate.com, www.123ezcorp.com, Barclays Bank, UBS, Royal Bank of Canada, ING Bank and Cayman National Bank, www.fsharpbank.com, www.bayshorebank.com, www.providentbelize.com, www.paritatebank.com and www.hsbc.com Prudential Insurance, London Life, Lloyds of London, The Guardian and Northern Life Insurance, I-Quote, www.budgetlife.com, www.quotesmith.com, www.cheap-life-insurance.com and www.interlinx.com.

All these current and potential competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements than we and may be able to undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than IFG. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their services and products. We cannot guarantee that new competitors or alliances among competitors will not emerge, and these competitors may acquire a significant market share of the offshore financial industry. There can be no assurance that we will be able to compete effectively with current or future


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October 22, 2001               Registration Statement                    Page 41

                                  [LOGO - IFG]

competitors or that the competitive pressures faced by us will not have a material adverse affect on our business, financial condition and operating results.


GOVERNMENT REGULATION


The Company
-----------

In conducting various aspects of our business, we will be subject to various laws and regulations within each jurisdiction in which we operate.

We will be engaged in marketing financial products and services from up to 30 jurisdictions. As a result, we are bound to uphold all local laws including those laws related to the business of selling financial products and services and all local money laundering laws. Failure to comply with any of these laws, rules or regulations could result in censure, fine, incarceration, revocation of work permits, the issuance of cease-and-desist orders or the suspension or expulsion of the our officers or employees from certain countries, any of which could have a material adverse affect on our ability to carry on business, which would, in turn, have a material adverse affect on our financial condition and operating results and, therefore, the prospect of an investor's return of capital invested in IFG.

It is our intent to expand our business to a number of offshore financial centers. In order to expand our services globally, we must comply with regulatory rules and regulation of each specific country in which we conducts business, which may include finding qualified professionals and business people capable of providing correspondent services. The varying compliance requirements of these different regulatory jurisdictions may also limit our ability to expand internationally.

We eventually intend to conduct a significant portion of our business through the Internet and other electronic media and intend to expand our use of such media. To date, the use of the Internet to conduct financial transactions has been relatively free from regulatory restraints. However, a number of governments, including the United States, are beginning to address the regulatory issues that may arise in connection with use of the Internet. Accordingly, there can be no assurance that these authorities will not adopt new regulations (or interpret their existing regulations) in a manner that constrains our ability to transact business through the Internet or other electronic media. Any additional regulation of our use of electronic media could render our business or operations more costly, less efficient or even impossible, any of which could have a material adverse affect our business, financial condition and operating results.

In addition to the above risks, we cannot assess the effect that the Organization for Economic Cooperation and Development, the United Nations and the G7 countries initiatives will have upon the offshore financial industry and, in particular, the jurisdictions that we will carry on business in and our proposed clients.


IFG Bank
--------

With respect to obtaining bank licenses to carry on the business of offshore banking, a typical requirement of offshore jurisdictions is to demand from the applicant that they capitalize the bank with a statutory amount of capital as stipulated by that jurisdictions government. These capital requirements can take the form of unencumbered and encumbered capital. The latter would need to be placed by the applicant into a deposit account with the government. The bank would not be permitted to use such funds while in operation.

We have applied for a Class I bank license from the Government of St. Vincent and will be subject to the following net capital requirements:

     o Maintain a fully paid-up capital of not less than $500,000 USD, or its equivalent in another currency, or such greater sum as the local authority may reasonably determine appropriate; and,


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 42

                                  [LOGO - IFG]

     o Deposit or invest the sum of $100,000 USD or its equivalent in another currency, in such a manner as the local authority may reasonable prescribe.

We have applied for a Class A bank license from the Government of Belize and will be subject to the following net capital requirement:

     o Maintains a fully paid-up capital of not less than $500,000 USD, or its equivalent in another currency, or such greater sum as the local authority may reasonably determine appropriate.

Each of these jurisdictions will allow the bank to carry on banking activities with non-residents only. Carrying on banking activities with residents of the jurisdiction is strictly prohibited.

The proposed banks will also be subject to various other regulatory requirements including but note limited to: competency of Directors and Officers; obtaining errors and omission insurance; obtaining Directors and Officers insurance; and, Know Your Client Rules. Know Your Client Rules are defined by us to mean rules that are designed to identify the client and their source of funds to satisfy anti-money laundering legislation enacted by the countries we operate within. Generally, these rules are satisfied by obtaining the following from the client: certified copy of his/her passport; professional references; bank reference; utility statement; and, written representation as to the source of the funds transferred by the client.


IFG Investment Services
-----------------------

The IFG Investment services subsidiaries will be subject to various regulatory requirements including, competency of Directors and Officers, net capital requirements, obtaining Errors and Omissions insurance, obtaining Directors and Officers Liability insurance and Know Your Client Rules.


IFG Insurance
-------------

Our proposed insurance subsidiary, IFG Insurance, Inc., will be subject to capital requirements to ensure that we can sustain a certain degree of losses and that we are properly capitalized. We intend to provide life insurance products that typically demand (at the ultimate discretion of the responsible authority) that we have $250,000 USD in minimum capital and surplus requirements. In addition, some jurisdictions will demand that we maintain adequate levels of Error and Omission and Directors and Officers Liability insurance as well as adhere to Know Your Client Rules.


IFG Trust Services
------------------

In each jurisdiction where management determines it is practicable to obtain a trust license, our trust subsidiaries may be subject to various capital requirements from each respective jurisdiction to ensure that it is properly capitalized. We estimate that the typical paid in capital requirement will not exceed $250,000 USD per jurisdiction. In addition, some jurisdictions will demand that we maintain adequate levels of Error and Omission and Directors and Officers Liability insurance and adhere to Know Your Client Rules.


IFG Corporate Services
----------------------

In each jurisdiction where management determines it is practicable to obtain a CSP license, our CSP subsidiaries may be subject to various capital requirements from each respective jurisdiction to ensure that it is properly capitalized. We estimate that the typical paid in capital requirement for CSP jurisdictions will not exceed $250,000 USD per jurisdiction. In many cases, local regulations only require such capitalization to be demonstrated through corporate bank statements, and such funds can be encumbered by more than one jurisdiction's capitalization requirement and can be used in the operation of the business. In


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 43

                                  [LOGO - IFG]

addition a particular jurisdiction will demand that we maintain adequate levels of Error and Omission and Directors and Officers Liability insurance and Know Your Client Rules.


Facilities, Equipment and Systems
---------------------------------

Offices
-------

We operate our head office in The Federation of St Kitts & Nevis, West Indies. This space is utilized as IFG Trust Services, IFG Investments Services (Nevis), IFG Corporate and IFG Management headquarters in Nevis, West Indies. We have doubled our lease space in St. Kitts & Nevis to centralize our operation and to accommodate the infrastructure required to facilitate our businesses.

The head office for IFG Bank, Inc. is anticipated to be located in St. Vincent. We intend to lease office space in St. Vincent or Belize for the two proposed operating subsidiaries of IFG Bank, Inc. Our estimates are that the leased space in either jurisdiction will not exceed $48,000 per year.


Computer Hardware
-----------------

We have installed all necessary computer hardware and systems required to operate our Internet based offshore financial services system with third-party organizations that offer web-hosting services. We may eventually acquire and maintain all the additional premises necessary for hosting our servers internally. To ensure sufficient capacity and uninterrupted service, we intend to provide redundant facilities that are located at our different operating sites.


Computer Software
-----------------

We have either developed or licensed all the necessary proprietary computer software required to operate our Internet-based offshore financial services systems. For purposes of future computer software development, we intend to evaluate software from third-party providers that can be customized and integrated into our system. Where necessary to meet the diverse needs for integrated data of the different Company's operating units, customer database and web page software will be contracted to software developers hired by IFG. The latest hardware and software environments and development tools will be utilized.


Security
--------

We have placed a heavy emphasis on security for our main physical branches of operations and our Internet-based online systems. We believe all of our existing offices are of extremely solid construction. It is anticipated that we will make it a priority that all future offices will be the same. Further, as our initial client base expands, it is anticipated that the services of a "bonded" and well-known local security company will be employed to monitor each head office during regular business hours. In the case of the proposed bank subsidiaries, such security will be employed to monitor the bank's physical office during both business and non-business hours.

To ensure the integrity and privacy of client data and correspondence over the Internet of our on-line service, we will utilize the latest technologies for user authentication and data encryption. We have incorporated Secure Socket Layer technology into our websites, which includes the use of digital certificates and public key encryption techniques. We intend to monitor new developments to ensure that we continue to offer the highest level of data integrity and privacy. Beyond using the best security technologies, we monitor our systems for any possible weaknesses in our security policies and practices and for any external threats to our security system.





--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 44

                                  [LOGO - IFG]


MANAGEMENT

The daily affairs of IFG are under the direction of its senior management: Mr. Kevin Mellor, President, Mr. Daniel MacMullin, Sr. Vice President of Trust Services, and Mr. Anthony Chan, Sr. Vice President Technology.

The directors, officers and senior management of International Financial Group Inc. are as follows:

Name                     Age                 Position                              Residency            Term as Director
----                     ---                 --------                              ---------            ----------------
Mr. Kevin Mellor         40     President and Chair of the Board*  Director*     Cayman Islands           1 yr, 2 months
Mr. Harold Carter        55                                        Director*     St. George, Barbados     11 months
Mr. Roman Kostiw         43                                        Director*     Toronto, Canada          4 months
Mr. Drew Parker          42                                        Director*     Vancouver, Canada        4 months
Mr. John Rayner          57                                        Director*     Hamilton, Bermuda        7 monthss
Mr. Vernon Veira         45                                        Director*     Basseterre, St. Kitts    11 months
Mr. Anthony Chan         26     Sr. Vice President, Technology                   Vancouver, Canada
Mr. Daniel MacMullin     40     Sr. Vice President, Trust Services               Nevis, BWI
Ms Catherine Rublack     39     Vice President, Administration     Director      Cayman Islands           6 months

*Directors of International Financial Group, Inc.


Key Personnel Qualifications
----------------------------

Mr. Kevin Mellor received his Bachelor of Administration from the University of Regina, Canada in 1983 and his Bachelor of Laws from the University of Saskatchewan, Canada in 1990. Mr. Mellor received his Chartered Accountant (Canada) designation in 1986 and became a Barrister & Solicitor (Canada) in 1991. Mr. Mellor has extensive litigation experience in the Tax Court of Canada and the Federal Court of Appeal (Canada). Mr. Mellor practiced as a corporate/commercial lawyer with his preferred area of practice in taxation. Mr. Mellor's professional experience includes being an auditor for the Government of Saskatchewan and a member of the National Hockey League Players Association in his capacity as a players' agent. Mr. Mellor has for the past five (5) years been a partner in the law firm Mellor & Anderson. Mr. Mellor has not previously been a director of a reporting company.

Mr. Harold Carter received his Bachelor of Arts (Hons) degree, Certified General Accountant (CGA) designation and Associate of the Chartered Institute of Bankers
(ACIB) from the University of West Indies. Between 1968 and 1988, Mr. Carter managed a number of retail branches of Barclay's Bank, eventually going on to act as Manager and Secretary for the Barclay's Financial Corporation of Barbados Ltd. in 1988 and 1989. Mr. Carter acted as the Managing Director of the Barclay's Financial Corporation of Barbados Ltd. from 1989 to 1998. Mr. Carter has also acted as a member of the Barbados Police Services Commission. Mr. Carter has not previously been a director of a reporting company.

Mr. Roman Kostiw received his Bachelor of Arts in Economics & Criminal Behavior from York University in 1979. Mr. Kostiw has passed his Registered Representatives Examinations (1980); Licensed for Options, Commodities, Financial Futures and Mutual Funds (1980-1981); Canadian Securities Course
(1980); Canadian Investment Management Parts I and II leading to C.I.M. (Certified Investment Managers Designation 1992-1993); Designated Registered Options Principals Exam (D.R.O.P.) (1993); Branch Managers Qualifying Exam
(1993); Partners Directors Officers Exam (1993). Mr. Kostiw worked with Midland Doherty Limited; Toronto Dominion Bank (Green Line Investor Service); The Canada Trust Company; The Investment Dealers Association of Canada; securities consultant to Credit Suisse Canada, Toronto Stock Exchange, Nesbitt Thomson
Inc., CIBC Securities and Midland Walwyn Inc; Altramira Management Ltd. (Director of Compliance); The Corporate Group; C.M. Oliver Financial Corporation (Ethics, Practices & Compliance). Mr. Kostiw has not previously been a director of a reporting company.

Dr. Drew Parker is an  Associate  Professor  of  Information  Technology  in the
Faculty of Business Administration at Simon Fraser University in British Columbia. He has taught, delivered presentations and consulted extensively in


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 45

                                  [LOGO - IFG]

the Information Systems and Telecommunications area. He has worked with Internet business issues for over a decade. Dr. Parker received his Bachelor of Commerce and Masters in Business Administration from the University of Calgary in Alberta and his Ph.D. from the Ivey School of Business Administration at the University of Western Ontario. Mr. Parker was appointed to the position of Director in March 2001. Dr. Parker was a director of a reporting company, Denmans.com. Dr. Parker resigned as Director January 2001 from Denmans.com.

Mr. John Rayner worked at a number of insurance companies and institutions including Prudential Assurance Company (UK), American International Group (Bermuda), and Argus Conning (Bermuda) between 1966 and 1984. Mr. Rayner's past insurance industry experience includes feasibility studies, profit testing, reinsurance, statutory and CAAP valuations, underwriting and many other aspects of life and health insurance. In 1984, he established an actuarial consulting firm, Abbott Associates, where Mr. Rayner is currently the sole proprietor. Mr. Rayner is a member of the American Academy of Actuaries and of the International Actuarial Association and is an associate of the Society of Actuaries (USA). Mr. Rayner has also attained the designation of Fellow with the Institute of Actuaries (UK). Mr. Rayner has not been a public director of a reporting company in North America or Europe. However, Mr. Rayner has been a director of public Caribbean companies.

Mr. Vernon Veira received his Bachelor of Laws from La Salle Extension University (Canada) in 1980 and received his LEC from Norman Manley Law School in Kingston, Jamaica. During 1983 Mr. Veira established his own law firm and acted as Crown Counsel for the Government of St Kitts-Nevis. Mr. Veira, has maintained his law practice and now practices, as the senior partner in the law firm of Veira, Grant & Associates as a corporate/commercial lawyer with his preferred area of practice in offshore corporate/commercial law. Mr. Veira is a member of the St. Kitts-Nevis Bar Association and the International Bar Association and is a former Member of Parliament in St. Kitts. Mr. Veira is a director of a public company named DotCom 2000.

Mr. Anthony Chan received his Bachelor of Business Administration and Master of Business Administration from Simon Fraser University, Canada in 1997 and 1999. His professional experience includes providing technical expertise in launching a post-graduate online education program at Simon Fraser University. Mr. Chan has been teaching in the faculty of business administration and school of computing science at Simon Fraser University since 1999. Mr. Chan has not previously been a director of a reporting company.

Mr. Daniel MacMullin received his Bachelor of Arts degree from the University of Saskatchewan, Canada in 1989 and his Bachelor of Laws Degree from the University of Saskatchewan, Canada in 1992. Mr. MacMullin became a Barrister & Solicitor (Canada) in 1993 with his preferred area of practice being criminal law. Mr. MacMullin has also served with the Canadian Armed Forces as a commissioned officer from 1978 to 1981 and in the Royal Canadian Mounted Police (RCMP) from 1982 to 1988. Mr. MacMullin is also a member of the Saskatchewan Criminal Defense Bar. For the past five years, Mr. MacMullin has been a partner in the law firm Hawkins & MacMullin. Mr. MacMullin has not previously been a director of a reporting company.

Ms. Catherine Rublack was employed with the Canadian Venture Exchange (formerly Vancouver Stock Exchange) for over twelve years prior to joining IFG. Ms. Rublack held several management and administrative positions within the Exchange with the two most recent positions being Manager, President's Action Line and Manager, Administration. Ms. Rublack has completed and passed her Canadian Securities Course and the Conduct and Practices Handbook examination for Registered Representatives. Ms. Rublack has also successfully completed other Canadian securities related courses and University-level classes. Ms. Rublack has not previously been a director of a reporting company.

We have also retained the services of Mr. Lisle Webster and Ms. Andrea Young to perform future directors roles of the proposed banks that we have applied for licenses under. Mr. Webster has agreed to be a director for IFG Bank, Inc. in St. Vincent and Belize and Ms. Young has agreed to be a director in St. Vincent.

Mr. Lisle Webster's career with Barclays Bank extended over 35 years. He retired as Senior Offshore Manager, Barbados Offshore Banking Centre. Since retiring in 1999, Mr. Webster founded Financial Solutions Group and is the majority shareholder. Mr. Webster has held several professional associations with the Institute of Bankers, London; Canada Barbados Business Association as a Member, Fund-Raising Chairman and President in 1998-99.

Ms. Andrea J.P. Young attended the University of West Indies where she attained her law degree in 1995. Ms. Young continued her education and obtained her Legal Education Certificate from Hugh Wooding Law School in 1997. Ms. Young was an Associate Attorney with the law firm Dougan & Delves, Kingstown, St. Vincent from 1997 - 2000. She is currently an Associate Attorney with the law firm Webster Dyrud Mitchell, Kingstown, St. Vincent.



--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 46

                                  [LOGO - IFG]

IFG Bank, Inc. has retained Mr. Andre Lizee of Regina, Canada to consult with us in his capacity as an "advisory committee member" to the Board of Directors.

Mr. Andre Lizee attended the University of Saskatchewan, Canada trained in Bank management with the Institute of Canadian Bankers, and has received trade and finance training from Trade Bank, Wells Fargo, and the Hong Kong Shanghai Bank. Since 1990 Mr. Lizee has gained experience as a bank manager for the Bank of Montreal, Montreal Trust and the Hong Kong Bank of Canada, as an associate Vice-President for Credit Union Central of Saskatchewan, and as President of the 2020 Business advisory Corporation, a title he currently maintains. Since 1996, Mr. Lizee has also acted as sole proprietor for A.L. Management Group, a consulting practice specializing in asset liability and management for small business. Mr. Lizee is a licensed securities representative and a Fellow of the Institute of Canadian Bankers (University of Toronto).


Independent Development and Support Contracts
---------------------------------------------

Relationships have been established with International Internet Systems Inc. of Vancouver, British Columbia, Canada (Mr. Tenny Sembokuya, President) and Express Marketing Inc, Nevis, West Indies ( Mr. Winston Barta, President) for assistance in web page design, content and marketing. We have also established relationships with Efusion ATP of Toronto, Canada (Mr. Bruce Turner, President) and Todd Long of Vancouver, Canada for assistance with search engine registration. We have not executed a contract with these third-party providers. We anticipate that additional contracts will be necessary as our development continues.


Director and Officers Compensation
----------------------------------

The following table sets forth the salaries, directors' fees and living allowances we expect to pay to our executives on an annual basis.

                                                                                            Living
Person                     Position                   Salary (1)      Directors' Fees     Allowance
---------                  --------                   ----------      ---------------     ---------
Mr. Kevin Mellor           President & Director       $180,000          $10,000             $33,600

Mr. Harold Carter          Director                    nil              $10,000               nil

Mr. Roman Kostiw           Director                    nil              $10,000               nil

Dr. Drew Parker            Director                    nil              $10,000               nil

Mr. John Rayner            Director                    nil              $10,000               nil

Mr. VernonVeira            Director                    nil              $10,000               nil

Mr. Lisle Webster(1)       Director                    nil              $10,000               nil

Ms. Andrea Young(2)        Director                    nil              $  1,000              nil

Mr. Anthony Chan           Sr. Vice President         $ 81,000               nil              nil

Mr. Dan MacMullin          Sr. Vice President         $ 50,000               nil            $38,800

Ms. Catherine Rublack      Vice President             $ 50,000               nil            $33,600

(1) Mr. Webster has agreed to be a director of IFG Bank Inc., once formed.
(2) Ms. Young has agreed to be a director of IFG Bank Inc., once formed.

We intend to do one, or a combination of the following, to compensate our employees, officers and directors so that they are retained and so that we can attract qualified personnel.


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 47

                                  [LOGO - IFG]


     o Enter into a stock option plan with our employees, officers and directors; and/or
     o  Issue shares to our employers, officers and directors;

The option plan and/or issuance of ordinary shares to the employees will be at an exercise price of $0.10 to $1.00 USD.


Selected Restrictions on Directors' Powers and Activites in the Articles of
---------------------------------------------------------------------------
Association
-----------

Our Articles of Association, as Amended and restated as at 15th March 2001, provide:

     o Article 75, that the remuneration of the Directors shall from time to time be determined by the Company by Ordinary Resolution.
     o Article 76 provides that the shareholding qualification for Directors may be fixed by the Company by Ordinary Resolution and unless and until so fixed no share qualification shall be required (and none is presently required).
     o Article 89 provides that the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.
     o Article 97 of our Memorandum of Association provides that a Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors, and that a general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.
     o Article 98 of our Memorandum of Association provides that a Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.
     o Article 99 of our Memorandum of Association provides that any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorize a Director or his firm to act as auditor to the Company.


Employment and Consulting Contracts
-----------------------------------

Mr. MacMullin has entered into an employment agreement with International Financial Group, Inc. to serve as Senior Vice President trust services. The employment agreement is effective as of June 15, 2000, and can be terminated by IFG upon 30 days prior written notice. Under the agreement, he is entitled to a salary of $50,000 USD per year as an employee and a $38,800 USD per year living and car allowance and as allowed by IFG.

Ms. Rublack has entered into an employment agreement with IFG to serve as Vice President of Administration. The employment agreement is effective as of September 1, 2000, and can be terminated by IFG upon 30 days prior written


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 48

                                  [LOGO - IFG]

notice. Under the agreement and as allowed by IFG, she is entitled to a salary of $50,000 USD per year as an employee and a $33,600 USD per year living allowance.

Mr. Anthony Chan has entered into an employment agreement with IFG to serve as Senior Vice President of Technology. The employment agreement is effective April 1, 2001, and can be terminated by IFG upon 30 days prior written notice. Under the agreement, he is entitled to a salary of $120,000 CDN per year or approximately $81,000 USD.


PRINCIPAL SHAREHOLDERS

The following table sets forth information about the beneficial ownership of our outstanding common shares on July 18, 2001, by:

     o each person or entity who is known by us to own beneficially more than five percent of our common shares;
     o  each of the named executive officers;
     o  each of our directors; and
     o  all of our directors and executive officers as a group.

In accordance with rules promulgated by the Securities and Exchange Commission, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power and any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after July 18, 2001 through the exercise of options, conversion of securities or otherwise. Except as noted below, we believe that the persons named in the table have sole voting and investment power with respect to the shares of ordinary shares set forth opposite their names. Percentage of beneficial ownership before the offering is based on 20,250,000 ordinary shares issued and outstanding as of July 18, 2001, and 4,000,000 ordinary shares issuable upon exercise of outstanding warrant agreements issued in connection with the completion of the private offering dated June 13, 2000, for a total of 24,250,000. Percentage of beneficial ownership after the offering is based on 20,250,000 ordinary shares issued and outstanding as of July 18, 2001, 4,000,000 ordinary shares issuable upon exercise of outstanding warrant agreements issued in connection with the completion of the private offering dated June 13, 2000, 5,000,000 ordinary shares issued and outstanding immediately after this offering, assuming completion of this offering, and 5,000,000 ordinary shares issuable upon exercise of outstanding warrant agreements issued in connection with the completion of this offering for a total of 34,250,000. All shares included below under "Outstanding Shares" represents issued and outstanding shares. All shares included below under "Right to Acquire" represent shares subject to outstanding warrant agreements. The address of our executive officers and directors is in care of International Financial Group Inc., P.O. Box 10098APO, Grand Cayman, Cayman Islands, British West Indies and/or Suite 4, Temple Building, Main and Prince William Street, Charlestown, Nevis, WI.



                                                Number of shares                            Percentage of shares
                                               Beneficially owned                            Beneficially owned

Shareholder                Outstanding Shares    Right to Acquire   Total Number    Before Offering   After Offering(2)
-----------                ------------------    ----------------   ------------    ---------------   -----------------

IFG World Holdings Inc.(1)    20,000,000            4,000,000        24,000,000          98.76            79.000

Sound Refuge Trust(3)            250,000                  nil           250,000           1.24             0.009

(1) IFG World Holdings Inc. is owned by IFG World Holdings Trust of which Mr. Kevin Mellor, President and Director of International Financial Group Inc., is the sole beneficiary.

(2) These percentages do not include the 4,000,000 ordinary shares that can be issued to IFG World Holdings Inc. pursuant to the outstanding warrants it owns. These percentages are calculated by dividing the present issued and outstanding shares owned by the parties by 25,250,000.

(3) The beneficial owners of Sound Refuge Trust are Dr. James Stephenson, his wife and two sons.


RELATED PARTY TRANSACTIONS

IFG's loan payable of $20,200 is due to IFG World Holdings, Inc., IFG's parent, and is unsecured, non-interest bearing and payable upon demand.



--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 49

                                  [LOGO - IFG]

IFG has two loans receivable at January 31, 2001. One, for $65,500 due from IFG's president granted as a personal loan, is unsecured, non-interest bearing and payable upon demand.

The other loan receivable for $5,000 was paid to IFG World Holdings Inc. for the benefit of Dr. James Stephenson, a former key employee and director, or an investment vehicle of his choice, to purchase 500,000 shares of IFG owned by IFG World Holdings Inc. at the purchase price of $.01 per share. This loan was not utilized by the key employee and director as explained below.

In March and April 2000 IFG entered into negotiations with Dr. James Stephenson to become an employee and director to purchase shares in IFG. IFG and its parent, IFG World Holdings Inc. offered to Dr. Stephenson or the investment vehicle of his choice the opportunity to purchase 500,000 shares in IFG for the purchase price of $.01 per share. The said shares were to be sold to Dr. Stephenson on the condition that he pays $5,000. Dr. Stephenson also agreed the shares would vest in the person, or an investment vehicle of his choice, at the rate of 20,833 shares per month. If Dr. Stephenson left IFG before 24 months had expired, the parent or IFG could repurchase the shares at $.01 per share at the rate of 20,833 shares per month for each month that Dr. Stephenson did not remain with IFG. Therefore, if Dr. Stephenson remained with IFG for one year he would be entitled to retain 250,000 shares and IFG would be entitled to repurchase the remaining 250,000 shares at the purchase price that Dr. Stephenson paid to receive the shares. Dr. Stephenson accepted this offer from the parent and IFG with the understanding that he needed to talk to his advisors for the best method to purchase the shares and each party agreed that they would accommodate Dr. Stephenson for whatever was decided. Dr. Stephenson prior to receiving conclusive advice stated he would likely purchase from the parent, therefore IFG transferred $5,000 to IFG World Holdings Inc. as a loan to Dr. Stephenson to purchase the shares. Upon review with Dr. Stephenson's advisors it was determined that his family should pay for the shares by issuing checks to IFG World Holdings Inc. which was done. It was then determined by Dr. Stephenson's advisors, prior to shares being issued and the share purchase being completed, that he and his family should purchase the shares from IFG's treasury instead of IFG World Holdings Inc. through a family trust. On March 7, 2001 due to the length of time that had passed, IFG agreed to issue 250,000 shares in IFG to Sound Refuge Trust for $2,500. The transaction is being accounted for as a capital transaction and no part of the transaction is considered compensation to Dr. Stephenson.


DESCRIPTION OF SHARE CAPITAL

The following description of our authorized share capital is subject to the detailed provisions of our Memorandum and Articles of Association, copies of which are available upon request by contacting us at ir@ifg.com; telephone
                                                          ----------
345-946-4170; mailing address PO Box 10098 APO, Grand Cayman, Cayman Islands or telephone 869-469-7040; Suite 4, Temple Building, Main & Prince William Street, Charlestown, Nevis, Federation of St. Kitts and Nevis, West Indies.


General
-------

We are authorized to issue 50,000,000 ordinary shares, each with a par value of $0.001. We have only one class of shares. As of July 18, 2001, there were 20,250,000 ordinary shares issued and outstanding and 4,000,000 warrants to purchase ordinary shares at an exercise price of $2.00 USD, and expiring on December 31, 2002. After giving effect to this offering but assuming no exercise of outstanding warrant agreements there will be 25,250,000 ordinary shares issued and outstanding.


Voting Rights
-------------

The holders of shares have one vote per share with respect to all matters submitted to a vote of shareholders.


Dividend Rights
---------------

Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on issued shares and authorize payment of the same out of the funds to IFG lawfully available therefor.


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 50

                                  [LOGO - IFG]


Subject to any rights and restrictions for the time being attached to any class or classes of shares, we, by Ordinary Resolution, may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

The Directors, when paying dividends to the shareholders in accordance with the foregoing provisions, may make such payment either in cash or in specie.

No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Law, the share premium account.


Redemption
----------

Subject to the provisions of the Companies Law, we may:

     o issue shares on terms allowing for redemption at the option of IFG or the member shareholder on such terms and in such manner as the Directors may, before the issue of such shares, determine;

     o purchase our own shares (including any redeemable shares) on such terms and in such manner as the Directors may determine and agree with the member shareholder; and,

     o make a payment in respect of the redemption or purchase of our own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

The shares, which are the subject of this Offering, will be redeemable only at the option of IFG.


Liquidation Rights
------------------

If IFG shall be wound up the liquidator may, with the sanction of an Ordinary Resolution of IFG, divide amongst the shareholders in specie or kind the whole or any part of the assets of IFG (whether he/she/it shall consist of property of the same kind or not) and may, for such purpose, set such value as he/she/it deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no shareholder shall be compelled to accept any shares or other securities whereon there is any liability.


SHARE PURCHASE WARRANTS

Pursuant to a private placement dated June 13, 2000, we sold 4,000,000 units with each unit consisting of one ordinary share and one (1) share purchase warrant that allows the holder of each warrant to purchase one (1) ordinary share at an exercise price of $2.00 USD, to be exercised not later than December 31, 2002, after which date the warrant will become null and void. At the date of this offering, IFG World Holdings Inc., was the owner of these share purchase warrants. None of the share purchase warrants have been exercised to date.


CERTAIN PROVISIONS OF THE ARTICLES OF ASSOCIATION

Our Articles of Association provide that every director, alternate director, managing director, agent, secretary, assistant secretary, or other officer (not including our auditor and the personal representatives of the same) shall be indemnified and secured harmless out of the assets and funds of IFG from and against all actions, proceedings, costs, charges, losses, damages, liabilities and expenses incurred or sustained by him or her in or about the conduct of our business or affairs or in the execution or discharge of his or her duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred



--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 51

                                  [LOGO - IFG]


by him or her in defending (whether successfully or otherwise) any civil proceedings concerning IFG or its affairs in any court whether in the Cayman Islands or elsewhere.

No such director, alternate director, managing director, agent, secretary, assistant secretary or other officer of IFG (but not including our auditor) shall be liable:

     o for the acts, receipts, neglects, defaults or omissions of any other such director or officer or agent of IFG;
     o by reason of this having joined in any receipt for money not received by him or her personally;
     o  for any loss on  account  of  defect  of title to any  property  of IFG;
     o on account of the insufficiency of any security in or upon which any money of IFG shall be invested;
     o  for any loss incurred through any bank, broker or other agent;
     o for any loss occasioned by an negligence, default, breach of duty, breach of trust, error of judgment or oversight on his or her part; or
     o for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of this office or in relation thereto, unless the same shall happen through his or her own dishonesty.

LOCK UP AGREEMENT

On March 7, 2001, we executed a lock up agreement (Schedule "D") with IFG World Holdings Inc. that upon the earlier of the following events:
     o  the date that the F-1 registration is fully subscribed;
     o  the  date  the  Board  of  Directors  pass  a  resolution  closing   the
        prospectus;
     o  the date that any of our shares can be freely traded; or
     o  August 31, 2001;

The registered shares owned by IFG World Holdings Inc. will be freely traded without restrictions.


PLACEMENT

We are offering up to 5,000,000 units with each unit consisting of one (1) ordinary share, and one (1) ordinary share purchase warrant that allows the holder of each warrant to purchase one (1) ordinary share at an exercise price of $2.00 USD, to be exercised not later than December 31, 2002, after which date the warrant will become null and void, (herein, collectively, referred to as "Units"), at an offering price of $0.10 per Unit. The Units are being offered on a best "efforts basis". We reserve the right to withdraw, cancel or reject an offer to subscribe in whole or in part.


OWNERSHIP RESTRICTIONS

There is no law or governmental decree or regulation in the Cayman Islands that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to non-resident holders of ordinary shares.

There is no limitation imposed by Cayman Islands law or by the Articles of Incorporation or other charter documents of IFG on the right of a non-resident to hold or vote ordinary shares.


TRANSFER AGENT AND REGISTRAR

The registrar and transfer agent for our ordinary shares is Corporate Stock Transfer of the United States of America. Its address is 3200 Cherry Creek Drive South, Suite 430, Denver Colorado, 80209 and its telephone number at this location is (303) 282-4800.



--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 52

                                  [LOGO - IFG]


SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, a total of 25,250,000 of our ordinary shares will be outstanding assuming no exercise of any outstanding warrant agreements by any shareholder. The sale of substantial numbers of ordinary shares in the public market, or the possibility of such a sale, could adversely affect prevailing market prices for our ordinary shares.

All of the ordinary shares sold in the offering will be freely tradable without restriction under the U.S. Securities Act, except by "affiliates" as defined in Rule 144 under the U.S. Securities Act, or "control persons" as defined under the U.S. Securities Act.

For the reasons set forth below, we believe that the following presently outstanding ordinary shares will be eligible for resale in the public market in the United States at the following times and by the following persons:

                                                       No. of Shares
                                                       -------------
At the date of this prospectus                                 nil
180 days after the date of this prospectus              34,000,000
Later than 180 days after the date of this
       prospectus becoming effective                       250,000

We have entered into a lock-up agreement pursuant to which IFG World Holdings Inc. will agree not to dispose of or hedge any of our ordinary shares until the earlier of:

     o  the date that the F-1 registration is fully subscribed;
     o  the date Board  of  Directors pass a resolution  closing the prospectus;
        or,
     o  the date that any shares can be freely traded; or,
     o  August 31, 2001.


U.S. RESALE RESTRICTIONS

Upon completion of this offering, it is our estimation that some of the ordinary shares will be held by U.S. residents or others. As a result of the lock-up agreements and the provisions of Rule 144 under the U.S. Securities Act, such shares will be available for sale in the public market in the United States as set forth in the table above, subject in some cases to Rule 144 limitations.

In general, under Rule 144, as in effect on the date of this prospectus, any person, including any of our affiliates, who has beneficially owned common shares for at least one year will be entitled to sell, in any three-month period, a number of shares that, together with sales of any ordinary shares with which such person's sales must be aggregated, does not exceed the greater of:

     o  1% of the then outstanding ordinary shares; and
     o The average weekly trading volume of the common shares on the Over-The-Counter Bulletin Board, governed by NASD, during the four calendar weeks immediately preceding the date on which such sale is made.

Sales of restricted securities pursuant to Rule 144 are subject to requirements relating to manner of sale, notice and availability of current public information about IFG. Persons who are our affiliates must also comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell ordinary shares in the public market, which are not restricted securities.







--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 53

                                  [LOGO - IFG]


AUDITORS

We have retained the accounting firm of Miller and McCollom, Lakewood, Colorado, USA to be our auditors.


MATERIAL AGREEMENTS AND DOCUMENTS

Agreements, the Memorandum and Articles of Association and documents which are material to this Offering and that are not confidential to IFG, all of which are or will be in effect by the closing date, may be obtained and/or reviewed at our offices by contacting Ms. Catherine Rublack at investorservices@ifg.com or
                                                    ------------------------
345-946-4170 or 869-469-7040. We may require a prospective investor's prior execution of confidentiality and nondisclosure agreements before accessing certain of our documents.


ADDITIONAL INFORMATION

Our units are being offered exclusively through this prospectus. We have prepared no offering documents other than this prospectus in connection with our offering of the Units. Nevertheless, potential investors in the Units may obtain a copy of all non-confidential corporate documents that IFG possesses by contacting, Ms. Catherine Rublack directly at investorservices@ifg.com or
                                                    ------------------------
345-946-4170 or 869-469-7040.


TAXATION IN THE CAYMAN ISLANDS

At the present time there are no taxes imposed in the Cayman Islands, the jurisdiction in which IFG was formed and from which we currently conduct our business, on income, profits, capital gains or appreciation of the holders of the shares or warrants. There are also currently no taxes imposed by the Cayman Islands on the holders of shares or warrants in the nature of estate, duty, inheritance or capital transfer tax. Therefore, under the existing laws of the Cayman Islands, no income tax or withholding tax will be applicable in the Cayman Islands to holders of the shares or warrants offered hereby.

We are an exempted company under Cayman Islands law and we have made application to the Governor-in-Council of the Cayman Islands for, and expects to receive, an undertaking as to tax concessions pursuant to Section 6 of the Tax Concessions Law (1999 Revision) which will provide that, for a period of 20 years from the date of issue of the undertaking, no law hereafter enacted in the Cayman Islands imposing any taxes or duty to be levied on profits, income gains or appreciations or which is in the nature of estate duty or inheritance tax will apply to IFG or in respect of shares, debentures or other obligations of IFG.


TAXATION IN THE UNITED STATES OF AMERICA

In this section we summarize the material anticipated United States income tax considerations relevant to a purchase of ordinary shares in this offering by individuals and corporations which:

     o For purposes of the United States Internal Revenue Code are resident in the United States, or are otherwise subject to United States federal income taxation without regard to source;

     o Hold the common shares as capital assets for purposes of the Internal Revenue Code;

     o  Deal at arm's length with IFG;

     o Do not use or hold the ordinary shares in carrying on a business in the Cayman Islands, through a permanent establishment or in connection with a fixed base in the Cayman Islands or otherwise, and are not an insurer which carries on business in the Cayman Islands and elsewhere; and


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 54

                                  [LOGO - IFG]

     o  In the case of individual holders, are also U.S. citizens.

We will refer to persons who satisfy the above conditions as "Unconnected U.S. Shareholders."

We will assume, for purposes of this discussion, that you are an Unconnected U.S. Shareholder. The tax consequences of a purchase of ordinary shares (i.e. common shares) by persons who are not Unconnected U.S. Shareholders may differ substantially from the tax consequences discussed in this section.

This discussion is based upon:

     o the current provisions of the Internal Revenue Code and regulations under the Internal Revenue Code;

     o the administrative policies published by the U.S. Internal Revenue Service; and

     o  judicial decisions,

all of which are subject to change either prospectively or retroactively. We do not discuss the potential effects of any recently proposed legislation in the United States and do not take into account the tax laws of the various state and local jurisdictions of the United States or foreign jurisdictions.


IFG INTENDS THIS DISCUSSION TO BE A GENERAL DESCRIPTION OF THE U.S. FEDERAL INCOME TAX CONSIDERATIONS MATERIAL TO A PURCHASE OF ORDINARY (COMMON) SHARES. THIS DISCUSSION DOES NOT DEAL WITH ALL POSSIBLE TAX CONSEQUENCES RELATING TO AN INVESTMENT IN IFG'S ORDINARY SHARES. IFG HAS NOT TAKEN INTO ACCOUNT YOUR PARTICULAR CIRCUMSTANCES AND DOES NOT ADDRESS CONSEQUENCES PECULIAR TO YOU UNDER PROVISIONS OF U.S. TAX LAW OR ANY OTHER TAXING JURISDICTION. THEREFORE, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR CONSEQUENCES TO YOU OF PURCHASING ORDINARY SHARES IN THIS OFFERING.


UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

As an Unconnected U.S. Shareholder, you generally will include in income dividend distributions paid by IFG to the extent of our current or accumulated earnings and profits. You must include in income an amount equal to the U.S. dollar value of such dividends on the date of receipt based on the exchange rate on such date, without reduction for any withholding tax. To the extent dividend distributions paid by IFG exceed our current or accumulated earnings and profits, they will be treated first as a return of capital up to your adjusted tax basis in the shares, and then as a gain from the sale or exchange of the shares.

Dividends paid by IFG on the shares will not generally be eligible for the "dividends received" deductions. An Unconnected U.S. Shareholder, which is a corporation, may, under some circumstances, be entitled to a 70% deduction of the U.S. source portion of dividends received from IFG if such Unconnected U.S. Shareholder owns shares representing at least 10% of our voting power and value.

If you sell the shares, you generally will recognize gain or loss in an amount equal to the difference, if any between the amount realized on the sale and your adjusted tax basis in the shares. Any gain or loss you recognize upon the sale of shares held as capital assets will be long-term or short-term capital gain or loss, depending on whether the shares have been held by you for more than one year.

Under current U.S. tax regulations, dividends paid by us on the shares generally will not be subject to U.S. information reporting or the 31% backup withholding tax unless they are paid in the United States through a U.S. or U.S. related paying agent, including a broker. If you furnish the paying agent with a duly completed and signed Form W8-BEN or W-9 or such other form as is appropriate to the situation such dividends will not be subject to the backup withholding tax. We recommend that you see a tax advisor to determine the appropriate form to


--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 55

                                  [LOGO - IFG]

complete and file with your agent so that you are not subject to withholding tax unnecessarily. You will be allowed a refund or a credit equal to any amounts withheld under the U.S. backup withholding tax rules against your U.S. federal income tax liability, provided you furnish the required information to the Internal Revenue Service.


PERSONAL HOLDING COMPANIES

We could be classified as a personal holding company for U.S. federal income tax purposes if both of the following tests are satisfied:

     o if at any time during the last half of our taxable year, five or fewer individuals own or are deemed to own more than 50% of the total value of our shares; and

     o we receive 60% or more of our U.S. related gross income from specified passive sources, such as royalty payments.

A personal holding company is taxed on a portion of its undistributed U.S. source income, including specific types of foreign source income, which are connected with the conduct of a U.S. trade or business, to the extent this income is not distributed to shareholders. We do not believe it is a personal holding company presently, and we do not expect to become one. However, we cannot assure you that we will not qualify as a personal holding company in the future.


FOREIGN PERSONAL HOLDING COMPANIES

We could be classified as a foreign personal holding company if in any taxable year both of the following tests are satisfied:

     o five or fewer individuals who are United States citizens or residents own or are deemed to own more than 50% of the total voting power of all classes of our shares entitled to vote or the total value of our shares; and

     o at least 60%, 50% in some cases, of our gross income consists of "foreign personal holding company income," which generally includes passive income such as dividends, interests, gains from the sale or exchange of shares or securities, rent and royalties.

If we are classified as a foreign personal holding company and if you hold shares on the last day of our taxable year, you must include in your gross income as a dividend your pro rata portion of our undistributed foreign personal holding company income. If you dispose of your shares prior to such date, you will not be subject to tax under these rules. We do not believe we are a foreign personal holding company presently, and we do not expect to become one. However, we cannot assure you that we will not qualify as a foreign personal holding company in the future.


PASSIVE FOREIGN INVESTMENT COMPANIES

The rules governing "passive foreign investment companies" can have significant tax effects on Unconnected U.S. Shareholders. We could be classified as a passive foreign investment company if, for any taxable year, either:

     o 75% or more of its gross income is "passive income," which includes interest, dividends and some types of rents and royalties, or

     o the average percentage, by fair market value, or, in some cases, by adjusted tax basis, of our assets that produce or are held for the production of "passive income" is 50% or more.

--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 56

                                  [LOGO - IFG]


Distributions which constitute "excess distributions," as defined in Section 1291 of the Internal Revenue Code, from a passive foreign investment company and dispositions of shares of a passive foreign investment company are subject to the highest rate of tax on ordinary income in effect and to an interest charge based on the value of the tax deferred during the period during which the shares are owned. However, if an Unconnected U.S. Shareholder makes a timely election to treat IFG as a qualified electing fund under section 1295, the above-described rules generally will not apply. Instead, the Unconnected U.S. Shareholder would include annually in his gross income his pro rata share of our ordinary earnings and net capital gain, regardless of whether such income or gain was actually distributed. Tax on this income, however, may be deferred.

In addition, subject to specific limitations, Unconnected U.S. Shareholders owning actually or constructively marketable shares in a passive foreign investment company may make an election to mark that stock to market annually, rather than being subject to the above-described rules. Amounts included in or deducted from income under this mark to market election and actual gains and losses realized upon disposition, subject to specific limitations, will be treated as ordinary gains or losses.

In addition, special rules apply if we qualify as both a passive foreign investment company and a "controlled foreign corporation," as defined below, and an Unconnected U.S. Shareholder owns, actually or constructively, 10% or more of the total combined voting power of all classes of our shares entitled to vote.

We believe that we will not be a passive foreign investment company for the current fiscal year and we do not expect to become a passive foreign investment company in future years. You should be aware, however, that if we are or become a passive foreign investment company we may not be able to satisfy record-keeping requirements that would permit you to make a qualified electing fund election. You should consult your tax advisor with respect to how the passive foreign investment company rules affect your tax situation, including the advisability of making an election to treat us as a qualified electing fund or making a mark to market election.


CONTROLLED FOREIGN CORPORATION

If more than 50% of the voting power of all classes of our shares or the total value of our shares is owned, directly or indirectly, by citizens of the United States, U.S. domestic partnerships and corporations or estates or trusts other than foreign estates or trusts, each of which owns 10% or more of the total combined voting power of all classes of our shares, we could be treated as a "controlled foreign corporation" under Subpart F of the Internal Revenue Code. This classification would effect many complex results, including requiring such shareholders to include in income their pro rata shares of our "Subpart F Income," as defined by the Internal Revenue Code. In addition, gain from the sale or exchange of shares by an Unconnected U.S. Shareholder who is or was a 10% or greater shareholder at any time during the five-year period ending with the sale or exchange will be ordinary dividend income to the extent of our earnings and profits attributable to the shares sold or exchanged.

We do not believe that we are a controlled foreign corporation and we do not anticipate that we will become a controlled foreign corporation as a result of the offering. However, we cannot assure you that we will not qualify as a controlled foreign corporation in the future.


LEGAL MATTERS

Stepp Law Group, Newport Beach, California, and Walkers Attorneys-At Law, Grand Cayman, Cayman Islands, will pass upon the legality of the ordinary shares offered by this prospectus. Stepp Law Group acts as our counsel on United States legal matters related to this prospectus.

We are not aware of any material legal proceedings against IFG. We may be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.





--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 57

                                  [LOGO - IFG]

EXPERTS

The consolidated financial statements of IFG from July 14, 1997 (date of incorporation) through January 31, 2001 included in this prospectus have been audited by Miller and McCollom, certified public accountants, as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of Miller and McCollom as experts in auditing and accounting.


WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement on Form F-1 covering the units being sold in this offering. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New
York, New York 10048 and at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also obtain copies of such materials from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as IFG, that file electronically with the SEC.

You may read and copy any reports, statements or other information that IFG files with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

Prior to this offering, we have not been required to file reports with the SEC. Following consummation of the offering, we will be required to file reports and other information with the SEC under the U.S. Securities Exchange Act. As a foreign private issuer, we are exempt from the rules under the U.S. Securities Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Securities Exchange Act. Under the U.S. Securities Exchange Act, we are not required to publish financial statements as frequently or as promptly as United States companies.


THE COMPANY'S LOCATIONS

IFG and its Cayman-based subsidiaries IFG Investment Services Inc., IFG Corporate Services, Inc., IFG Administration, Inc., IFG Services, Inc. and IFG Systems Inc. mailing address is P.O. Box 10098 APO, George Town, Grand Cayman, Cayman Islands, Telephone: (345)946-4170.

IFG's St. Kitts and Nevis-based financial services subsidiaries, IFG Trust Services, Inc., IFG Investments Services, Inc., IFG Corporate Inc. and its IFG Management Inc. subsidiaries are located at Suite #4 Temple Building, Main &
Prince  William  Street,  Charlestown,   Federation  of  St.  Kitts  and  Nevis,
Telephone: (869)469-7040/7041 and Fax: (869)469-7042







--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 58

                                  [LOGO - IFG]

REPRESENTATIONS

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this Offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by IFG. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.



















--------------------------------------------------------------------------------
October 22, 2001               Registration Statement                    Page 59

                                  [LOGO - IFG]



















                       SCHEDULE "A" - Financial Statements
                       -----------------------------------























--------------------------------------------------------------------------------
October 22, 2001                    Schedule A                           Page 60
                              Financial Statements

                                  [LOGO - IFG]
















                       INTERNATIONAL FINANCIAL GROUP, INC.


                              FINANCIAL STATEMENTS


                                January 31, 2001

























--------------------------------------------------------------------------------
October 22, 2001                    Schedule A                           Page 61
                              Financial Statements

                                  [LOGO - IFG]












                          INDEX TO FINANICAL STATEMENTS

                       INTERNATIONAL FINANCIAL GROUP, INC.

                              FINANICAL STATEMENTS

                                      With

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                                                   Page

Audit Report of Independent Certified Public Accountants            F-2

Financial Statements:

         Balance Sheets                                             F-3

         Statements of Operations                                   F-4

         Statements of Shareholders' Equity                         F-5

         Statements of Cash Flows                                   F-6

         Notes to Financial Statements                          F-7 to F11


















--------------------------------------------------------------------------------
October 22, 2001                    Schedule A                           Page 62
                              Financial Statements

                         Independent Accountants' Report
                         -------------------------------


Board of Directors
International Financial Group, Inc.

         We have audited the accompanying balance sheets of International Financial Group, Inc. (a Development Stage Company) as of January 31, 2001, and July 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the six months ended January 31, 2001, and 2000 and for the years ended July 31, 2000, 1999, and 1998 and for the period from July 14, 1997 (date of incorporation) through January 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Financial Group, Inc. (a Development Stage Company) as of January 31, 2001, and July 31, 2000, and the results of its operations, its stockholders' equity, and its cash flows for the six months ended January 31, 2001, and 2000 and for the period from July 14, 1997 (date of incorporation) to January 31, 2001, in conformity with generally accepted accounting principles in the United States of America.




S/Miller and McCollom
Miller and McCollom
7400 West Fourteenth Avenue, Suite 10
Lakewood, Colorado  80215
March 7, 2001 except for Note 4 and Note 6 which are as of August 24, 2001.




                                      F-2


--------------------------------------------------------------------------------
October 22, 2001                    Schedule A                           Page 63
                              Financial Statements


                       INTERNATIONAL FINANCIAL GROUP, INC.
                          (a Development Stage Company)
                           Consolidated Balance Sheets

                                                                 January 31, 2001           July 31, 2000
                                                             ------------------------    -------------------

                                     ASSETS

CURRENT ASSETS:
   Cash                                                                   $ 922,041              $ 714,035
   Restricted cash (Note 10)                                                200,000                200,000
   Accounts receivable                                                       26,000                 26,000
   Subscription receivable                                                        -                500,000
   Due from parent                                                            5,000                      -
   Prepaid expenses                                                          61,984                 10,000
   Loan receivable from related parties                                      70,500                  5,000
                                                             ------------------------    -------------------
                                                                          1,285,525              1,455,035

PROPERTY AND EQUIPMENT:
   Office furniture and equipment                                            38,020                      -
   Computer equipment                                                        68,225                  5,428
                                                             ------------------------    -------------------
                                                                            106,245                  5,428
   Less accumulated depreciation                                             (8,297)                     -
                                                             ------------------------    -------------------
                                                                             97,948                  5,428

OTHER ASSETS:
   Intangible asset (Note 8)                                                 20,000                 20,000
                                                             ------------------------    -------------------

         Total assets                                                   $ 1,403,473            $ 1,480,463
                                                             ========================    ===================

                       LIABILITIES AND SHARHOLDERS' EQUITY

CURRENT LIABILTIES:
   Loans payable to related parties (Note 4)                              $  20,200              $  37,200
   Accounts payable and accrued expenses                                     74,517                 34,833
                                                             ------------------------    -------------------
                                                                             94,717                 72,033
COMMITMENTS AND CONTIGENCIES (Notes 12 and 14)

SHAREHOLDERS' EQUITY:
   Common stock 50,000,000 shares of $0.001
     par value authorized; 20,000,000
     issued and outstanding (Note 5)                                         20,000                 20,000
   Contributed surplus                                                    2,140,000              2,140,000
   Subscription receivable (Note 5)                                               -               (500,000)
   Deficit accumulated during the development stage                        (851,244)              (251,570)
                                                             ------------------------    -------------------
                                                                          1,308,756              1,408,430
                                                             ------------------------    -------------------

         Total liabilities and shareholders' equity                     $ 1,403,473            $ 1,480,463
                                                             ========================    ===================



               The accompanying notes to financial statements are
                      an integral part of this statement.

                                       F-3


--------------------------------------------------------------------------------
October 22, 2001                    Schedule A                           Page 64
                              Financial Statements


                       INTERNATIONAL FINANCIAL GROUP, INC.
                          (a Development Stage Company)
                      Consolidated Statements of Operations

                                       Six Months Ended                           Years Ended                    July 14, 1997 (Date
                                          January 31,                               July 31,                      of Incorporation)
                                  ------------------------------     ------------------------------------------- through January 31,
                                       2001               2000            2000          1999            1998            2001
                                  ---------------    -----------     -------------  ------------    ------------   ---------------
INCOME                               $    -             $ -           $      -              $ -             $ -         $      -
                                  ---------------    -----------     -------------  ------------    ------------   ---------------

EXPENSES:
   Legal and professional fees          120,845           -              149,712              -               -           270,557
   Salaries                             243,357           -               78,468              -               -           321,825
   Depreciation                           8,297           -                  -                -               -             8,297
   Other administrative expenses        227,175           -               23,390              -               -           250,565
                                  ---------------    -----------     -------------  ------------    ------------   ---------------
         Total expenses                 599,674           -              251,570              -               -           851,244
                                  ---------------    -----------     -------------  ------------    ------------   ---------------

Net Loss                             $ (599,674)        $ -           $ (251,570)           $ -             $ -        $ (851,244)
                                  ===============    ===========     =============  ============    ============   ===============

Basic and diluted loss
   per share                         $     (.03)        $ -           $     (.09)           $ -             $ -            $ (.05)
                                  ===============    ===========     =============  ============    ============   ===============

Weighted average
   shares outstanding                20,000,000           -             2,918,650              -               -        15,729,662
                                  ===============    ===========     =============  ============    ============   ===============










               The accompanying notes to financial statements are
                      an integral part of this statement.

                                       F-4



--------------------------------------------------------------------------------
October 22, 2001                    Schedule A                           Page 65
                              Financial Statements


                       INTERNATIONAL FINANCIAL GROUP, INC.
                          (a Development Stage Company)
                 Consolidated Statement of Shareholders' Equity

                            Common Shares       Common Stock      Contributed         Subscription                    Shareholders'
                                                                    Surplus            Receivable        Deficit         Equity
                            ---------------    --------------    ---------------    --------------    -------------  --------------
Balance July 31, 1997                    -          $      -        $         -       $        -       $        -      $         -

Balance July 31, 1999                    -                 -                  -                -                -                -

Stock issued June 2000
   to IFG World Holdings,
   Inc. (Notes 1 and 5)         16,000,000            16,000            144,000                -                -          160,000

Stock issued under
   private placement             4,000,000             4,000          1,996,000         (500,000)               -        1,500,000

Net loss for the year
   ended July 31, 2000                   -                 -                  -                -         (251,570)        (251,570)
                            ---------------    --------------    ---------------    --------------    -------------  --------------

Balance July 31, 2000           20,000,000            20,000          2,140,000         (500,000)        (251,570)       1,408,430

Payment received for
   private placement                     -                 -                  -          500,000                -          500,000

Net loss for the six
   month  period ended
   January 31, 2001                      -                 -                  -                -         (599,674)        (599,674)
                            ---------------    --------------    ---------------    --------------    -------------  --------------

Balance January 31, 2001        20,000,000          $ 20,000        $ 2,140,000       $        -       $ (851,244)     $ 1,308,756
                            ===============    ==============    ===============    ==============    =============  ==============






               The accompanying notes to financial statements are
                      an integral part of this statement.

                                       F-5


--------------------------------------------------------------------------------
October 22, 2001                    Schedule A                           Page 66
                              Financial Statements

                       INTERNATIONAL FINANCIAL GROUP, INC.
                          (a Development Stage Company)
                      Consolidated Statement of Cash Flows

                                                      Six Month                                    July 14, 1997
                                                        Ended               Year Ended        (Date of Incorporation)
                                                     January 31,              July 31,                through
                                                       2001                    2000              January 31, 2001
                                                     -----------------    ----------------    ------------------------
Cash Flows from Operating Activities:
   Net loss                                               $ (599,674)         $ (251,570)                 $ (851,244)
   Adjustments to reconcile net loss to
     net cash used in operating activities
       Depreciation                                            8,297                   -                       8,297
       Net change in operating assets and
          liabilities -
            Restricted cash                                        -            (200,000)                   (200,000)
            Account receivable                                     -             (26,000)                    (26,000)
            Prepaid expense                                  (51,984)            (10,000)                    (61,984)
            Accounts payable and accrued expense              39,684              34,833                      74,517
                                                     -----------------    ----------------    ------------------------

Net cash provided (used) by operating
   activities                                               (603,677)           (452,737)                 (1,056,414)

Cash flows from investing activities:
   Loan receivable from related parties                      (70,500)             (5,000)                    (75,500)
   Purchase of intangible asset                                    -             (20,000)                    (20,000)
   Purchase of property and equipment                       (100,817)             (5,428)                   (106,245)
                                                     -----------------    ----------------    ------------------------

Net cash provided (used) by investing
   activities                                               (171,317)            (30,428)                   (201,745)

Cash flows from financing activities:
   Proceeds from issuance of common stock                  1,000,000           1,160,000                   2,160,000
   Loan payable to related party                             (17,000)             37,200                      20,200
                                                     -----------------    ----------------    ------------------------

Net cash provided by financing activities                    983,000           1,197,200                   2,180,200

Net increase (decrease) in cash                              208,006             714,035                     922,041

Cash, beginning of period                                    714,035                   -                           -
                                                     -----------------    ----------------    ------------------------

Cash, end of period                                        $ 922,041           $ 714,035                   $ 922,041
                                                     =================    ================    ========================


               The accompanying notes to financial statements are
                      an integral part of this statement.

                                       F-6


--------------------------------------------------------------------------------
October 22, 2001                    Schedule A                           Page 67
                              Financial Statements

                       INTERNATIONAL FINANCIAL GROUP, INC.
                          (a Development Stage Company)
                 Notes to the Consolidated Financial Statements
         July 14, 1997 (date of incorporation) through January 31, 2001

     (1)  Incorporation and Background Information

         International Financial Group, Inc. (the "Company"), was registered as an exempt company in the Cayman Islands on July 14, 1997, under the name The Caledonian 500 Index Fund. On March 13, 2000, the Company changed its name to INTERNET FINANCIAL GROUP, INC. On May 29, 2000, the Company changed its name to ifg.com, Inc. On March 7, 2001, the Company changed its name to International Financial Group, Inc. As of July 31, 2000, and January 31, 2001, the Company has not yet commenced operations. The Company is wholly owned by IFG World Holdings Inc., which is a wholly owned subsidiary of IFG World Holdings Trust. The Company holds a trade and business license to conduct offshore business in the Cayman Islands. The Company was established to act as a holding corporation for its operating subsidiaries carrying on business in the Cayman Islands, Nevis and other offshore jurisdictions.

         The Company intends to carry on the business of supplying offshore financial products and services via traditional delivery channels and the Internet. It is the Company's intention to establish itself as a comprehensive offshore provider of financial services by having registered subsidiaries in up to 40 offshore jurisdictions. The Company intends to provide banking, securities, insurance, trust, corporate and management offshore products and services.

         The company has established its securities, trust, corporate holding, and management holding subsidiaries in the Cayman Islands and its trust services subsidiary in Nevis. The Company intends to establish its banking and insurance subsidiaries in St. Vincent, Belize and Bermuda respectively. The Company has selected these offshore countries as they are respected in these specific fields of the offshore financial industry. The Company has also established a number of subsidiaries in various offshore jurisdictions including Cyprus, Singapore, Guernsey and Hong Kong, for the purpose of offering financial products and services to its clients in various offshore regions. As of January 31, 2001, none of the subsidiaries, except for IFG Trust Services, Inc. has commenced operations. IFG Trust Services, Inc. recently entered into a limited number of trust arrangements.

         The Company is in the development stage and is devoting substantially all of its efforts toward product research and development and raising capital. The Company is subject to risks common to development stage technology companies and companies in new and rapidly evolving markets, including a limited operating history, dependence on key personnel, the need to raise capital, rapid technological change, political uncertainty, competition, and the need for successful development and marketing of products and services.


     (2)  Significant Accounting Policies

         These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in United States dollars. The financial reporting year-end is July 31 and reflect the following significant accounting policies:

          (a)  Principles of Consolidation

                    The  accompanying  consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany accounts have been eliminated.



                                       F-7


--------------------------------------------------------------------------------
October 22, 2001                    Schedule A                           Page 68
                              Financial Statements

                       INTERNATIONAL FINANCIAL GROUP, INC.
                          (a Development Stage Company)
                 Notes to the Consolidated Financial Statements
         July 14, 1997 (date of incorporation) through January 31, 2001

          (b)  Use of Estimates

                    The  preparation  of the  financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the period. Actual results could differ from these estimates.

          (c)  Fixed Assets

                       Fixed  assets  are  recorded  at cost, net of accumulated
               depreciation, and are depreciated on a straight-line basis over their estimated useful lives. Management has estimated the useful life of computer equipment to be three years and the life of office furniture and equipment to be seven years.

          (d)  Intangibles

                       Intangibles  are  recorded  at cost and will be amortized
               on a straight-line basis over their estimated useful life.

          (e)  Common Stock

                    Common stock in the  accompanying  financial  statements are represented by Certificates often referred to as Ordinary Shares.

           (f)  Earnings per share

                    Basic  earnings  (loss)  per  share are  computed  using the weighted average number of shares outstanding during the periods shown. As described in Note 6, the Company has warrants outstanding for the purchase of common stock. The warrants were not included in the calculation for diluted earnings (loss) per share since such inclusion would be antidilutive.

     (3)  Prepaid Expenses

         The Company has paid fees in advance to law firms and other third parties in jurisdictions around the world for the purpose of receiving legal advice on securities matters and offshore finance. The prepaid fees are recognized as expenses when the services are rendered.

     (4)  Related Party Transactions

         The Company's loan payable of $20,200 is due to IFG World Holdings, Inc., the Company's parent, and is unsecured, non-interest bearing and payable upon demand.

         The Company has two loans receivable at January 31, 2001. One, for $65,500 due from the Company's president granted as a personal loan, is unsecured, non-interest bearing and payable upon demand.


--------------------------------------------------------------------------------
October 22, 2001                    Schedule A                           Page 69
                              Financial Statements

         The other loan receivable for $5,000 was paid to IFG World Holdings Inc. for the benefit of a key employee and director, or an investment vehicle of his choice, to purchase 500,000 shares of the Company owned by IFG World Holdings Inc. at the purchase price of $.01 per share. This loan was not utilized by the key employee and director as explained below.

         In March and April 2000 the Company entered into negotiations with a person to become a key employee and director. The Company and its parent, IFG World Holdings Inc. offered to the person or the investment vehicle of his choice the opportunity to purchase 500,000 shares in the Company for the purchase price of $.01 per share. The said shares were to be sold to the person on the condition that he pays $5,000.00. The key employee and director also agreed the shares would vest in the person, or an investment vehicle of his choice, at the rate of 20,833 shares per month. If the person left the Company before 24 months had expired, the parent or the Company could repurchase the shares at $.01 per share at the rate of 20,833 shares per month for each month that the person did not remain with the Company. Therefore, if the person remained with the company for one year he would be entitled to retain 250,000 shares and the Company would be entitled to repurchase the remaining 250,000 shares at the purchase price that the person paid to receive the shares. The person accepted this offer from the parent and the Company with the understanding that he needed to talk to his advisors for the best method to purchase the shares and each party agreed that they would accommodate the person for whatever was decided. The person prior to receiving conclusive advice stated he would likely purchase from the parent, therefore the Company transferred $5,000 to IFG World Holdings Inc. as a loan to the person to purchase the shares. Upon review with the person's advisors it was determined that his family should pay for the shares by issuing checks to IFG World Holdings Inc. which was done. It was then determined by the person's advisors, prior to shares being issued and the share purchase being completed, that he and his family should purchase the shares from the Company's treasury instead of IFG World Holdings Inc. through a family trust. On March 7, 2001 due to the length of time that had passed, the Company agreed to issue 250,000 shares in the Company to the person or an investment vehicle of his choice for $2,500. The transaction is being accounted for as a capital transaction and no part of the transaction is considered compensation to the person.

On March 14, 2001 the Company notified the key employee and director that his contract would not be renewed and therefore the Company paid the key employee and director $2,500 representing one-half of the $5,000 amount that he had paid to IFG World Holdings Inc. and that he would not have the right to purchase any additional shares after the passage of an additional year.


                                       F-8


--------------------------------------------------------------------------------
October 22, 2001                    Schedule A                           Page 70
                              Financial Statements

                       INTERNATIONAL FINANCIAL GROUP, INC.
                          (a Development Stage Company)
                 Notes to the Consolidated Financial Statements
         July 14, 1997 (date of incorporation) through January 31, 2001


     (5)  Common Stock Subscribed

         As of January 31, 2001, the Company has issued 16,000,000 shares to IFG World Holdings Inc. and 4,000,000 shares to minority shareholders. The Company accepted a commitment from minority shareholders to purchase 2,000,000 shares at $.50 per share pursuant to an offering memorandum dated June 13, 2000. As of July 31, 2000, the Company had recorded $500,000 as a subscription receivable representing unremitted subscription proceeds. The par value of said shares is $0.001 per share. This amount was received prior to January 31, 2001.

     (6)  Private Placement of Common Stock

The Company raised $2,000,000 pursuant to an offering memorandum dated June 13, 2000, by offering 4,000,000 units that are comprised of one (1) share and one
(1) warrant having an exercise price of $5.00 per warrant that becomes null and void on December 31, 2002. The warrant allows the purchaser to purchase one (1) share of common stock. The units issued under this offering memorandum were later acquired by IFG World Holdings Inc., the Company's sole owner. See Note
(15). On July 17, 2001 the Company lowered the exercise price to $2.00 from $5.00 on the 4,000,000 warrants held by IFG World Holdings, Inc.

     (7)  Financial Instruments

         The carrying value of cash, accounts receivable, amounts due from related parties, deposits and loans payable to related parties, accounts payable, and accrued expenses reflected in the financial statements approximate fair value due to their short term nature.

     (8)  Intangibles

         The Company purchased the Uniform Resource Locator (URL) www.ifg.com for its sole use in May 2000. A URL specifies the location of a resource residing on the Internet. No amortization has been recorded on the URL as it is still under construction and has not been put into use. Once put into use, the asset will be amortized over a period of 20 years.

     (9)  Fixed Assets

         The Company has purchased computer and other ancillary equipment and certain furniture and fixtures. Depreciation is recorded in accordance with the policy described in Note 2.

     (10) Restricted Cash

         The Company has placed $200,000 in trust with its solicitors as a condition for receiving its trust license in Nevis for its subsidiary IFG Trust Services, Inc. These funds must remain in trust for a period of time and then can be returned to the Company. The Company believes that the money should come out of trust on or about September 1, 2001.





                                       F-9


--------------------------------------------------------------------------------
October 22, 2001                    Schedule A                           Page 71
                              Financial Statements

                       INTERNATIONAL FINANCIAL GROUP, INC.
                          (a Development Stage Company)
                 Notes to the Consolidated Financial Statements
         July 14, 1997 (date of incorporation) through January 31, 2001

     (11) Recent Accounting Pronouncements

         The Financial Accounting Standards Board (FASB) issued a Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information." Because of the prospective nature of the Company's business, the Company anticipates having more than one segment of business operations. The FASB issued a Statement of Financial Standards No. 130, "Reporting Comprehensive Income." Because of the prospective nature of the Company's business, the Company expects to have Comprehensive Income other than net income.

         In June of 1998, the FASB issued Statement of Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their value. This statement, as amended by SFAS 137, is effective for financial statements for all fiscal quarters to all fiscal years beginning after June 15, 2000. Because of the prospective nature of the Company's business, the Company may engage in derivative or hedging activities.

         In December 1999, The Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarized certain of the SEC's views regarding the application of generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC amended SAB 101 to require companies with fiscal years beginning after December 15, 1999, to implement the provisions of SAB 101 no later than the fourth fiscal quarter. The Company will adopt the provisions of SAB 101 in the first quarter that it has revenue.

     (12) Risks and Uncertainties

         Because of the nature of the Company's prospective businesses, these are considerable risks and uncertainties inherent in the planned operations. Further risks and uncertainties are dependent upon the Company's ability to provide the necessary capital for its operations. The Company will be subject to considerable government regulations and restrictions, which would be associated with the multiple governmental organizations that it proposes to operate under.

(13)     Income Taxes

         At the present time, no income, profit, capital or capital gains taxes are levied in the Cayman Islands. Accordingly, no provision for such taxes has been recorded in the accompanying financial statements. In the event that such taxes are levied, the Company has received an undertaking from the Cayman Islands government exempting it from all such taxes until April, 2020. Except under certain circumstances, the Company does not expect to be liable for United States income taxes.







                                      F-10


--------------------------------------------------------------------------------
October 22, 2001                    Schedule A                           Page 72
                              Financial Statements

                       INTERNATIONAL FINANCIAL GROUP, INC.
                          (a Development Stage Company)
                 Notes to the Consolidated Financial Statements
         July 14, 1997 (date of incorporation) through January 31, 2001


     (14) Commitments

         The Company currently leases office facilities under an operating lease. Rental expense under the operating lease agreement for the period ended July 31, 2000, was $6,893 and $13,785 for the six months ended January 31, 2001. Minimum lease payments over the term of the lease are as follows:

                       2001                 $ 27,570
                       2002                   20,677
                       2003                     -
    and thereafter
                                           ---------
                                            $ 48,247
                                           =========

     (15) Subsequent Event

         On March 7, 2001, IFG World Holdings Inc. acquired, effective January 31, 2001, the outstanding shares and warrants described in Note 6. In addition, on March 7, 2001, the Company authorized that 250,000 shares of the common stock be issued in satisfaction of the Company's vesting obligation to one of its directors.






















                                      F-11



--------------------------------------------------------------------------------
October 22, 2001                    Schedule A                           Page 73
                              Financial Statements

                                  [LOGO - IFG]




















                      SCHEDULE "B" - SUBSCRIPTION DOCUMENTS





















--------------------------------------------------------------------------------
October 22, 2001                     Schedule B                          Page 74
                              Subscription Documents

International Financial Group, Inc., a Cayman Islands Exempt Corporation
------------------------------------------------------------------------

SUBSCRIPTION DOCUMENTS

The attached Subscription Documents must be completed and delivered as follows:

MAIL TO:
--------

(a) International Financial Group, Inc., P.O. Box 10098 APO, Grand Cayman, Cayman Islands or Suite 4, Temple Building, Main and Prince William Street, Charlestown, Nevis, WI; or

(b)  to your broker

MONEY INSTRUCTIONS:
-------------------

The attached subscription document must have attached a certified bank draft or money order for the amount of Units subscribed or the subscription paid must be wired to the Company as follows:

Chase Manhattan Bank
1 Chase Manhattan Plaza
New York, New York
10081
USA

ABA No. 021-0000-21
Account No. 001-1-153103
Account Name: Royal Bank of Canada, Grand Cayman

For further Credit to:

International Financial Group, Inc.
Account No. 8200693

FUNDING INSTRUCTIONS

Subscriptions must be funded (at a price of $0.10 per Unit) by certified bank draft, money order or bank wire transfer. MAKE BANK DRAFTS AND MONEY ORDERS PAYABLE TO: International Financial Group, Inc.






--------------------------------------------------------------------------------
October 22, 2001                     Schedule B                          Page 75
                              Subscription Documents

SCHEDULE B

TABLE OF CONTENTS


                                                                     Page

SECTION "A"      How to Subscribe                                     77
SECTION "B"      Subscription Agreement                               79


























--------------------------------------------------------------------------------
October 22, 2001                     Schedule B                          Page 76
                              Subscription Documents

SECTION A - HOW TO SUBSCRIBE

To subscribe for Units, you must fill out the Subscription Agreement.

Directions for the Subscription Agreement are as follows:

1. Be sure to provide your correct name, address and social security or tax identification number, as this information will appear on the official records of the Company.

2. Sign and be sure that you have checked the appropriate type of ownership.

3.       Signature  and  Supporting   Material   Requirements  -  The  following
         requirements have been established for the various ways in which Units may be purchased and held other than by you as an individual:

         JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: The signatures of both joint tenants are required.

         COMMUNITY PROPERTY: The signatures of both husband and wife are required, unless a separate document signed by both parties and designating either as agent of the other for purposes of signing accompanies the subscription Agreement.

         TENANTS IN COMMON: The signatures of all parties are required.

         TENANTS BY THE ENTIRETY: The signatures of all parties are required.

         PARTNERSHIP: The Subscription Agreement must be accompanied by a copy of the signed partnership agreement.

         TRUST: The Subscription Agreement must be accompanied by a copy of the trust agreement.

         CORPORATION: The Subscription Agreement must be accompanied by a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and of the board's resolution authorizing the investment.

4.       Due diligence documentation:

         If corporation:
         (a)  Register of Directors;
         (b)  Register of Shareholders
         (c)  Notarized copy of passport of Director(s) and Shareholder(s);
         (d) Certified copy of Articles of Incorporation or Certified copy of Articles and Memorandum of Association;
         (e)  Banker's  reference  addressed  to International  Financial Group,
              Inc.

         If partnership:
         (a)  Register of Partners;
         (b)  Partnership Agreement;
         (c)  Notarized copy of passport of partners;
         (d)  Banker's  reference  addressed  to International  Financial Group,
              Inc.

         If individual:
         (a)  Notarized copy of passport;
         (b)  Professional reference to International Financial Group Inc;
         (c)  Banker's reference to International Financial Group Inc;
         (d)  Utility bill from country of residence.




--------------------------------------------------------------------------------
October 22, 2001               Schedule B Section A                      Page 77
                                How to Subscribe

5.      Forward the following:
        (a) Completed Subscription Agreement
        (b) Supporting material required by paragraphs 3 and 4.
        (c) A certified bank draft or money order in the amount of your subscription or by wire transfer (see below).

Payment Instructions
--------------------

MAKE CERTIFIED BANK DRAFT OR MONEY ORDER PAYABLE TO:
----------------------------------------------------

International Financial Group, Inc.
-----------------------------------

MAIL TO:
--------

(a) International Financial Group, Inc., P.O. Box 10098 APO, Grand Cayman, Cayman Islands or Suite 4, Temple Building, Main and Prince William Street, Charlestown, Nevis, WI; or

(b)  to your broker


WIRE TRANSFER INSTRUCTIONS:
---------------------------

Chase Manhattan Bank
1 Chase Manhattan Plaza
New York, NY
10081  USA

ABA No. 021-000021
Account No. 001-1-153103
Account Name: Royal Bank of Canada, Grand Cayman

For further credit to:
Account Name: International Financial Group, Inc.
Account No.  8200693










--------------------------------------------------------------------------------
October 22, 2001               Schedule B Section A                      Page 78
                                How to Subscribe

SECTION B - SUBSCRIPTION AGREEMENT

By signing this Subscription Agreement, without waiving any of your rights under the jurisdiction you reside in including federal or state laws under the Securities Act of 1933 or the Securities Exchange Act of 1934, you agree as follows:

1. You or your representative have received the International Financial Group Inc., prospectus (F-1 Registration Statement) dated July 18, 2001 ("Prospectus") prior to the execution of this Subscription Agreement. You have relied solely upon such documents and upon independent investigations made by you or by your representatives, in making your decision to purchase Units, and no oral or written representations, apart from those contained in the foregoing documents, have been made to or relied upon by you;

2.      You are aware that no federal  or state agency  has approved or made any
finding  or   determination  as  to  the  fairness  of  the  investment  or  any recommendation or endorsement of the Units;

3. You understand that an investment in Units involves certain risk factors and conflicts of interest, many of which are referred to in the Prospectus;

4. You have the requisite knowledge and experience to assess the relative business and tax matters and risks, or have relied upon the advice of experienced advisors with regard to tax aspects, risks and other considerations involved in this investment;

5. You and your counsel and/or advisor(s) (collectively, "representatives") have made, or have had the opportunity to make, such inspections as you have deemed necessary, whether to investigate any information given by the Memorandum, to further your evaluation of the investment, or otherwise;

6. You and your representatives have had the opportunity to discuss all material aspects of this transaction with management of the Company or with its authorized agents, and any questions asked have been answered to the full satisfaction of you and your representatives;

7. You are investing in the Units with a reasonable expectation of an economic profit from such investment apart from tax benefits. You understand the offer and sale of the Units have been registered under the Securities Act of 1933, as amended (the "Act").

8. You have adequate net worth and means of providing for your current needs and contingencies to sustain a complete loss of your investment in the Company at the time of investment, and have no need for liquidity in your investment in the Units. You currently can afford a complete loss of your investment;

9. You have attained the age of majority (as established in the jurisdiction in which you reside), if an individual, and are under no legal disability with respect to entering into a contractual relationship with the Company and executing this Subscription Agreement;

10. If and when this Subscription Agreement is accepted, you will have purchased the number of Units set forth above your signature on the signature page of this Subscription Agreement. The Units which you offer to purchase hereby shall not be deemed issued to, or owned by, you until (i) you have fully paid the initial subscription price in cash, and (ii) the Company has accepted your offer of purchase. The Company shall have until the closing date of the Offering or any extension to accept or reject your offer, in its sole discretion;

11. By your signature hereto and by checking the applicable box below, you hereby specifically represent and warrant that you are the sole party in interest with respect to the purchase of Units hereunder. In the case of sales to fiduciary accounts, the fiduciary represents that such conditions are met by the fiduciary, by the fiduciary account, or by the contributor who directly or indirectly supplies the funds for the purchase of Units. You are aware that the selling agent and/or the authorized dealer will rely upon your foregoing representations;

12. You agree to indemnify and hold harmless the Company, and its respective accountants, attorneys, officers, directors, affiliates, employees, agents and other representatives from and against all damages, losses, costs and


--------------------------------------------------------------------------------
October 22, 2001               Schedule B Section B                      Page 79
                             Subscription Agreement
expenses (including reasonable attorneys' fees) which they may incur by reason of your failure to fulfill any of the terms or conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by you herein or in connection with the purchase of the Units, or in any document provided by you to the Company.

13. All information, which you have provided to the Company, is correct and complete as of the date set forth at the end hereof, and if there should be any material change in such information prior to acceptance of this Subscription Agreement by the Company, you will immediately provide the Company with such information.

14. You agree that within five days after receipt of a written request from the Company, you will provide such information and execute and deliver such documents as reasonably may be necessary to comply with any and all laws and ordinances to which the Company is subject.

15. That the source of funds used to pay for the Units were not derived from net proceeds of crime or other money laundering laws within the jurisdiction that you reside.

16. That all due diligence information supplied by you is in accordance with that required to be supplied and is true, accurate and authentic.


How to Subscribe
----------------

The undersigned is subscribing to a total of $__________(____ Units at $0.10 per Unit) by:

____     $_______________(____Units) paid by certified bank draft, and/or

____     $_______________(____Units) paid by certified money order, and/or

 ____    $_______________(____Units) paid by wiring funds.

MAKE CERTIFIED BANK DRAFT OR MONEY ORDER PAYABLE TO:
----------------------------------------------------

International Financial Group, Inc.
-----------------------------------

MAIL TO:
--------

(a) International Financial Group, Inc., P.O. Box 10098 APO, Grand Cayman, Cayman Islands or Suite 4, Temple Building, Main and Prince William Street, Charlestown, Nevis, WI; or

(b)  to your broker.

WIRE TRANSFER INSTRUCTIONS:
---------------------------

Chase Manhattan Bank
1 Chase Manhattan Plaza
New York, NY
10081  USA

ABA No.  021-0000-21
Account No.  001-1-153103
Account Name:  Royal Bank of Canada, Grand Cayman

For further credit to:
Account Name: International Financial Group, Inc.
Account No. 8200693



--------------------------------------------------------------------------------
October 22, 2001               Schedule B Section B                      Page 80
                             Subscription Agreement

{For details, see How to Subscribe (these instructions are immediately preceding this Subscription Agreement form)}

Print name(s) in which Units are to be registered if individual:
NAME:(1)____________________________________________
Soc. Sec. or Tax I.D. No.: _________________________

NAME:(2)____________________________________________
Soc. Sec. or Tax I.D. No.:__________________________

Address:____________________________________________
____________________________________________________
____________________________________________________


Print name(s) in which Units are to be registered
if partnership:
NAME:_______________________________________________
Tax I.D. No.: ______________________________________
Address:____________________________________________
____________________________________________________

if corporation:
NAME:_______________________________________________
Authorized Officer: ________________________________
Tax I.D. No.:_______________________________________
Address:____________________________________________


 The investment is to be held as follows (check one):

(a)    ____   Husband & Wife, as community property   (e)    ____   Corporation
(b)    ____   Joint Tenants                           (f)    ____   Partnership
(c)    ____   Tenants in Common                       (g)    ____   Trust
(d)    ____   Individual                              (h)    ____   Other

NOTE: BY SIGNING THIS SUBSCRIPTION  AGREEMENT AND UPON ACCEPTANCE  THEREOF, YOU
-------------------------------------------------------------------------------
ARE ENTERING INTO AN AGREEMENT AND AGREEING TO INVEST MONEY.
------------------------------------------------------------

The undersigned hereby certifies that the undersigned has answered the foregoing to the best of the undersigned's knowledge, that the undersigned's answers are complete and accurate, and the undersigned declares under penalty of perjury that the foregoing is true and correct.

This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

DATED:______________________ 2001, at _______________________________________

if individual:

X______________________________________ X__________________________________

if partnership:

X______________________________________ X__________________________________
Authorized Partner

if corporation:

X______________________________________ X__________________________________
Authorized Officer

NOTE: If Units are to be registered in more than one name, all subscribers must sign.

Acceptance of Subscription
--------------------------

Accepted by International Financial Group, Inc., as of __________________, 2001.

By:_____________________________________
   Kevin Mellor - Director and President



--------------------------------------------------------------------------------
October 22, 2001               Schedule B Section B                      Page 81
                             Subscription Agreement

                        SCHEDULE "C" - WARRANT AGREEMENT




















--------------------------------------------------------------------------------
October 22, 2001                     Schedule C                          Page 82
                                Warrant Agreement

                                    EXHIBIT B

WARRANT AGREEMENT

This Warrant Agreement certifies that ____________________________ (the "Holder"), is the owner of _____________ warrants (subject to adjustment as provided herein), each of which represents the right to subscribe for and purchase from International Financial Group, Inc., a Cayman Islands exempt Company (the "Company"), one share of the Ordinary Share(s), $0.001 par value per share, of the Company (the "Ordinary Shares", including any stock into which it may be changed, reclassified or converted, is herein referred to as the "Ordinary Shares") (herein "Warrants") at the purchase price (herein "Exercise Price") of $2.00 per share (subject to adjustment as provided herein).

The Warrants are subject to the following provisions, terms and conditions:

1. EXERCISE OF WARRANTS

A. Exercise of Warrants. Subject to the other provisions of this Warrant Agreement, the Warrants may be exercised by the Holder, in whole or in part (but not as to a fractional share of the Ordinary Shares), by surrender of this Warrant Agreement at the principal office of the Company at Suite 4, Temple Building, Main and Prince William Street, Charlestown, Nevis, WI (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), along with a properly executed notice in writing specifying the desired number of Warrants to be exercised, at any time within the period beginning on the date of this Warrant Agreement, which is specified immediately below Section 11 of this Warrant Agreement ("Effective Date") and 5:00 p.m. Eastern Standard Time, on December 31, 2002 (the "Exercise Period") and by payment to the Company by certified check, bank draft or wire transfer of the exercise price for such shares of the Ordinary Shares. The Company agrees that the shares of Ordinary Shares so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Ordinary Shares as of the close of business on the date on which the Warrant Agreement shall have been surrendered and payment made for such shares of Ordinary Shares. Certificates representing the shares of Ordinary Shares so purchased, together with any cash for fractional shares of Ordinary Shares, shall be delivered to the Holder promptly and in no event later than thirty (30) days after the Warrants shall have been so exercised.


2. ADJUSTMENTS

A. Adjustments. The Exercise Price and the number of shares of Ordinary Shares issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

         (1) Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In the event that the Company shall (a) pay a dividend with respect to its capital stock in shares of
                  Ordinary Shares, (b) subdivide its outstanding shares of Ordinary Shares, (c) combine its outstanding shares of Ordinary Shares into a smaller number of shares of any class of Ordinary Shares or (d) issue any shares of its capital stock in a reclassification of the Ordinary Shares (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation) (any one of which actions is herein referred to as an "Adjustment Event"), the number of shares of Ordinary Shares purchasable upon exercise of each Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Ordinary Shares or other securities of the Company (such other securities thereafter enjoying the rights of shares of Ordinary Shares under this Warrant Agreement) that such Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 2A(1) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.


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October 22, 2001                     Schedule C                          Page 83
                                Warrant Agreement

         (2) Adjustment of Exercise Price. Whenever the number of shares of Ordinary Shares purchasable upon the exercise of each Warrant is adjusted pursuant to Sections 2A(1), the Exercise Price for each share of Ordinary Shares payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Ordinary Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Ordinary Shares so purchasable immediately thereafter.

         (3) De Minimis Adjustments. Except as provided in Section 2A(2) with reference to adjustments required by such Section 2A(2), no adjustment in the number of shares of Ordinary Shares purchasable hereunder shall be required unless such adjustment would require an increase or decease of at least one percent (1%) in the number of shares of Ordinary Shares purchasable upon an exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 2A(3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share.

B.      Notice of  Adjustment.  Whenever   the   number  of  shares of  Ordinary
Shares purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Holder in writing (such writing referred to as an "Adjustment Notice") of such adjustment or adjustments and shall deliver to the Holder a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) or of the Independent Financial Expert, if any, which makes a determination of the current market value with respect to any such adjustment setting forth the number of shares of Ordinary Shares purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

C. Amendment of Warrant Agreement. This Warrant Agreement need not be changed because of any change in the Exercise Price or in the number of shares of Ordinary Shares purchasable upon the exercise of a Warrant and any Warrant Exercise Price and the same number of shares of Ordinary Shares as are specified in this Warrant Agreement. The Company may at the time in its sole discretion make any change in the form of a warrant agreement that it may deem appropriate and that does not affect the substance thereof and any warrant agreement thereafter issued, whether in exchange or substitution for any outstanding warrant agreement or otherwise, may be in the form so changed.

D. Fractional Interest. The Company shall not be required to issue fractional shares of Ordinary Shares on the exercise of the Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Ordinary Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Ordinary Shares purchasable on exercise of the Warrants so presented. If any fraction of a share of Ordinary Shares would, except for the provisions of this Section 2D be issuable on the exercise of the Warrants (or specified proportion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then fair value of one share of Ordinary Shares, as determined by the Board of Directors of the Company in good faith, multiplied by such fraction computed to the nearest whole cent.


3. RESERVATION AND AUTHORIZATION OF ORDINARY SHARES

The Company covenants and agrees (a) that all shares of Ordinary Shares which may be issued upon the exercise of the Warrants represented by this Warrant Agreement will, upon issuance, be validly issued, fully paid and nonassessable and free of all insurance or transfer taxes, liens and charges with respect to the issue thereof, (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Warrant, sufficient shares of Ordinary Shares to provide for the exercise of the Warrants and (c) that the Company will take all such action as may be necessary to ensure that the shares of Ordinary Shares issuable upon the exercise of the Warrants may be so issued without violation of any applicable law or regulation, or any requirements of any domestic securities exchange upon


--------------------------------------------------------------------------------
October 22, 2001                     Schedule C                          Page 84
                                Warrant Agreement
which any capital stock of the Company may be listed; provided, however, that nothing contained herein shall impose upon the Company any obligation to register the warrants of such Ordinary Shares under applicable securities laws.


4. NO VOTING RIGHTS

This Warrant Agreement shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.


5. EXERCISE OR TRANSFER OF WARRANTS OR ORDINARY SHARES

The Holder agrees to be obligated by any and all provisions with respect to the limitations, including limitations imposed for Securities Act compliance, regarding the Warrants and the shares of Ordinary Shares or other securities issuable upon exercise of the Warrants.


6. TRANSFER OF WARRANT

Transferability and Negotiability of Warrant. Neither this Warrant Agreement nor any Warrant may be transferred or assigned in whole or in part.

Warrant Register. The Company will maintain a register (the "Warrant Register") containing the name and address of the Holder. The Holder may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to the Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the Company.

Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register, issuing the Ordinary Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant Agreement, replacing this Warrant Agreement, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

Compliance with Securities Laws

The Holder, by acceptance hereof, acknowledges that this Warrant Agreement and the shares of Ordinary Shares or Ordinary Shares to be issued upon the exercise hereof or conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and not with a view to any distribution thereof by the Holder, and that the Holder will not offer, sell or otherwise dispose of this Warrant Agreement or any other shares of Ordinary Shares or Ordinary Shares to be issued upon exercise hereof or conversion thereof except pursuant to an effective registration statement, or an exemption therefrom, under the Securities Act and any applicable state securities laws. Upon exercise of this Warrant Agreement, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Ordinary Shares or Ordinary Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party and not with a view toward distribution.


7. REGISTRATION RIGHTS

Holder shall have any registration rights with respect to the Warrants or their constituent securities or any of the Company's securities.


--------------------------------------------------------------------------------
October 22, 2001                     Schedule C                          Page 85
                                Warrant Agreement

8. CLOSING OF BOOKS

The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Ordinary Shares or other securities issuable upon the exercise of any Warrant in any manner, which interferes with the timely exercise of the Warrants.


9. WARRANTS EXCHANGEABLE, LOSS, THEFT

This Warrant Agreement is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 1 of this Warrant Agreement, for new Warrant Agreements in similar form representing in the aggregate the right to subscribe for and purchase the number of shares of Ordinary Shares which may be subscribed for and purchased hereunder, each such new Warrant Agreement to represent the right to subscribe and purchase such number of shares of Ordinary Shares as shall be designed by the Holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, upon surrender or cancellation of this Warrant Agreement, the Company will issue to the Holder a new Warrant Agreement in similar form, in lieu of this Warrant Agreement, representing the right to subscribe for and purchase the number of shares of Ordinary Shares which may be subscribed for and purchased hereunder.


10. MERGERS, CONSOLIDATIONS, ETC.

A. Except as may otherwise be provided in Section 2A of this Warrant Agreement, if the Company shall merge or consolidate with another corporation, the Holder shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of capital stock (including, if applicable, Ordinary Shares), other securities, property or cash or any combination thereof receivable by a holder of the number of shares of Ordinary Shares for which this Warrant Agreement might have been exercised immediately prior to such merger or consolidation (assuming, if applicable, that the holder of such Ordinary Shares failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such merger or consolidation).

B. In case of any reclassification or change of the shares of Ordinary Shares issuable upon exercise of the Warrants (other than elimination of par value, a change in par value, or from par value to no par value, or as the result of a subdivision or combination of shares (which is provided for elsewhere herein), but including any reclassification of the shares of Ordinary Shares into two or more classes or series of shares) or in case of any merger or consolidation of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change of the shares of Ordinary Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination (which is provided for elsewhere herein), but including any reclassification of the shares of Ordinary Shares, the Holder shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock, other securities, property or cash or any combination thereof receivable upon such reclassification, change, merger or consolidation by a holder of the number of shares of Ordinary Shares for which this Warrant Agreement might have been exercised immediately prior to such reclassification, change, merger or consolidation (assuming, if applicable, that the holder of such Ordinary Shares failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such reclassification, change, merger or consolidation).






--------------------------------------------------------------------------------
October 22, 2001                     Schedule C                          Page 86
                                Warrant Agreement

11.      RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANTS

The rights and obligations of the Company, of the Holder, and of the holders of shares of Ordinary Shares or other securities issued upon exercise of the Warrants, contained in Section 5 of this Warrant Agreement shall survive the exercise of the Warrants.




Dated: _______________, 200__.


International Financial Group, Inc.,
a Cayman Islands exempt company

By:      _________________________
Its:     President

By:      _________________________
Its:     Secretary


HOLDER


if individual:

X______________________________________ X__________________________________


if partnership:

X______________________________________ X__________________________________
Authorized Partner


if corporation:

X______________________________________ X__________________________________
Authorized Officer








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October 22, 2001                     Schedule C                          Page 87
                                Warrant Agreement

                        SCHEDULE "D" - LOCK-UP AGREEMENT





















--------------------------------------------------------------------------------
October 22, 2001                     Schedule D                          Page 88
                                Lock Up Agreement

                                LOCK-UP AGREEMENT


THIS LOCK-UP AGREEMENT ("Agreement") dated as of March 7, 2001, is entered into in duplicate by and among IFG World Holdings Inc. ("Stockholder"), and International Financial Group Inc., a Cayman Islands exempt Company ("Company").

Recitals

A. As of the date hereof, the Stockholder owns 20,000,000 shares of the issued and outstanding common stock and 4,000,000 share purchase warrants that allows the stockholder to purchase 4,000,000 ordinary shares (at an exercise price of $2.00 and an expiry date of December 31, 2002) of the Company ("Subject Shares").
B. The Company and Stockholder, and each of them, desire that the Stockholder agree to a restriction on the sale and disposition of the Subject Shares, on the terms and subject to the conditions specified in this Agreement.


NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, UNDERTAKINGS AND COVENANTS SPECIFIED HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE WITH EACH OTHER AS FOLLOWS:

1. Restriction Regarding Disposition of Subject Shares. During the term of this Agreement, the Stockholder shall not, directly or indirectly, (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Subject Shares; or (b) grant any proxies, deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any of the Subject Shares.

2.  Representations  and  Warranties  of   the  Stockholder.   The   Stockholder
represents and warrants to the Company as follows:

          2.1 Ownership of Subject Shares. On the date of this Agreement, the Subject Shares are beneficially owned by the Stockholder. The Stockholder has valid and marketable title to the Subject Shares, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind (other than those restrictions created by this Agreement and those restrictions regarding transfer specified by applicable securities laws).

          2.2 Power Regarding Agreement. The Stockholder has the full and complete legal right, power and authority to enter into and perform all of the Stockholder's obligations pursuant to this Agreement. The execution and delivery of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party, including, without limitation, any voting agreement, stockholder agreement, voting trust or proxy. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding agreement of Stockholder, enforceable in accordance with its terms. Neither the execution or delivery of this Agreement will (a) require any consent or approval of or filing with any governmental or other regulatory


--------------------------------------------------------------------------------
October 22, 2001                     Schedule D                          Page 89
                                Lock Up Agreement
               agency, or (b) constitute a violation of, conflict with or constitute a default pursuant to, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which the Stockholder is a party or by which the Stockholder is or the Subject Shares are obligated.

3. Termination. This Agreement shall terminate on the date that is the earliest of the following dates: (a) the date that the F-1 registration is fully subscribed; (b) the date that the Board of Directors pass a resolution closing the prospectus; (c) the date that any of the Company's shares can be freely traded; or, (d) August 31, 2001.

4. Expenses. Each party hereto will pay all of its expenses in connection with this Agreement, including, without limitation, the fees and expenses of its counsel and other advisers.

5. Confidentiality. The Stockholder shall not disclose or discuss the matters contemplated by this Agreement with any person (other than his or her legal counsel and advisors, if any) not a party to this Agreement, without prior written consent of the Company, except for those disclosures that the
Stockholder's legal counsel advises are necessary in order to fulfill the Stockholder's obligations imposed by law, in which event the Stockholder shall give prompt prior notice of such disclosure to the Company.

6. Additional Shares. During the term of this Agreement, any additional shares of the Company's common stock acquired by the Stockholder shall, upon issuance, be immediately subject to the provisions of this Agreement. Any such additional shares shall be contemplated by, and included, in the definition of "Subject Shares".

7. Notices. All notices or other communications required or permitted pursuant to this Agreement shall be in writing and shall be deemed duly given when received by delivery in person, by facsimile machine, telex or telegram or by certified mail, postage prepaid, or by an overnight courier service, addressed as follows:

If to the Stockholder:     GDA International Trustees Inc.
                           Suite 205 - 207 Dowell House
                           Cr. Roebuck & Palmetto Sts.
                           Bridgetown, Barbados, WI

If to the Company:         P.O. Box 10098APO
                           Grand Pavilion Commercial Centre
                           West Bay Road
                           Grand Cayman, Cayman Islands

8. Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings among the parties with respect to such subject matter. This Agreement may not be modified, amended, altered or supplemented, except by an agreement in writing executed by the party against whom such modification, amendment, alteration or supplement is sought to be enforced.


9. Assigns. This Agreement shall obligate and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.



--------------------------------------------------------------------------------
October 22, 2001                     Schedule D                          Page 90
                                Lock Up Agreement

10. Governing Law. This Agreement, and all matters relating hereto, shall be governed by, and construed in accordance with, the laws of the Cayman Islands.

11. Injunctive Relief. In the event of a breach or attempted breach by the Stockholder of any provision of this Agreement, the Company may be without an adequate remedy at law. In the event of a breach or attempted breach by the Stockholder of any provision of this Agreement, the Company may elect to commence and prosecute proceedings in any court of competent jurisdiction to enforce the Shareholder's obligations created by this Agreement by specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement, and the Company may take any such actions without the necessity of posting a bond. By, seeking or obtaining such relief the Company will not be precluded from seeking or obtaining any other relief to which it may be entitled.

12. Attorney's Fees. In the event any party shall institute any action or proceeding to enforce any provision of this Agreement or to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or resulting from the subject matter of this Agreement, the prevailing party shall be entitled to receive from the losing party the prevailing party's actual attorneys' fees and costs incurred to prosecute or defend such action or proceeding.

13. Counterparts. This Agreement may be executed in any number of counterpart, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.


14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, such provision shall be interpreted in such a manner as to be enforceable.

15. Further Assurances. Each party hereto shall execute and deliver such additional documents and take any and all other action, which may be necessary or appropriate to carry out and effectuate the intents and purposes of this Agreement.


16. Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim pursuant to, or by reason of, this Agreement or any provision contained herein.







--------------------------------------------------------------------------------
October 22, 2001                     Schedule D                          Page 91
                                Lock Up Agreement

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed in duplicate on the date specified in the preamble of this Agreement.

(Seal)                      INTERNATIONAL FINANCIAL GROUP INC.


                            Per:     (Signed by Kevin Mellor)
                                     ___________________________
                                     Director

                            Per:     ___________________________
                                     Director


                            IFG WORLD HOLDINGS INC.

(Seal)                      Per :    (Signed by GDA International Trustees Inc.)
                                     ___________________________
                                     Director

                            Per:     ___________________________
                                         Director














--------------------------------------------------------------------------------
October 22, 2001                     Schedule D                          Page 92
                                Lock Up Agreement

              SCHEDULE "E" - MEMORANDUM AND ARTICLES OF ASSOCIATION





















--------------------------------------------------------------------------------
October 22, 2001                    Schedule E                           Page 93
                     Memorandum and Articles of Association

                        THE COMPANIES LAW (2000 REVISION)
                        ---------------------------------
                            COMPANY LIMITED BY SHARES
                            -------------------------

                              MEMORANDUM & ARTICLES
                                       OF
                                   ASSOCIATION
                                       OF
                       INTERNATIONAL FINANCIAL GROUP INC.
                  (Amended and restated as at 15th March 2001)

                                TABLE OF CONTENTS


                            MEMORANDUM OF ASSOCIATION

   The Name of the Company..................................................1
   The Registered Office of the Company.....................................1
   The Objects for which the Company is established.........................1
   The Liability of the Members.............................................2
   The Capital of the Company...............................................2

                             ARTICLES OF ASSOCIATION

   Table A..................................................................3
   Interpretation...........................................................3
   Preliminary..............................................................5
   Shares...................................................................5
   Variation Of Rights Attaching To Shares..................................5
   Certificates.............................................................6
   Fractional Shares........................................................6
   Lien.....................................................................6
   Calls On Shares..........................................................7
   Forfeiture Of Shares.....................................................8
   Transfer Of Shares.......................................................9
   Transmission Of Shares...................................................9
   Alteration Of Capital...................................................10
   Redemption And Purchase Of Own Shares...................................10
   Closing Register Of Members Or Fixing Record Date.......................11
   General Meetings........................................................11
   Notice Of General Meetings..............................................12
   Proceedings At General Meetings.........................................12
   Votes Of Members........................................................14
   Corporations Acting By Representatives At Meetings......................14
   Directors...............................................................15
   Alternate Director......................................................15
   Powers And Duties Of Directors..........................................16
   Borrowing Powers Of Directors...........................................17
   The Seal................................................................17
   Disqualification Of Directors...........................................18
   Proceedings Of Directors................................................18
   Dividends...............................................................21
   Accounts And Audit......................................................22
   Capitalisation Of Profits...............................................22
   Share Premium Account...................................................23
   Notices.................................................................23
   Indemnity...............................................................24

   Non-Recognition Of Trusts...............................................25
   Winding Up..............................................................25
   Amendment Of Articles Of Association....................................26
   Registration By Way Of Continuation.....................................26

                        THE COMPANIES LAW (2000 REVISION)
                        ---------------------------------

                            COMPANY LIMITED BY SHARES
                            -------------------------


                            MEMORANDUM OF ASSOCIATION
                                       OF
                       INTERNATIONAL FINANCIAL GROUP INC.
                  (Amended and restated as at 15th March 2001)


1.       The name of the Company is INTERNATIONAL FINANCIAL GROUP INC..

2. The Registered Office of the Company will be situate at GRAND PAVILION COMMERCIAL CENTRE, P.O. BOX 10098 APO, 802 WEST BAY ROAD, GEORGE TOWN, GRAND CAYMAN, CAYMAN ISLANDS or at such other location as the Directors may from time to time determine.

3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of The Companies Law (2000 Revision).

4. The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of The Companies Law (2000 Revision).

5. Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks and Trust Companies Law (2000 Second Revision), or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (1999 Revision), or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (2000 Revision).

6. The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; Provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.



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

7. The liability of the members is limited to the amount, if any, unpaid on the shares respectively held by them.

8. The capital of the Company is US$50,000.00 divided into 50,000,000 ordinary shares of a nominal or par value of US$0.001 each provided always that subject to the provisions of The Companies Law (2000 Revision) and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be Ordinary, Preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

9. The Company may exercise the power contained in Section 224 of The Companies Law (2000 Revision) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.












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

                        THE COMPANIES LAW (2000 Revision)

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION
                                       OF
                       INTERNATIONAL FINANCIAL GROUP INC.
                  (Amended and restated as at 15th March 2001)


                                     TABLE A


The Regulations contained or incorporated in Table 'A' in the First Schedule of the Companies Law (2000 Revision) shall not apply to this Company and the following Articles shall comprise the Articles of Association of the Company:


INTERPRETATION

1.       In these Articles:


         "COMPANIES LAW" means the Companies Law (2000 Revision) of the Cayman Islands and any statutory amendment or re-enactment thereof. Where any provision of the Companies Law is referred to, the reference is to that provision as amended by any law for the time being in force;


         "DIRECTORS" and "BOARD OF DIRECTORS" means the Directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof;


         "MEMBER" means a person whose name is entered in the register of members as the holder of a share or shares and includes each subscriber of the Memorandum pending the issue to him of the subscriber share or shares;


         "MEMORANDUM OF ASSOCIATION" means the Memorandum of Association of the Company, as amended and re-stated from time to time;


         "ORDINARY RESOLUTION" means a resolution:

         (a) passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

         (b) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of


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

               the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

         "PAID UP" means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;


         "REGISTER OF MEMBERS" means the register to be kept by the Company in accordance with Section 40 of the Companies Law;


         "SEAL" means the Common Seal of the Company including any facsimile thereof;


         "SHARE" means any share in the capital of the Company, including a fraction of any share;


         "SIGNED" includes a signature or representation of a signature affixed by mechanical means;


         "SPECIAL  RESOLUTION"  means a  resolution  passed in  accordance  with
         Section 60 of the Companies Law, being a resolution:

         (a) passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled, or

         (b) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed.

2.       In these Articles, save where the context requires otherwise:

         (a) words importing the singular number shall include the plural number and vice versa;

         (b) words importing the masculine gender only shall include the feminine gender;

         (c)   words   importing   persons  only  shall  include   companies  or
               associations or bodies of persons, whether corporate or not;

         (d) "may" shall be construed as permissive and "shall" shall be construed as imperative;


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

         (e) a reference to a dollar or dollars (or $) is a reference to dollars of the United States; and

         (f) references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force.

3. Subject to the last two preceding Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.


PRELIMINARY

4.       The   business  of  the  Company  may  be   commenced   as  soon  after
         incorporation as the Directors see fit, notwithstanding that part only of the shares may have been allotted or issued.

5. The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.


SHARES

6. Subject as otherwise provided in these Articles, all shares in the capital of the Company for the time being and from time to time unissued shall be under the control of the Directors, and may be re-designated, allotted or disposed of in such manner, to such persons and on such terms as the Directors in their absolute discretion may think fit.

7. The Company may in so far as may be permitted by law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.


VARIATION OF RIGHTS ATTACHING TO SHARES

8. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be at least one person holding or representing by proxy at least one-third of the issued shares of the class and that


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October 22, 2001                    Schedule E                            Page 5
                     Memorandum and Articles of Association
         any holder of shares of the class present in person or by proxy may demand a poll.

9. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied or abrogated by the creation or issue of further shares ranking pari passu therewith or the redemption or purchase of shares of any class by the Company.


CERTIFICATES

10. Every person whose name is entered as a member in the Register of Members shall, without payment, be entitled to a certificate in the form determined by the Directors. Such certificate may be under the Seal. All certificates shall specify the share or shares held by that person and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

11. If a share certificate is defaced, lost or destroyed it may be renewed on such terms, if any, as to evidence and indemnity as the Directors think fit.


FRACTIONAL SHARES

12. The Directors may issue fractions of a share of any class of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class of shares. If more than one fraction of a share of the same class is issued to or acquired by the same Member such fractions shall be accumulated. For the avoidance of doubt, in these Articles the expression "share" shall include a fraction of a share.


LIEN

13. The Company shall have a first priority lien and charge on every share (not being a fully paid up share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first priority lien and charge on all shares (other than fully paid up shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

14. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently


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October 22, 2001                    Schedule E                            Page 6
                     Memorandum and Articles of Association
         payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

15. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

16. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.


CALLS ON SHARES

17. The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares, and each Member shall (subject to receiving at least 14 days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares.

18. The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

19. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight per centum per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

20. The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

21. The Directors may make arrangements on the issue of shares for a difference between the Members, or the particular shares, in the amount of calls to be paid and in the times of payment.

22. The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so


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October 22, 2001                    Schedule E                            Page 7
                     Memorandum and Articles of Association
         advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight per cent. per annum) as may be agreed upon between the Member paying the sum in advance and the Directors.


FORFEITURE OF SHARES

23. If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

24. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

25. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

26. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

27. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the fully paid up amount of the shares.

28. A statutory declaration in writing that the declarant is a Director of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.


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October 22, 2001                    Schedule E                            Page 8
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

29. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.


TRANSFER OF SHARES

30. The instrument of transfer of any share shall be in any usual or common form or such other form as the Directors may approve and executed by or on behalf of the transferor and if in respect of a nil or partly paid up share or if so required by the Directors shall also be executed on behalf of the transferee and shall be accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

31. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

32. All instruments of transfer which shall be registered shall be retained by the Company.


TRANSMISSION OF SHARES

33. The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognised by the Company as having any title to the share.

34. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made.

35. A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.


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

ALTERATION OF CAPITAL

36. The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe.

37.      The Company may by Ordinary Resolution:

         (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

         (b) convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

         (c) subdivide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;

         (d) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

38. The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.


REDEMPTION AND PURCHASE OF OWN SHARES

39.      Subject to the provisions of the Companies Law, the Company may:

         (a) issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such shares, determine;

         (b) purchase its own shares (including any redeemable shares) on such terms and in such manner as the Directors may determine and agree with the Member; and

         (c) make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

40. Any share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.


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

41. The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

42. The Directors may when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.


CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

43. For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 40 days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members such register shall be so closed for at least 10 days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

44. In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

45. If the Register of Members is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.


GENERAL MEETINGS

46. The Directors may, whenever they think fit, convene a general meeting of the Company.

47. General meetings shall also be convened on the written requisition of any Member or Members entitled to attend and vote at general meetings of the Company who hold not less than 10 per cent of the paid up


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         voting  share capital of the Company deposited at the registered office of the Company specifying the objects of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting  for a  date  not  later  than 45 days  after  the date of such
         deposit,  the   requisitionists  themselves  may  convene  the  general
         meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors shall be reimbursed to them by the Company.

48. If at any time there are no Directors of the Company, any two Members (or if there is only one Member then that Member) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.


NOTICE OF GENERAL MEETINGS

49. At least seven days notice counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Members entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

50. The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.


PROCEEDINGS AT GENERAL MEETINGS

51. All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and ordinary report of the Directors and the Company's auditors, and the appointment and removal of Directors and the fixing of the remuneration of the Company's auditors. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

52. No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Members holding at least a majority of the paid up voting share capital of the Company present in person or by proxy shall be a quorum.


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53.      If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Member or Members present and entitled to vote shall be a quorum.

54. The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

55. If there is no such chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman.

56. The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

57. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Members present in person or by proxy entitled to vote and who together hold not less than 10 per cent of the paid up voting share capital of the Company, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

58. If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

59. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

60. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.


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

VOTES OF MEMBERS

61. Subject to any rights and restrictions for the time being attached to any class or classes of shares, on a show of hands every Member present in person and every person representing a Member by proxy shall at a general meeting of the Company have one vote and on a poll every Member and every person representing a Member by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

62. In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

63. A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person, may on a poll, vote by proxy.

64. No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

65.      On a poll votes may be given either personally or by proxy.

66. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member of the Company.

67. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

68. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

69. A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.


CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

70. Any corporation which is a Member or a Director may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company


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

         or of any class of Members or of the Board of Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member or Director.


DIRECTORS

71. The name of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association.

72. The Company may by Ordinary Resolution appoint any person to be a Director.

73. Subject to the provisions of these Articles, a Director shall hold office until such time as he is removed from office by the Company by Ordinary Resolution.

74. The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such number is fixed as aforesaid the number of Directors shall be unlimited.

75. The remuneration of the Directors shall from time to time be determined by the Company by Ordinary Resolution.

76. The shareholding qualification for Directors may be fixed by the Company by Ordinary Resolution and unless and until so fixed no share qualification shall be required.

77. The Directors shall have power at any time and from time to time to appoint a person as Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by the Company by Ordinary Resolution.


ALTERNATE DIRECTOR

78. Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a

         Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

79. Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in


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

         accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.


POWERS AND DUTIES OF DIRECTORS

80. Subject to the provisions of the Companies Law, these Articles and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been made.

81. The Directors may from time to time appoint any person, whether or not a director of the Company to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of President, one or more Vice-Presidents, Treasurer, Assistant Treasurer, Manager or Controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. The Directors may also appoint one or more of their number to the office of Managing Director upon like terms, but any such appointment shall ipso facto determine if any Managing Director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

82. The Directors shall appoint the Company Secretary (and if need be an Assistant Secretary or Assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or Assistant Secretary so appointed by the Directors may be removed by the Directors.

83. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

84. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period


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

         and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

85. The Directors may from, time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

86. The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any of the aforesaid.

87. The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

88. Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretion for the time being vested to them.


BORROWING POWERS OF DIRECTORS

89. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.


THE SEAL

90. The Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or the Secretary (or an Assistant Secretary) of the Company or in the presence of any one or more persons as the


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

         Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal of the Company is so affixed in their presence.

91. The Company may maintain a facsimile of its Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Company Seal had been affixed in the presence of and the instrument signed by a Director or the Secretary (or an Assistant Secretary) of the Company or in the presence of any one or more persons as the Directors may appoint for the purpose.

92. Notwithstanding the foregoing, the Secretary or any Assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.


DISQUALIFICATION OF DIRECTORS

93.      The office of Director shall be vacated, if the Director:

         (a) becomes bankrupt or makes any arrangement or composition with his creditors;

         (b)   is found to be or becomes of unsound mind; or

         (c)   resigns his office by notice in writing to the Company.


PROCEEDINGS OF DIRECTORS

94. The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. A Director may, and the Secretary or Assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

95. A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons


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

         participating   in  such   meeting   can  hear  each   other  and  such
         participation shall be deemed to constitute presence in person at the meeting.

96. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be more than two Directors shall be two, and if there be two or less Directors shall be one. A Director represented by proxy or by an Alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

97. A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed
         contract    or   arrangement   shall   come   before  the  meeting  for
         consideration.

98. A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

99. Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

100. The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:


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

         (a)   all appointments of officers made by the Directors;

         (b) the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

         (c) all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

101. When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

102. A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

103. The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

104. The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

105. A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

106. A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

107. All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.


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October 22, 2001                    Schedule E                           Page 20
                     Memorandum and Articles of Association

DIVIDENDS

108. Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

109. Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

110. The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

111. Any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.

112. The Directors when paying dividends to the Members in accordance with the foregoing provisions may make such payment either in cash or in specie.

113. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Law, the share premium account.

114. Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid on the shares, but if and so long as nothing is paid up on any of the shares in the Company dividends may be declared and paid according to the amounts of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

115. If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.


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October 22, 2001                    Schedule E                           Page 21
                     Memorandum and Articles of Association

116.     No dividend shall bear interest against the Company.


ACCOUNTS AND AUDIT

117. The books of account relating to the Company's affairs shall be kept in such manner as may be determined from time to time by the Directors.

118. The books of account shall be kept at the registered office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

119. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by the Company by Ordinary Resolution.

120. The accounts relating to the Company's affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Company by Ordinary Resolution or failing any such determination by the Directors or failing any determination as aforesaid shall not be audited.


CAPITALISATION OF PROFITS

121. Subject to the Companies Law, the Board may, with the authority of an Ordinary Resolution:

         (a)   resolve   to  capitalise  an  amount standing  to the  credit  of
               reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

         (b) appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

               (i) paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or

               (ii) paying up in full unissued shares or debentures of a nominal amount equal to that sum,

               and allot the shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this


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October 22, 2001                    Schedule E                           Page 22
                     Memorandum and Articles of Association

               Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

         (c) make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit;

         (d) authorise a person to enter (on behalf of all the Members concerned) an agreement with the Company providing for either:

               (i) the allotment to the members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

               (ii) the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares,


               an   agreement  made  under  the  authority  being  effective and binding on all those Members; and

         (e) generally do all acts and things required to give effect to the resolution.


SHARE PREMIUM ACCOUNT

122. The Board of Directors shall in accordance with Section 34 of the Companies Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

123. There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Board of Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Companies Law, out of capital.


NOTICES

124. Any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.


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October 22, 2001                    Schedule E                           Page 23
                     Memorandum and Articles of Association

125. Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

126. Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

127. Any notice or other document, if served by (a) post, shall be deemed to have been served five days after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served five days after the time when the letter containing the same is delivered to the courier (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier), or, (b) facsimile, shall be deemed to have been served upon confirmation of receipt or (c) recognised delivery service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier.

128. Any notice or document delivered or sent by post to or left at the registered address of any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

129.     Notice of every general meeting shall be given to:

         (a) all Members who have supplied to the Company an address for the giving of notices to them; and

         (b) every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

         No other person shall be entitled to receive notices of general meetings.


INDEMNITY

130. Every Director (including for the purposes of this Article any Alternate Director appointed pursuant to the provisions of these Articles), Managing Director, agent, Secretary, Assistant Secretary,


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October 22, 2001                    Schedule E                           Page 24
                     Memorandum and Articles of Association
         or other officer for the time being and from time to time of the Company (but not including the Company's auditor) and the personal representatives of the same shall be indemnified and secured harmless
         out of the  assets  and  funds of the  Company  against  all   actions,
         proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company's business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the
         generality  of  the  foregoing,   any   costs,   expenses,   losses  or
         liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

131. No such Director, Alternate Director, Managing Director, agent, Secretary, Assistant Secretary or other officer of the Company (but not including the Company's auditor) shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or
         (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.


NON-RECOGNITION OF TRUSTS

132. No person shall be recognised by the Company as holding any share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent or future interest in any of its shares or any other rights in respect thereof except an absolute right to the entirety thereof in each Member registered in the Register of Members.


WINDING UP

133. If the Company shall be wound up the liquidator may, with the sanction of an Ordinary Resolution of the Company divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think


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October 22, 2001                    Schedule E                           Page 25
                     Memorandum and Articles of Association
         fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.


AMENDMENT OF ARTICLES OF ASSOCIATION

134. Subject to the Companies Law and the rights attaching to the various classes of shares, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.


REGISTRATION BY WAY OF CONTINUATION

135. The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.


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October 22, 2001                    Schedule E                           Page 26
                     Memorandum and Articles of Association

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with the Companies law (2000 Revision), sections 130 and 131 of our Articles of Association provides that the Registrant shall indemnify certain persons as follows:

Section 130. Every Director (including for the purposes of this Article any Alternate Director appointed pursuant to the provisions of these Articles), Managing Director, agent, Secretary, Assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company's auditor) and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the
Company's  business or affairs or in the  execution  or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Section 131. No such Director, Alternate Director, Managing Director, agent, Secretary, Assistant Secretary or other officer of the Company (but not including the Company's auditor) shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

A policy of directors' and officers' liability insurance has been applied for by the Registrant which insures directors and officers of the Registrant and its subsidiaries against liability incurred by, arising from or against them for certain of their acts, errors or omissions.

Reference is made to Item 17 for the undertakings of the Registrant with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").


RECENT SALES OF UNREGISTERED SECURITIES

(a) Securities issued and sold:

     1. On March 13, 2000, the Registrant issued one ordinary share to Peter Lawson of Walkers Law Firm for the aggregate and per share consideration of $1.00 USD as the subscribing incorporator of the Company, in reliance on the exemption from registration specified by the provisions of Regulation S, promulgated pursuant to the Securities Act of 1933.

     2. On March 13, 2000, the incorporator transferred the one ordinary share to IFG World Holdings Inc. for the aggregate and per share consideration of $1.00 USD, pursuant to Regulation S of the Securities Act of 1933.

     3. On April 14, 2000, the share capital was subdivided from $50,000 USD divided into 50,000 ordinary shares of a nominal or par value of $1.00 USD to $50,000 USD divided into 50,000,000 ordinary shares of a nominal or par value of $0.001 USD. That the existing shares issued were subdivided as indicated above. Therefore the original ordinary share was subdivided to total 1,000 ordinary shares.

     4. On June 14, 2000, the registrant issued 15,999,000 ordinary shares to IFG World Holdings Inc. for the aggregate consideration of $160,000 USD and per share consideration of $0.010000625, pursuant to Regulation S of the Securities Act of 1933.

     5. On July 14, 2000, the Registrant accepted and executed subscription agreements that sold 500,000 units to Solinvest Group Ltd. with each unit consisting of one share, having $0.001 par value per share, and one (1) share purchase warrant that allows the holder of each warrant to purchase one (1) share at an exercise price of $5.00 U.S., to be exercised not later than December 31, 2002 after which date the warrant would become null and void, at an offering price of $0.50 per Unit for gross offering proceeds of $250,000 USD, pursuant to Regulation S of the Securities Act of 1933.

     6. On July 14, 2000, the Registrant accepted and executed subscription agreements that sold 500,000 units to MultiAsian Venture Ltd. with each unit consisting of one share, having $0.001 par value per share, and one (1) share purchase warrant that allows the holder of each warrant to purchase one (1) share at an exercise price of $5.00 U.S., to be exercised not later than December 31, 2002 after which date the warrant would become null and void, at an offering price of $0.50 per Unit for gross offering proceeds of $250,000 USD, pursuant to Regulation S of the Securities Act of 1933.

     7. On July 14, 2000, the Registrant accepted and executed subscription agreements that sold 1,000,000 units to Shangai Ltd. with each unit consisting of one share, having $0.001 par value per share, and one
          (1) share purchase warrant that allows the holder of each warrant to purchase one (1) share at an exercise price of $5.00 U.S., to be exercised not later than December 31, 2002 after which date the warrant would become null and void, at an offering price of $0.50 per Unit for gross offering proceeds of $500,000 USD, pursuant to Regulation S of the Securities Act of 1933.

     8. On August 17, 2000, the Registrant accepted and executed subscription agreements that sold 1,000,000 units to Advance Marketing Ltd. with each unit consisting of one share, having $0.001 par value per share, and one (1) share purchase warrant that allows the holder of each warrant to purchase one (1) share at an exercise price of $5.00 U.S., to be exercised not later than December 31, 2002 after which date the warrant would become null and void, at an offering price of $0.50 per Unit for gross offering proceeds of $500,000 USD, pursuant to Regulation S of the Securities Act of 1933.

     9. On August 17, 2000, the Registrant accepted and executed subscription agreements that sold 1,000,000 units to Tequesta Financial Ltd. with each unit consisting of one share, having $0.001 par value per share, and one (1) share purchase warrant that allows the holder of each warrant to purchase one (1) share at an exercise price of $5.00 U.S., to be exercised not later than December 31, 2002 after which date the warrant would become null and void, at an offering price of $0.50 per Unit for gross offering proceeds of $500,000 USD, pursuant to Regulation S of the Securities Act of 1933.

     10. Effective January 31, 2001 IFG World Holdings Inc. purchased all the units owned by MultiAsian Venture Ltd., Solinvest Group Ltd., Shangai Ltd., Advance Marketing Ltd., and Tequesta Financial Ltd. pursuant to a purchase sale agreement between the parties at an aggregate offering price of $2,000,000 USD and a per unit consideratino of $.50 USD per unit pursuant to Regulation S of the Securities Act of 1933. These sales were approved by the Board of Directors on January 31, 2001.

     11. On March 7, 2001 the Registrant issued 250,000 ordinary shares to Sound Refuge Trust at an aggregate offering price of $2,500 USD and a per unit share price of $0.01 USD in satisfaction of its vesting obligations to Dr. James Stephenson, pursuant to Regulation S of the Securities Act of 1933.

(b) Underwriters and Other Purchasers.

      Not applicable

(c) Consideration.

      See (a) above.

(d) Exemption from Registration Claimed.

      See (a) above.


EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

A.  EXHIBITS

The following exhibits are attached hereto:

Exhibit
Number   Title

3.1      Our Articles and Memorandum of Association dated March 15, 2001.
3.2      Our Articles of Amendment and Certificate of Incorporation on change of name.
4.1      Specimen ordinary share certificate
5.1      Opinion of Stepp Law Group as to the legality of the securities offered hereby
10.1     Employment Agreements of the Officers and Directors
10.2     Tax Exemption Certificate
21.1     Our subsidiaries
23.1 Consent of Miller and McCollom, Certified Public Accountants (included in 8.1)
24.1     Power  of   Attorney   (Contained  on   the  signature  pages  of  this
         Registration Statement)

B.  FINANCIAL STATEMENT SCHEDULES

All schedules are omitted because they are not applicable or the required information is shown in our consolidated financial statements and related notes attached to the prospectus.


UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) To remove from registratino by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters, if any, during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, if any, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters, if any, is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(7) The undersigned registrant hereby undertakes to provide to the underwriter, if any, at the closing specified in the underwriting agreements, if any, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment Number 1 to the Registration Letter to be signed on its behalf by the undersigned, thereunto duly authorized, this 24th day of May 2001.

(Seal)                  International Financial Group Inc.
                        a Cayman Islands, exempt company


                        Per:     (Signed by Kevin Mellor)
                                 ------------------------------------------
                                 Kevin Mellor
                                 President, Chief Executive Officer and Director








POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer or director of International Financial Group Inc. whose signature appears below constitutes and appoints Kevin Mellor, his true and lawful attorney-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to execute any or all amendments, including post-effective amendments, and supplements to this Registration Statement and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 28, 2001:


                (Signed by Kevin Mellor)
                -----------------------------------------------------
                Mr. Kevin Mellor - President, Chief Executive Officer, Director

                (Signed by Harold Carter)
                -----------------------------------------------------
                Mr. Harold Carter - Director

                (Signed by Roman Kostiw)
                -----------------------------------------------------
                Mr. Roman Kostiw - Director

                (Signed by Drew Parker)
                -----------------------------------------------------
                Dr. Drew Parker - Director

                (Signed by John Rayner)
                -----------------------------------------------------
                Mr. John Rayner - Director

                (Signed by Vernon Veira)
                -----------------------------------------------------
                Mr. Vernon Veira - Director